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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

311 ENTERPRISE DRIVE
PLAINSBORO, NEW JERSEY 08536

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2013

To the Stockholders of Integra LifeSciences Holdings Corporation:

        NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the "Meeting") of Integra LifeSciences Holdings Corporation (the "Company") will be held as, and for the purposes, set forth below:

TIME	9:00 a.m. local time on Wednesday, May 22, 2013
PLACE	Integra LifeSciences Holdings Corporation Corporate Headquarters, 315 Enterprise Drive, Plainsboro, New Jersey 08536
ITEMS OF BUSINESS	1. To elect ten directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.
2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year 2013.
3. To approve the Company's Performance Incentive Compensation Plan.
4. To vote on a non-binding resolution to approve the compensation of our named executive officers.
5. To act upon any other matters properly coming before the Meeting or any adjournment or postponement thereof.
RECORD DATE	Holders of record of the Company's common stock at the close of business on March 29, 2013 are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting for ten days prior to the Meeting during ordinary business hours at the Company's headquarters located at 311 Enterprise Drive, Plainsboro, New Jersey.
ANNUAL REPORT	The 2012 Annual Report of Integra LifeSciences Holdings Corporation is being mailed simultaneously herewith. The Annual Report is not to be considered part of the proxy solicitation materials.
IMPORTANT	In order to avoid additional soliciting expense to the Company, please MARK, SIGN, DATE and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Meeting. If you attend the Meeting and wish to vote your shares in person, arrangements will be made for you to do so.

By order of the Board of Directors,
/s/ RICHARD D. GORELICK Richard D. Gorelick Corporate Vice President, General Counsel, Administration and Secretary

Plainsboro, New Jersey
April 15, 2013

        SEC rules changed how shares held in brokerage accounts are voted in director elections. If you do not vote your shares on the Election of Directors, your brokerage firm may not vote them for you; your shares will remain unvoted. Previously, if your brokerage firm did not receive instructions from you, they were permitted to vote your shares for you in director elections.

        Therefore, it is very important that you vote your shares for all proposals, including the Election of Directors (Proposal 1), the approval of the Performance Incentive Compensation Plan (Proposal 3) and the non-binding resolution to approve the compensation of our named executive officers (Proposal 4), each of which are viewed as "non-routine" matters for which brokerage firms may not vote for you without your instructions.

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INTEGRA LIFESCIENCES HOLDINGS CORPORATION
311 ENTERPRISE DRIVE
PLAINSBORO, NEW JERSEY 08536

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 22, 2013. The proxy statement and annual report to security holders are available on our internet site at
http://investor.integralife.com/financials.cfm

PURPOSE OF MEETING

        We are providing this Proxy Statement to holders of our common stock in connection with the solicitation by the Board of Directors of Integra LifeSciences Holdings Corporation (the "Company") of proxies to be voted at the Company's 2013 Annual Meeting of Stockholders (the "Meeting") and at any adjournments or postponements thereof. The Meeting will begin at 9:00 a.m. local time on Wednesday, May 22, 2013 at the Company's Corporate Headquarters, 315 Enterprise Drive, Plainsboro, New Jersey. We are first mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the form of proxy to stockholders of the Company on or about April 15, 2013.

        At the Meeting, we will ask the stockholders of the Company to consider and vote upon:

            (i)  the election of ten directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified (see "Proposal 1. Election of Directors");

           (ii)  the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year 2013 (see "Proposal 2. Ratification of Independent Registered Public Accounting Firm");

          (iii)  the approval of the Company's Performance Incentive Compensation Plan (see "Proposal 3. Approval of the Company's Performance Incentive Compensation Plan"); and

          (iv)  a non-binding resolution to approve the compensation of our named executive officers (see "Proposal 4. Advisory Vote on Named Executive Officer Compensation").

        We know of no other matters that will be presented for consideration at the Meeting. If any other matters are properly presented at the Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy will have authority to vote on such matters in accordance with their best judgment.

RECORD DATE

        As of March 29, 2013, the record date for the Meeting, 28,102,687 shares of our common stock were outstanding. Only holders of record of our common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof.

VOTING AND REVOCABILITY OF PROXIES

        Each share of our common stock entitles the holder of record thereof to one vote. Each stockholder may vote in person or by proxy on all matters that properly come before the Meeting and any adjournment or postponement thereof. The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of common stock outstanding on the record date will constitute a quorum for purposes of voting at the Meeting. Shares abstaining from voting and shares present but not voting, including broker non-votes, are counted as "present" for purposes of determining the existence of a quorum. Broker non-votes are shares held by a broker or nominee for which an executed proxy is received by the Company, but which are not voted as to one or more proposals because timely instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power to vote such shares. Brokers and other nominees have discretionary voting power to vote generally only on routine proposals. At our annual meeting, the only proposal over which brokers will have discretionary authority to vote without having received specific voting instructions from the beneficial owner of the shares is the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2013 fiscal year (Proposal 2). In all other instances, brokers and other shareowners of record who serve as nominees for a beneficial owner may not vote on a proposal without having voting instructions from the beneficial owner.

        If we fail to obtain a quorum for the Meeting or a sufficient number of votes to approve a proposal, we may adjourn the Meeting for the purpose of obtaining additional proxies or votes or for any other purpose. At any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as they would have been voted at the original Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn). Proxies voting against a proposal set forth herein will not be used to adjourn the Meeting to obtain additional proxies or votes with respect to such proposal.

        The Board of Directors is soliciting the enclosed proxy for use in connection with the Meeting and any postponement or adjournment thereof. All properly executed proxies received prior to or at the Meeting or any postponement or adjournment thereof and not revoked in the manner described below will be voted in accordance with any instructions indicated on such proxies. For Proposals 1, 2, 3 and 4 you may vote "FOR," "AGAINST" or "ABSTAIN." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

        You may revoke your proxy by (a) delivering to the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the Secretary of the Company at or before the Meeting or (c) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Meeting to: Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536, Attention: Corporate Vice President, General Counsel, Administration and Secretary. Beneficial owners of our common stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy, and may not revoke their proxy by one of the methods set forth above.

        We will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to solicitation by use of the mail, proxies may be solicited by telephone, facsimile or personally by our directors, officers and employees, who will receive no extra compensation for their services. In addition, the Company has retained AST Phoenix Advisors to assist in the solicitation of proxies and will pay such firm a fee of $8,500 plus reasonable expenses. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of common stock.

PROPOSAL 1. ELECTION OF DIRECTORS

        The Board of Directors has nominated ten persons for election as directors who will serve until the next annual meeting of stockholders and until their successors are duly elected and qualified: Peter J. Arduini, Keith Bradley, Ph.D., Richard E. Caruso, Ph.D., Stuart M. Essig, Ph.D., Lloyd W. Howell, Jr., Barbara B. Hill, Neal Moszkowski, Raymond G. Murphy, Christian S. Schade and James M. Sullivan, each of whom, other than Ms. Hill, are currently directors of the Company.

        If any nominee should be unable to serve as director, an event not now anticipated, the shares of common stock represented by proxies would be voted for the election of such substitute as the Board of Directors may nominate. Set forth below is certain information with respect to the persons nominated as directors of the Company. See "Principal Stockholders" for information regarding the security holdings of our director nominees.

        PETER J. ARDUINI is Integra's President and Chief Executive Officer and a director. He joined Integra in November 2010 as President and Chief Operating Officer and was appointed Chief Executive Officer and a director in January 2012. Before joining Integra, Mr. Arduini was Corporate Vice President and President of Medication Delivery, Baxter Healthcare, which he joined in 2005. Mr. Arduini was responsible for a $4.8 billion global division of Baxter. Prior to joining Baxter, Mr. Arduini worked for General Electric Healthcare, where he spent much of his 15 years in a variety of management roles for domestic and global businesses. Prior to joining General Electric Healthcare, he spent four years with Procter and Gamble in sales and marketing. Mr. Arduini serves on the Board of Directors of ADVAMED, the Advanced Medical Technology Association, and the Board of Directors of the National Italian American Foundation. Mr. Arduini received his bachelor's degree in marketing from Susquehanna University and a master's in management from Northwestern University's Kellogg School of Management. Mr. Arduini is 48 years old.

        KEITH BRADLEY, PH.D. has been a director of the Company since 1992. Between 1996 and 2003, he was a director of Highway Insurance plc, an insurance company listed on the London Stock Exchange, and has been a consultant to a number of business, government and international organizations. Dr. Bradley was formerly a visiting professor at the Harvard Business School, Wharton and UCLA, a visiting fellow at Harvard's Center for Business and Government and a professor of international management and management strategy at the Open University and Cass Business School, U.K. Dr. Bradley has taught at the London School of Economics and was the director of the School's Business Performance Group for more than six years. He received B.A., M.A. and Ph.D. degrees from British universities. He previously served as a director and chair of North Star Capital Management Limited and GRS Financial Solutions Limited. Dr. Bradley is 68 years old.

        RICHARD E. CARUSO, PH.D. founded the Company in 1989 and served as the Company's Chairman from March 1992 until January 2012 and as a director since March 1992. Dr. Caruso is currently the President and a member of The Provco Group, a venture and real estate investment company, an advisor to Quaker BioVentures, a medical venture capital financial investor, a member of the Board of Directors of Camel City Solar, LLC, a development stage solar energy company, a member of the Board of Directors of Diasome Pharmaceuticals, LLC, a start-up company, and an advisor to NewSpring Capital and ePlanet Ventures II, both diversified venture capital financial investors. Further, he serves as the Chief Executive Officer of Smart Personalized Medicine, LLC and President of Manage RightLite, LLC. Dr. Caruso served as the Company's Chief Executive Officer from March 1992 to December 1997 and also as the Company's President from September 1995 to December 1997. From 1969 to 1992, Dr. Caruso was a principal of LFC Financial Corporation, a project finance company, where he was also a director and Executive Vice President. In 2006, Dr. Caruso was named the Ernst and Young National Entrepreneur of the Year for the United States. Dr. Caruso is on the Board of Susquehanna University, The Baum School of Art and the Uncommon Individual Foundation (Founder). He received a B.S. degree from Susquehanna University, an M.S.B.A. degree from Bucknell University, a Ph.D. degree from the London School of Economics,

University of London (United Kingdom) and an honorary Ph.D. degree in medical engineering from Drexel University. Dr. Caruso is 69 years old.

        STUART M. ESSIG, PH.D. is Integra's Chairman of the Board of Directors. He has been our Chairman since January 2012. He also served as our Chief Executive Officer from December 1997 until January 2012, and our President from December 1997 until November 2010. In addition, he has served as a director since he joined Integra in December 1997. Before joining Integra, Dr. Essig supervised the medical technology practice at Goldman, Sachs & Co. as a Managing Director. Dr. Essig had ten years of broad health care experience at Goldman Sachs serving as a senior merger and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. Dr. Essig has chaired Audit, Compensation and Nominating and Governance Committees and served on the boards of several NASDAQ and NYSE listed companies ranging in size from several hundred million dollars to more than $15 billion in market capitalization. Dr. Essig currently serves on the Board of Directors of St. Jude Medical Corporation and as Chairman of the Board of Directors of Breg, Inc. He is a founding investor member of Tigerlabs, a Princeton-based accelerator. He is an Executive in Residence at Cardinal Partners and a Venture Partner at Wellington Partners Advisory AG, both venture capital firms and serves as a Senior Advisor to TowerBrook Capital Partners. From March 2005 until August 2008, he served on the Board of Directors of Zimmer Holdings, Inc., and from 1998 to 2002 he served on the Board of Directors of Vital Signs, Inc. Dr. Essig has also served on the executive committee, nominating and governance committee and as treasurer of ADVAMED, the Advanced Medical Technology Association. Dr. Essig is also involved in several non-profit charitable organizations, including from time to time having served on the boards of such organizations. Dr. Essig received an A.B. degree, and graduated with magna cum laude honors from the Woodrow Wilson School of Public and International Affairs at Princeton University and an M.B.A. and a Ph.D. degree in Financial Economics from the University of Chicago, Graduate School of Business. Dr. Essig is 51 years old.

        BARBARA B. HILL is currently an Operating Partner of Moelis Capital Partners, a private equity firm, where she focuses on healthcare-related investments and providing strategic operating support for its healthcare portfolio companies. She has served as an Operating Partner of Moelis Capital Partners since March 2011. From March 2006 to September 2010, Ms. Hill served as Chief Executive Officer and a director of ValueOptions, Inc., a managed behavioral health company, and FHC Health Systems, Inc., its parent company. Prior to that, from August 2004 to March 2006, she served as Chairman and Chief Executive Officer of Woodhaven Health Services, an institutional pharmacy company. In addition, from 2002 to 2003, Ms. Hill served as President and a director of Express Scripts, Inc., a pharmacy benefits management company. In previous positions, Ms. Hill was responsible for operations nationally for Cigna HealthCare, and also served as the CEO of health plans owned by Prudential, Aetna and the Johns Hopkins Health System. She was active with the boards or committees of the Association of Health Insurance Plans and other health insurance industry groups. Currently, she serves as a board member as well as a member of the audit and compensation committees of St. Jude Medical Corporation, a medical device company. In addition, Ms. Hill serves as a board member of Omega Healthcare Investors, Inc., a Maryland real estate investment trust. Ms. Hill also serves as a board member of Revera Inc., a Canadian company operating senior facilities throughout Canada and the U.S. Ms. Hill received B.A and M.S. degrees from the Johns Hopkins University. She is 60 years old.

        LLOYD W. HOWELL, JR. has been a director of the Company since March 2013. He is an Executive Vice President at Booz Allen Hamilton, where he has held a variety of leadership positions since originally joining the firm in 1988 as a consultant. He serves as the Civil Market Group Leader of Booz Allen Hamilton. From 2009 to 2013, he served as the Client Service Officer of the Financial Services Account in the Civil Market at Booz Allen Hamilton where he led the business in delivering the firm's strategic, technology and analytics capabilities and service offerings to both the federal and private sectors. From April 2005 to April 2009, he served as the Strategy and Organization's Capability Leader at Booz Allen Hamilton, a group that he has been a member of since 1995. Prior to that, from 1993 to 1995, he worked at

Goldman Sachs as an Associate in their Investment Banking Division. Currently, Mr. Howell is a board member of the United Negro College Fund, Partnership for Public Service, Capital Partners for Education, Management Leadership for Tomorrow and the Committee for Economic Development. Mr. Howell received a B.S. in Electrical Engineering from the University of Pennsylvania and an M.B.A. from Harvard University. Mr. Howell is 46 years old.

        NEAL MOSZKOWSKI has been a director of the Company since 2006. He previously served as a director of the Company from March 1999 to May 2005. He has been the Co-Chief Executive Officer of TowerBrook Capital Partners L.P., an investment management firm, since 2005. Mr. Moszkowski served on the board of directors of the following public companies: Bluefly, Inc., Wellcare Health Plans, Inc., Spheris, Inc. and Jetblue Airways Corporation. Currently, he serves as a director of several privately-owned companies. Mr. Moszkowski earned his B.A. with magna cum laude honors in Economics and History from Amherst College in 1988. In addition, he received his M.B.A. from the Stanford University Graduate School of Business in 1993. Mr. Moszkowski is 47 years old.

        RAYMOND G. MURPHY has been a director of the Company since April 2009. Between 2004 and 2008, he was Senior Vice President & Treasurer of Time Warner, Inc., responsible for all U.S. and international corporate finance, project (real estate and film) finance, cash management, foreign exchange and interest rate risk management, public debt and equity financing, real estate financing, securitization financing, banking relationships and financings, and relationships with rating agencies, as well as corporate-wide real estate activities and the property/casualty risk management program. Between 2001 and 2004, he was Vice President & Treasurer of Time Warner Inc. From 1999 until 2001, he was Senior Vice President & Treasurer of America Online, Inc. Between 1993 and 1999, he was Senior Vice President, Finance & Treasurer of Marriott International, Inc. Prior to Marriott, he held executive positions at Manor Care, Inc., Ryder System Inc. and WR Grace & Company. Since 2005, he has been a member of the Finance Committee of The Advertising Council Inc. and from 2007 until 2009, he served as Chair of such committee. Between 2004 and 2009, he served on the Board of Directors of The Advertising Council, Inc. and between 2007 and 2009, he served on its Executive Committee. He received a B.S. from Villanova University and an M.B.A. from Columbia University Graduate School of Business. Mr. Murphy is 65 years old.

        CHRISTIAN S. SCHADE has been a director of the Company since 2006. He has been Executive Vice President and Chief Financial Officer of Omthera Pharmaceuticals, Inc. since September 2011. Omthera is a privately held, emerging specialty pharmaceuticals company focusing on the clinical development of new therapies for dyslipidemia. From April 2010 to September 2011, Mr. Schade served as Executive Vice President and Chief Financial Officer at NRG Energy, a NYSE listed, S&P 500 wholesale power generation company based in Princeton, NJ. While there, he was responsible for corporate financial functions, including Treasury, Accounting, Tax, Risk, Credit Management and Insurance. Prior to joining NRG, he was Senior Vice President Administration and Chief Financial Officer at Medarex Inc., a NASDAQ listed, Princeton-based biopharmaceutical company. He also helped Medarex to grow to become a leading pharmaceutical development company, raising capital through a series of public capital market and asset monetization transactions. While there, he also oversaw the manufacturing of multiple development/clinical programs and was responsible for the business development team. Before joining Medarex in 2000, Mr. Schade served as Managing Director at Merrill Lynch in London, where he was head of the European Corporate Funding Group and was responsible for certain capital markets activities of Merrill Lynch's European corporate clients. He also held various corporate finance and capital markets positions in New York and London for both Merrill Lynch and JP Morgan Chase & Co. Mr. Schade currently serves as Chair of the Board of Trustees at Princeton Academy School. Mr. Schade received an A.B. degree from Princeton University, and received an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Schade is 52 years old.

        JAMES M. SULLIVAN has been a director of the Company since 1992. He is a Co-Founder of, and currently the Principal Advisor to, the Clover Investment Group. Between 1986 and April 2009, he held several positions with Marriott International, Inc. (and its predecessor, Marriott Corp.), including Vice President of Mergers and Acquisitions and Executive Vice President of Lodging Development. From 1983 to 1986, Mr. Sullivan was Chairman, President and Chief Executive Officer of Tenly Enterprises, Inc., a privately held company operating 105 restaurants. Prior to 1983, he held senior management positions with Marriott Corp., Harrah's Entertainment, Inc., Holiday Inns, Inc., Kentucky Fried Chicken Corp. and Heublein, Inc. He also was employed as a senior auditor with Arthur Andersen & Co. and served as a director of Classic Vacation Group, Inc. until its acquisition by Expedia, Inc. in March 2002. Mr. Sullivan received a B.S. degree in Accounting from Boston College and an M.B.A. degree from the University of Connecticut. Mr. Sullivan is 69 years old.

Required Vote for Approval and Recommendation of the Board of Directors

        Directors are to be elected by the majority of the votes cast with respect to that director in uncontested elections. Thus, the number of shares voted "FOR" a director must exceed the number of votes cast "AGAINST" that director. Under our Bylaws, any director who fails to be elected must offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee would then make a recommendation to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board's decision. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors hereby recommends that the stockholders of the Company vote "FOR" the election of each nominee for director.

 INFORMATION CONCERNING MEETINGS, EXECUTIVE SESSIONS AND CERTAIN COMMITTEES

        The Board of Directors held five regularly scheduled and one special meeting during 2012. The Company's independent directors meet at least twice a year in executive session without management present. The Board of Directors has determined that all of the Company's directors, except for Messrs. Arduini and Essig, are independent, as defined by the applicable NASDAQ Stock Market listing standards and the rules of the Securities and Exchange Commission. In making this decision with respect to Dr. Caruso, the Board of Directors considered that the Company leases certain production equipment from an entity controlled by Dr. Caruso and leases a manufacturing facility that is 50% owned by a subsidiary of Provco Industries. Provco's stockholders are trusts whose beneficiaries include the children of Dr. Caruso. Dr. Caruso is the President of Provco. In making this determination with respect to Dr. Caruso and Mr. Moszkowski, the Board of Directors considered that Dr. Caruso, Dr. Essig and Mr. Henneman, our Corporate Vice President, Finance and Administration, and Chief Financial Officer, are limited partners in private equity funds managed by TowerBrook Capital Partners, LP, of which Mr. Moszkowski serves as co-chief executive officer, and concluded that such investments do not affect the independence of Dr. Caruso and Mr. Moszkowski. In making this determination with respect to Mr. Moszkowski, the Board of Directors also considered (i) that Dr. Essig serves on the Senior Advisory Board of TowerBrook Capital Partners, LP and concluded that such relationship does not affect the independence of Mr. Moszkowski, (ii) that the Company pays insurance premiums to IronShore (of which TowerBrook Investors II (one of the TowerBrook funds) has an approximately 8% interest) for insurance policies obtained through a competitive bidding process and for which Mr. Moszkowski receives no compensation, and concluded that such relationship does not affect the independence of Mr. Moszkowski and (iii) that Mr. Henneman serves and has previously served as trustee for no compensation under a Moszkowski family trust, and concluded that such relationship does not affect the independence of Mr. Moszkowski.

        The Company has standing Audit, Nominating and Corporate Governance, and Compensation Committees of its Board of Directors. Each committee operates pursuant to a written charter. Copies of these charters are available on our website at www.integralife.com through the "Investors Relations" link under the heading "Corporate Governance." During 2012, each incumbent director attended in person or by teleconference at least 75% of the total number of meetings of the Board of Directors and of each committee of the Board of Directors on which he or she served.

        Audit Committee.    The members of the Audit Committee are Mr. Murphy (chair), Mr. Schade, Mr. Sullivan and Anne M. VanLent. The Committee met five times in 2012. The purpose of the Audit Committee is to oversee the Company's accounting and financial reporting process and the audits of the Company's financial statements. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the rules of the Securities and Exchange Commission and the applicable NASDAQ Stock Market listing standards. The Board of Directors has also determined that Mr. Murphy, Mr. Schade, Mr. Sullivan and Ms. VanLent are "audit committee financial experts," as defined under Item 407(d) of Regulation S-K, and that each of them is "financially sophisticated" in accordance with NASDAQ Stock Market listing standards.

        Nominating and Corporate Governance Committee.    The members of the Nominating and Corporate Governance Committee are Mr. Sullivan (chair), Dr. Bradley and Mr. Moszkowski. The Committee met six times in 2012. The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in the identification of qualified candidates to become directors, the selection of nominees for election as directors at the stockholders meeting, the selection of candidates to fill any vacancies on the Board of Directors, the development and recommendation to the Board of Directors of a set of corporate governance guidelines and principles applicable to the Company, the oversight of the evaluation of the Board of Directors and otherwise taking a leadership role in shaping the corporate governance of the Company. The Board of Directors has determined that all of the members of the

Nominating and Corporate Governance Committee are independent, as defined by the applicable NASDAQ Stock Market listing standards.

        When considering a candidate for nomination as a director, the Nominating and Corporate Governance Committee may consider, among other things it deems appropriate, the candidate's personal and professional integrity, ethics and values, experience in corporate management and a general understanding of sales, marketing, finance, operations, compliance and other elements relevant to the success of a publicly traded company in today's business environment, experience in the Company's industry and with relevant social policy concerns, experience as a board member of another publicly held company, academic expertise in an area of the Company's business, and practical and mature business judgment, including the ability to make independent analytical inquiries. The Nominating and Corporate Governance Committee applies the same criteria to nominees recommended by stockholders that it does to other new nominees. In addition, for candidates who are currently serving as directors, the Committee considers the director's past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee does not have a formal policy on diversity. However, both the Nominating and Corporate Governance Committee and the Board of Directors evaluate each individual candidate for nomination as a director in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound business judgment using its diversity of experience and background. The Nominating and Corporate Governance Committee and the Board consider a broad range of experience and attributes for this purpose.

        Messrs. Essig and Sullivan recommended the nominations of Ms. Hill and Mr. Howell for election to the Board of Directors.

        The Nominating and Corporate Governance Committee will consider stockholder-nominated candidates for director, provided that the nominating stockholder identifies the candidate's principal occupation or employment, the number of shares of the Company's common stock that such candidate beneficially owns, a description of all arrangements or understandings between the nominating stockholder and such candidate and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, detailed biographical data, qualifications and information regarding any relationships between the candidate and the Company within the past three years, and any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or under our Bylaws.

        A stockholder's recommendation must also set forth the name and address, as they appear on the Company's books, of the stockholder making such recommendation, the class and number of shares of the Company's common stock that the stockholder beneficially owns and the date the stockholder acquired such shares, any material interest of the stockholder in such nomination, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act or under our Bylaws, in its capacity as a proponent of a stockholder proposal, and a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate's willingness to serve, if elected. Recommendations for candidates to the Board of Directors must be submitted in writing to Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536, Attention: Corporate Vice President, General Counsel, Administration and Secretary.

        Compensation Committee.    The members of the Compensation Committee are Dr. Bradley (chair), Mr. Moszkowski and Mr. Schade. The Committee met eight times in 2012. The Compensation Committee makes decisions concerning salaries and incentive compensation, including the issuance of equity awards, for executive officers of the Company. The Compensation Committee also administers the Company's 2000 Equity Incentive Plan, the Company's 2001 Equity Incentive Plan, the Company's 2003 Equity

Incentive Plan, and the Company's Employee Stock Purchase Plan (collectively, the "Approved Plans"). Each member of the Compensation Committee is an "outside" director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and a "non-employee" director within the meaning of Rule 16b-3 under the Exchange Act. The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the applicable NASDAQ Stock Market listing standards.

        The Compensation Committee may delegate any or all of its responsibilities, except that it shall not delegate its responsibilities regarding (i) the annual review and approval of all elements of compensation of executive officers, (ii) the management, review and approval of annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans, (iii) any matters that involve executive officer compensation or (iv) any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code by virtue of being approved by a committee of "outside directors" or is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of "non-employee directors."

        The Compensation Committee has delegated authority for making equity awards to non-executive officer employees under the Approved Plans to a Special Award Committee, consisting of the Chief Executive Officer. The authority to grant equity to executive officers, employees who are, or could be, a "covered employee" within the meaning of Section 162(m) of the Code or employees whose grants would result in their receiving more than 5,000 shares of common stock during the previous 12 months, however, remains with the Compensation Committee. On an annual basis, the Compensation Committee establishes the aggregate number of awards that the Special Award Committee may make. The Compensation Committee authorized the Special Award Committee to grant a maximum of 300,000 shares of awards during the one-year period beginning May 17, 2012.

        The Company's Chief Executive Officer provides significant input on the compensation, including annual merit adjustments and equity awards, of his direct reports and the other executive officers. As discussed below in "Executive Compensation—Compensation Discussion and Analysis—Oversight and Authority Over Executive Compensation—Role of Chief Executive Officer and Management in Executive Compensation," the Compensation Committee approves the compensation of these officers, taking into consideration the recommendations of the Chief Executive Officer.

        The Compensation Committee has established a process for considering the independence of compensation consultants, outside counsel and other advisers (other than in-house legal counsel) who serve as compensation advisers before the Compensation Committee selects or receives advice from such compensation advisers. Currently, no conflict of interest issues have been raised regarding such compensation advisers.

        During 2013, the Compensation Committee of the Board of Directors engaged Towers Watson to provide consulting services on (i) the Compensation Discussion and Analysis and Say on Pay proposal, (ii) the design of the Company's annual and long-term incentive plans, (iii) change in control and severance guidelines, (iv) market data for the Company's top executive officers compensation in 2012 and (v) market data on non-employee director compensation in 2012. During 2012, the Compensation Committee of the Board of Directors engaged Towers Watson to provide consulting services on (i) the Compensation Discussion and Analysis, Say on Pay proposal and the Summary of Potential Payments table in the 2012 proxy statement, (ii) compensation arrangements for the Chief Executive Officer and Chief Financial Officer for 2012, (iii) the development of a new peer group and (iv) the burn rate and overhang analysis relating to our equity incentive plans. During 2011, the Compensation Committee of the Board of Directors engaged Towers Watson to provide consulting services on (i) the Compensation Discussion and Analysis and Say on Pay proposal, as well as the Summary of Potential Payments table in the 2011 proxy statement, (ii) a review of the compensation of our then-top three executive officers, (iii) the extension of the employment agreement with Dr. Essig and (iv) the amended and restated employment agreement for

Mr. Arduini. During 2010, the Compensation Committee engaged Towers Watson to advise it in connection with a review of the Company's 2003 Equity Incentive Plan. In addition, during 2010, the Compensation Committee engaged Towers Watson to advise it in connection with the Company's employment agreement with Mr. Arduini, the extension of the employment agreement with Mr. Henneman and a review of non-employee director compensation.

DIRECTOR QUALIFICATIONS

        As indicated above under "Information Concerning Meetings, Executive Sessions and Certain Committees — Nominating and Corporate Governance Committee," the Board of Directors has an objective, for its Board membership composition, to assemble a group of directors that can support the business in achieving its goals and represent stockholder interests through the exercise of sound business judgment using its diversity of experience and background. Both the Nominating and Corporate Governance Committee and the Board consider a broad range of diversity for this purpose.

        In identifying appropriate candidates to serve as directors, the Board believes that individuals with experience as chief executive officers, chief financial officers or senior executives have demonstrated leadership skills and experience to provide sound business judgment and insights to assist the Company in addressing the issues that the Company faces. In addition, the Board considers public company experience when evaluating director candidates. While the Board values experience in the medical device or life sciences industries, it also seeks to include a broad range of experiences such as academic, financial and international experience. Further, the Board reviews the overall business acumen and experience of each director and considers how that individual could work together with the rest of the Board in serving the Company and its stockholders. Each of our Board members has particular attributes, skills and experiences that contribute to a well-rounded Board. We describe below the particular experiences, qualifications, attributes or skills that led the Board to conclude that each of our directors should serve as a member of our Board.

        Mr. Arduini has served as our President and Chief Executive Officer and as a director since January 2012. He joined the Company in November 2010 as President and Chief Operating Officer. Before joining the Company, Mr. Arduini was Corporate Vice President and President of Medication Delivery, Baxter Healthcare, which he joined in 2005. Mr. Arduini was responsible for a $4.8 billion global division of Baxter. Prior to joining Baxter, Mr. Arduini worked for General Electric Healthcare, where he spent much of his 15 years in a variety of management roles for domestic and global businesses. Prior to joining General Electric Healthcare, he spent four years with Procter and Gamble in sales and marketing. The Board greatly values his significant experience and knowledge of the medical device and life sciences industries with a public company, leadership skills, operating skills, international and human resources experience and business acumen.

        Dr. Bradley has been a director of the Company since 1992. He has experience as a director of Highway Insurance plc, a company listed on the London Stock Exchange, as well as a consultant to a number of business, government and international organizations and significant international academic experience and outside board and chair experience. Dr. Bradley's experience and knowledge of the Company, his international business, accounting and executive compensation experience, consulting and teaching background in management and management strategy, as well as outside board experience, enable him to make significant contributions to the Board.

        Dr. Caruso founded the Company in 1989 and served as a director since March 1992 and as the Company's Chairman of the Board of Directors from March 1992 until January 2012. As a result, he has significant experience with, and knowledge of, the Company, its operations, products and history. He currently is the President and a member of The Provco Group, a venture and real estate investment company, and is an advisor to several funds that invest in life sciences companies. The Board believes that it benefits greatly by having a director with significant experience and knowledge of the Company and the medical device and life sciences industries, leadership and risk management skills, product and business development expertise, financing and international experience, business acumen and outside board experience.

        As indicated below under "Board Leadership Structure," Dr. Essig has served as Chairman of the Board of Directors since January 2012 and has been a director since 1997. He served as both President and CEO of the Company from 1997 until 2010 and then as CEO from 2010 to 2012. Prior to joining the Company, he was a managing director at Goldman, Sachs & Co. where he supervised the medical technology practice. In addition, he serves as a board member of St. Jude Medical Corporation, a NYSE-listed company. Previously he served on the board of directors of Zimmer Holdings, Inc., a NYSE-listed medical device company, and ADVAMED, a trade association that represents the medical device industry. Dr. Essig's significant experience in serving as an investment banker for numerous medical device companies, his finance, business development, management, leadership and risk assessment skills, his knowledge of the Company, and his broad knowledge of, and strategic perspective in, the medical device industry, as well as his manufacturing, compliance, public company and outside board experience, make him a highly valued Chairman of the Board.

        Ms. Hill is an Operating Partner of Moelis Capital Partners, a private equity firm. She previously served as Chief Executive Officer and a director of ValueOptions, Inc., as Chief Executive Officer and Chairman of the Board of Woodhaven Health Services, and as President and a director of Express Scripts. She also serves as a board member of St. Jude Medical Corporation, a NYSE-listed company and Omega Healthcare Investors, Inc., a NYSE-listed real estate investment trust. Her experience in the healthcare and medical device industry, in leadership and management and her outside board experience will provide valuable contributions to the Board.

        Mr. Howell is an Executive Vice President as well as the Civil Market Group Leader at Booz Allen Hamilton, where he has held a variety of leadership positions since joining the firm in 1988. At Booz Allen Hamilton, Mr. Howell has led the business in delivering the firm's capabilities and service offerings to both the federal and private sectors. The Board believes that it benefits greatly by having a director who is a seasoned senior executive with extensive financial expertise. His management and leadership experience provide valuable contributions to the Board.

        Mr. Moszkowski has been Co-Chief Executive Officer of TowerBrook Capital Partners, L.P., an investment management firm which manages approximately $5 billion of investments, since 2005. He also served in leadership positions at another private equity investment business and at Goldman, Sachs & Co. and affiliates and as a board member of Wellcare Health Plans, Inc., Bluefly, Inc., Jetblue Airways Corporation and Spheris, Inc., each of which is or was a public company, and currently serves as a board member of several private companies. The Board greatly values his leadership and risk assessment skills, business acumen, company management, governance and financial, strategic and executive compensation expertise, as well as his outside board experience, including experience with life sciences and medical device companies.

        Mr. Murphy was Senior Vice President & Treasurer of Time Warner Inc. between 2004 and 2008. He also served in various other leadership positions at Time Warner and at America Online, Inc., Marriott International, Inc., Manor Care, Inc., Ryder System Inc. and WR Grace & Company. His financial, accounting, treasury, business development and risk management expertise, public company experience, leadership skills and outside board experience enable him to make valuable contributions to the Board.

        Mr. Schade has been Executive Vice President and Chief Financial Officer of Omthera Pharmaceuticals, Inc., a privately-held, emerging specialty pharmaceuticals company, since September 2011. Prior to that time, he served as Executive Vice President and Chief Financial Officer of NRG Energy, Inc., a NYSE-listed company, since May 2010. He was formerly the Senior Vice President, Finance and Administration, and Chief Financial Officer of Medarex, Inc., a NASDAQ-listed life sciences company prior to its acquisition by Bristol-Myers Squibb Company. He also served in various other leadership positions at Medarex and Merrill Lynch. The Board greatly values his expertise in corporate management, finance, manufacturing, accounting and human resources, his management, leadership, business development and risk management skills, as well as his international experience and significant knowledge and experience in the life sciences industry with a public company.

        Mr. Sullivan has been a director since 1992. He is the Senior Advisor to the Clover Investment Group. He has held several top leadership positions with Marriott International, Inc., Tenly Enterprises, Inc., Marriott Corp., Harrah's Entertainment, Inc., Holiday Inns, Inc., Kentucky Fried Chicken Corp. and Heubein, Inc. and was a senior auditor for Arthur Andersen & Co. His experience and knowledge of the Company, financial expertise and experience in corporate management, business development, risk assessment and international business, his background in accounting and auditing, his public company experience with global companies, as well as his outside board experience, are highly valued qualifications.

        For additional information on the background and experience of each of our directors, see "Proposal 1. Election of Directors."

BOARD LEADERSHIP STRUCTURE

        The Company currently has ten members of the Board of Directors, who will serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The current directors are Peter J. Arduini, Keith Bradley, Ph.D., Richard E. Caruso, Ph.D., Stuart M. Essig, Ph.D., Lloyd W. Howell, Jr., Neal Moszkowski, Raymond G. Murphy, Christian S. Schade, James M. Sullivan and Anne M. VanLent. All current members of the Board are nominees for election to the Board at the 2013 annual meeting of stockholders other than Ms. VanLent, who chose not to stand for re-election. In addition, the Board nominated Barbara B. Hill for election as a director.

        As indicated above, Mr. Arduini has served as both President and Chief Executive Officer and as a director of the Company since January 2012 and as both President and Chief Operating Officer from November 2010 until January 2012. His position is separate from that of the Executive Chairman of the Board. We view having a separate Chairman position as putting the Company in the best position to oversee all executives of the Company and set a pro-shareholder agenda without the management conflicts that a CEO or other executive insiders might face. This, in turn, leads to a more effective board of directors. As a result, we believe that it is a good corporate governance practice to have separate Chairman and Chief Executive Officer positions.

        Stuart M. Essig, Ph.D. has served as Non-Executive Chairman of the Board of Directors since June 2012 and has been a director since 1997. He served as Executive Chairman of the Board from January 2012 to June 2012 as well as President from 1997 to 2010 and as Chief Executive Officer from 1997 to 2012. As a result, he has significant experience with, and knowledge of, the Company, its operations, products and history. In addition, he is a significant stockholder of the Company. We believe that we benefit greatly by having a Chairman with significant experience and knowledge of the Company and whose interests are strongly aligned with those of our stockholders.

        The Board of Directors appointed Mr. Sullivan Presiding Director, effective as of May 17, 2012. He has been a director since 1992. Accordingly, he has significant experience with, and knowledge of, the Company, its operations, products and history. We believe that we benefit greatly by having a Presiding Director with significant experience and knowledge of the Company. In addition, the presence of an active and independent Presiding Director ensures independent oversight of the Board of Directors and its responsibilities. Further, we believe that having a separate Presiding Director to, among other things, serve as the primary liaison between the independent directors and the CEO, counsel the CEO on key board governance issues and preside over board meetings if the Chairman of the Board is absent leads to a more effective board of directors.

        We believe that the mix of backgrounds, experience, attributes and skills of our directors provides a good balance for the Board composition. See "Director Qualifications" above for a description of the specific experience, qualifications, attributes or skills of each of our director nominees that the Nominating and Corporate Governance Committee considered relevant in nominating them and "Proposal 1. Election of Directors" for each director nominee's biographical information.

        In addition, we believe that the size of the Board and Board Committees is appropriate, given the size, nature, structure and complexity of the Company.

        Accordingly, we believe that our Board leadership structure is appropriate at this time.

THE BOARD'S ROLE IN RISK OVERSIGHT

        In general, the Board of Directors has overall responsibility for the oversight of risk management at the Company. The Board of Directors has delegated responsibility for the oversight of certain areas of risk management to various Committees of the Board, as described below. Each Board Committee reports to the full Board following each Committee meeting.

        The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of our financial statements. Management meets regularly with the Audit Committee to discuss and review the financial risk management processes. These discussions address compliance with Sarbanes-Oxley (including discussions regarding internal controls and procedures), disclosure controls and procedures and accounting and reporting compliance, as well as tax and treasury matters. Our internal audit team's responsibilities include providing an annual audit assessment of the Company's processes and controls, developing an annual audit plan using risk-based methodology, implementing the annual audit plan, coordinating with other control and monitoring functions, issuing periodic reports to the Audit Committee and management summarizing the results of audit activities, assisting with investigations of significant suspected fraudulent activities within the organization and notifying management and the Audit Committee of the results. Management also regularly discusses with the Audit Committee liquidity, capital, funding needs and other financial matters.

        The Compensation Committee oversees risk relating to executive compensation programs. The Compensation Committee considers compensation risk during its deliberations on the design of our executive compensation programs with the goal of appropriately balancing short-term objectives and long-term performance without encouraging excessive and unnecessary risk-taking behaviors. Management recently conducted a review and risk assessment of the Company's 2013 incentive compensation programs (which cover the executive officers and certain other employees in the United States, Australia, Canada, Europe, New Zealand, Asia Pacific and Latin America regions, Mexico and Puerto Rico) and presented a detailed report to the Board on this subject at its February 2013 meeting. The Compensation Committee reviewed management's report on the review and assessment of such compensation programs and approved the conclusions that (i) our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior and (ii) we do not believe that risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company. See "Risk Assessment Regarding Compensation Policies and Practices" below.

        The Nominating and Corporate Governance Committee has oversight of corporate governance matters. These matters include evaluation of the performance of the Board, its Committees and members, as well as establishing policies and procedures for good corporate governance.

        Recently, management presented a detailed report to the Board at its February 2013 meeting on the Company's processes in place for assessing and addressing risks, providing periodic reports on compliance regimens and reporting material information to the Board. This report assisted the Board in its evaluation of the Company's risk management practices.

        Our President and Chief Executive Officer, who functions as our chief risk officer, has responsibility for ensuring that management provides periodic updates to the Board or Board Committees regarding risks in many areas, among them accounting, treasury, information systems, legal, governance, legislative (including reimbursement), general compliance (including sales and marketing compliance), quality, regulatory, corporate development, operations and sales and marketing. Both formal reports and less formal communications derive from a continual flow of communication throughout the Company regarding risk and compliance. We believe that our Board and senior management team promote a culture that actively identifies and manages risk, including effective communication throughout the entire organization and to the Board and Committees.

        Our Finance Department and the internal audit team meet with our senior executive team annually to determine whether there is a need to conduct a formal enterprise risk assessment for the Company. This assessment would involve many members of management and solicit management's views of all the business risks facing the Company. Management would report to, and discuss with, the Board the results of this enterprise risk assessment. This annual discussion, along with our annual processes for creating and reviewing with the Board our strategic plan, our budget and our internal audit plans, as well as regular processes and communications throughout the Company and periodic updates to the Board and Committees on a broad range of risks, combine to ensure that the Company continually addresses its business risks in a disciplined fashion.

RISK ASSESSMENT REGARDING COMPENSATION POLICIES AND PRACTICES

        We recently conducted a risk assessment of our compensation policies and programs, including our executive compensation programs. We reviewed and discussed the findings of the assessment with the Compensation Committee and the full Board of Directors and concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed management's report on the review and assessment of such compensation programs and approved these conclusions. In conducting this review, we considered the following attributes of our programs:

  •
  Mix of base salary, annual bonus opportunities and long-term equity compensation;

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  Balance between annual and longer-term performance opportunities;

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  Alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and achievable performance results, without encouraging excessive or unnecessary risk-taking;

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  Ability to use non-financial and other qualitative performance factors in determining actual compensation payouts;

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  Use of equity awards that vest over time, discouraging excessive or unnecessary risk-taking by senior leadership;

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  Generally providing senior executives with long-term equity-based compensation on an annual basis. We believe that as executives accumulate awards over a period of time, they are encouraged to take actions that promote the longer-term sustainability of our business;

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  Stock ownership guidelines, with holding periods until guidelines are achieved, that are reasonable and align the interests of the executive officers with those of our stockholders while discouraging executive officers from focusing on short-term results without regard for longer-term consequences; and

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  Effective systems and processes in place to identify and assess risk.

        Our Compensation Committee considered the risk implications of our compensation practices during its deliberations on the design of our 2013 executive compensation programs, with the goal of appropriately balancing short-term incentives and long-term performance.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS; SHAREHOLDER
COMMUNICATIONS WITH DIRECTORS

        It is our policy to encourage our directors to attend the annual meeting of stockholders. Nine of our then-ten incumbent directors attended the 2012 Annual Meeting of Stockholders.

        Stockholders may communicate with our Board of Directors, any of its constituent committees or any member thereof by means of a letter addressed to the Board of Directors, its constituent committees or individual directors and sent care of Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, NJ 08536, Attention: Corporate Vice President, General Counsel, Administration and Secretary.

INFORMATION ABOUT EXECUTIVE OFFICERS

        Set forth below is the name, age, position and a brief account of the business experience of each of our current executive officers:

Name	Age	Position
Peter J. Arduini	48	President and Chief Executive Officer and Director (formerly our Chief Operating Officer until January 2012)
Jerry E. Corbin	53	Corporate Vice President, Corporate Controller
Robert T. Davis, Jr	54	Corporate Vice President, President — Neurosurgery
Richard D. Gorelick	52	Corporate Vice President, General Counsel, Administration and Secretary
John B. Henneman, III	51	Corporate Vice President, Finance and Administration, and Chief Financial Officer
Brian Larkin	44	Corporate Vice President, President — Global Spine and Orthobiologics, and Head of Strategic Development
Debbie Leonetti	57	Corporate Vice President, President — International
John Mooradian	57	Corporate Vice President, Global Operations and Supply Chain
Judith E. O'Grady	62	Corporate Vice President, Global Regulatory Affairs, and Corporate Compliance Officer
Robert D. Paltridge	55	Corporate Vice President, President — Extremity Reconstruction
Dan Reuvers	50	Corporate Vice President, President — Surgical Instruments
Padma Thiruvengadam	48	Corporate Vice President, Chief Human Resources Officer
Joseph Vinhais	45	Corporate Vice President, Global Quality Assurance

        PETER J. ARDUINI is Integra's President and Chief Executive Officer and a director. He joined Integra in November 2010 as President and Chief Operating Officer and was appointed Chief Executive Officer and a director in January 2012. Before joining Integra, Mr. Arduini was Corporate Vice President and President of Medication Delivery, Baxter Healthcare, which he joined in 2005. Mr. Arduini was responsible for a $4.8 billion global division of Baxter. Prior to joining Baxter, Mr. Arduini worked for General Electric Healthcare, where he spent much of his 15 years in a variety of management roles for domestic and global businesses. Prior to joining General Electric Healthcare, he spent four years with Procter and Gamble in sales and marketing. Mr. Arduini serves on the Board of Directors of ADVAMED, the Advanced Medical Technology Association, and the Board of Directors of the National Italian American Foundation. Mr. Arduini received his bachelor's degree in marketing from Susquehanna University and a master's in management from Northwestern University's Kellogg School of Management.

        JERRY E. CORBIN is Integra's Corporate Vice President, Corporate Controller and Principal Accounting Officer. He is responsible for US GAAP and statutory financial reporting, accounting principles and policies and tax accounting. Mr. Corbin was appointed Integra's Corporate Vice President in December 2012. He has been Integra's Corporate Controller and Principal Accounting Officer since 2006. Prior to joining Integra in 2006, Mr. Corbin held key finance positions in corporate accounting, sales and marketing and research and development for Sanofi-Aventis and its predecessors from 1989 to 2006. Prior to that, he held management positions with Sigma-Aldrich Corporation and Edward D. Jones & Company and he gained his initial auditing experience with Arthur Andersen & Company. Mr. Corbin received a B.S. degree from Illinois State University and is a certified public accountant.

        ROBERT T. DAVIS, JR. is Integra's Corporate Vice President, President — Neurosurgery. His responsibilities include leadership of sales, marketing, product development, quality assurance and manufacturing. Mr. Davis joined Integra in July 2012 as President of the Global Neurosurgery business and was appointed Integra's Corporate Vice President in December 2012. He brings more than 25 years of executive management experience in the global healthcare industry. Prior to joining Integra, Mr. Davis was the General Manager for the Global Anesthesia & Critical Care business at Baxter Healthcare, from 2009 to 2012, and held various general management positions at GE Healthcare in the areas of interventional therapeutics, cardiovascular imaging and diagnostic ultrasound from 1997 to 2009. Mr. Davis earned his B.S. in Sports Medicine from the University of Delaware, a Master's degree in Exercise & Cardiovascular Physiology from Temple University, and an M.B.A. from Drexel University.

        RICHARD D. GORELICK is Integra's Corporate Vice President, General Counsel, Administration and Secretary. Mr. Gorelick was appointed Integra's Corporate Vice President in December 2012. He joined Integra as Vice President and General Counsel in 2000, and was appointed Senior Vice President and Corporate Secretary in 2006. Mr. Gorelick also chaired the Human Resources Department from 2008 to 2011. In September 2011, Mr. Gorelick was given the additional responsibilities of Corporate Communications, Environmental, Health and Safety, Sustainability, Government Relations and Public Policy, Risk Management, and the Integra Foundation. Prior to joining Integra, he spent four and a half years at Aventis Behring LLC, a global leader in biologics (plasma proteins) as Associate General Counsel, where his practice focused on technology licensing, strategic alliances, acquisitions and managing commercial litigation. Prior to that, Mr. Gorelick worked in the Business and Finance Section of Morgan, Lewis & Bockius LLP, in Philadelphia, where his practice concentrated on transactions, corporate reorganizations, creditors' rights and secured transactions. Mr. Gorelick received his A.B. degree from Princeton University and a J.D. degree from the University of California at Berkeley School of Law.

        JOHN B. HENNEMAN, III is Integra's Corporate Vice President, Finance and Administration, and Chief Financial Officer. He is responsible for the Company's finance department, including accounting and financial reporting, budgeting, internal audit, tax, and treasury. In addition, he is responsible for information systems, business development, the law department and investor relations. Mr. Henneman was appointed Integra's Corporate Vice President in December 2012, and has been Integra's Executive Vice President since February 2003, was our Chief Administrative Officer from February 2003 until May 2008 and was Acting Chief Financial Officer from September 2007 until May 2008, when he was appointed Chief Financial Officer. Mr. Henneman was our General Counsel from September 1998 until September 2000 and our Senior Vice President, Chief Administrative Officer and Secretary from September 2000 until February 2003. Mr. Henneman received an A.B. degree from Princeton University and a J.D. from the University of Michigan Law School.

        BRIAN LARKIN is Integra's Corporate Vice President, President — Global Spine and Orthobiologics, and Head of Strategic Development. His responsibilities include executive oversight and leadership of Integra's worldwide Spine and Orthobiologics businesses, in addition to executive oversight of several of Integra's corporate functions, including marketing and strategic planning. Mr. Larkin was appointed Integra's Corporate Vice President in December 2012. He joined Integra in January 2000 as a Regional Sales Manager. He was promoted to National Sales Manager in 2003, Vice President, North American Sales in 2005, and President of Integra's Neurosurgery business in 2007. In 2010 he was appointed President, Global Spine & Orthobiologics, and Head of Strategic Development. Mr. Larkin has over 20 years of sales, marketing, and executive management experience in the medical technology industry. Prior to joining Integra, he was the National Sales Manager for Connell Neurosurgical. Mr. Larkin received a B.S. degree in Chemistry from the University of Richmond, and completed the Advanced Management Program at Harvard Business School.

        DEBBIE LEONETTI is Integra's Corporate Vice President, President — International. Her responsibilities include executive oversight and leadership of all of Integra's international businesses, including Europe, Middle East, Africa, Latin America, Asia Pacific and Canada. Ms. Leonetti was appointed Integra's Corporate Vice President in December 2012. She joined Integra in 1997 as Director of Marketing, was promoted to Vice President of Marketing in April 1999, Senior Vice President of Global Marketing in May 2004, Chief Marketing Officer in September 2007, President of Latin America, Asia Pacific and Canada (LAPAC) in 2008, and President of Integra Surgical in 2009. In 2010, Ms. Leonetti was appointed President of Integra's Instrument business and LAPAC. She was appointed President, International, in 2011. From 1989 through 1997, Ms. Leonetti worked for Cabot Medical, which was later acquired by Circon Corporation, and held positions in sales, sales training, and marketing. Prior to her experience at Cabot-Circon, Ms. Leonetti completed fifteen years of clinical practice as a registered nurse at St. Christopher's Hospital for Children in Philadelphia. Ms. Leonetti received her Nursing degree from St. Joseph's Hospital School of Nursing and La Salle University.

        JOHN MOORADIAN is Integra's Corporate Vice President, Global Operations and Supply Chain. His responsibilities include global manufacturing and supply chain. Mr. Mooradian was appointed Integra's Corporate Vice President in December 2012. He joined Integra in September 2012 as Senior Vice President, Global Operations and Supply Chain. Before coming to Integra, Mr. Mooradian spent 24 years at Abbott Laboratories in a series of leadership roles, including managing the Hematology and Point of Care businesses and, more recently, worldwide operations at Abbott Diagnostics Division, a $4 billion business with over 11,000 employees. Prior to Abbott, Mr. Mooradian held several positions at General Motors. Mr. Mooradian received a B.B.A. degree in Management from the University of Texas, Arlington.

        JUDITH E. O'GRADY is Integra's Corporate Vice President, Global Regulatory Affairs, and Corporate Compliance Officer. She was appointed Integra's Corporate Vice President in December 2012. Prior to that, Ms. O'Grady was Senior Vice President of Regulatory Affairs, and Corporate Compliance Officer from September 2012 to December 2012, and Senior Vice President, Regulatory Affairs, Quality Assurance, and Corporate Compliance Officer from 2007 to September 2012. Previously, she was Vice President of Regulatory Affairs, Quality Assurance and Clinical Affairs. Ms. O'Grady has worked in the areas of medical technology and collagen technology for over 25 years. Prior to joining Integra, Ms. O'Grady worked for Colla-Tec, Inc., a Marion Merrell Dow Company. During her career she has held positions with Surgikos, a Johnson & Johnson Company, and was on the faculty of Boston University College of Nursing and Medical School. Ms. O'Grady led the team that obtained the approval of the Food and Drug Administration ("FDA") for INTEGRA® Dermal Regeneration Template, the first regenerative product approved by the FDA, and has led teams responsible for approvals of the Company's other regenerative product lines as well as more than 600 FDA and international submissions. Ms. O'Grady received a B.S. degree from Marquette University and M.S.N. in Nursing from Boston University.

        ROBERT D. PALTRIDGE is Integra's Corporate Vice President, President — Extremity Reconstruction. His responsibilities include leading the Extremity Reconstruction business to increased growth and profitability. Mr. Paltridge was appointed Integra's Corporate Vice President in December 2012. He joined Integra as National Sales Director in 1995, served as Vice President, North American Sales since 1997, was promoted to Senior Vice President, Global Sales in 2003 and promoted to President, Extremity Reconstruction in 2006. Mr. Paltridge has 28 years of sales and sales management experience in the medical technology industry. Before joining Integra, he was National Sales Manager at Strato Medical, a division of Pfizer, Inc. Mr. Paltridge received a B.S. degree in Business Administration from Rutgers University.

        DAN REUVERS is Integra's Corporate Vice President, President — Instruments. His responsibilities include global sales, marketing and product development for Integra's acute and alternate site instrument businesses. Mr. Reuvers was appointed Integra's Corporate Vice President in December 2012. He joined Integra in 2008 as Vice President of Marketing and Product Development for Integra's surgical business and was promoted to President of the acute surgical business in June 2010. He was appointed President, Instruments in 2011. Mr. Reuvers was President of Omni-Tract Surgical from September 2005 until December 2008, when the company was acquired by Integra. Mr. Reuvers has over 25 years of experience in the medical technology field, including holding various executive level positions in sales, marketing and general management. He serves on the board of directors of Respirtech, Inc.

        PADMA THIRUVENGADAM is Integra's Corporate Vice President, Chief Human Resources Officer. She is responsible for providing leadership in developing and executing human resources strategy in support of the overall business plan and strategic direction of the organization. She is also responsible for Integra's strategic initiatives and program management. Ms. Thiruvengadam was appointed Integra's Corporate Vice President in December 2012. Previously, from September 2011 to December 2012, Ms. Thiruvengadam served as Integra's Chief Human Resources Officer. Prior to joining Integra, Ms. Thiruvengadam held several leadership positions at Pfizer, Inc., from 2008 to 2012, including Vice President, Global Human Resources for Oncology. She led the Wyeth integration globally for oncology and also served as Vice President, Oncology Asia-Pacific/Canada Operations. Prior to joining Pfizer, Ms. Thiruvengadam served as a Senior Vice President, Human Resources Executive at Bank of America, from 2005 to 2007, and as Executive Vice President, Human Resource, at Loral Skynet—Loral Space and Communications, from 2001 to 2004. Ms. Thiruvengadam completed her Master's program from Madras University and her Bachelor's from Osmania University.

        JOSEPH VINHAIS is Integra's Corporate Vice President, Global Quality Assurance. His responsibilities include strategic direction for corporate compliance and quality systems. Mr. Vinhais joined Integra in September 2012 as Senior Vice President, Global Quality Assurance, and was appointed Corporate Vice President in December 2012. Mr. Vinhais has over 20 years of global quality experience in quality assurance, regulatory affairs, compliance, and operations execution. Prior to joining Integra, Mr. Vinhais was head of Quality Assurance, Regulatory Affairs, and Sustainability at Philips Healthcare Imaging Systems, from 2009 to September 2012, where he was responsible for quality assurance and regulatory affairs for the Computed Tomography and Nuclear Medicine business. Prior to Philips, Mr. Vinhais was General Manager of Quality Assurance & Regulatory Affairs at General Electric Healthcare, from 2007 to 2009. Mr. Vinhais received a B.S. in Information Sciences and Systems from Central Connecticut State University, a certificate in Medical Device Management from Worcester Polytechnic Institute, and a certificate in Regulatory Affairs and Compliance from Northeastern University.

 PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of PricewaterhouseCoopers LLP served as our independent registered public accounting firm for fiscal year 2012 and has been selected by the Audit Committee to serve in the same capacity for fiscal year 2013. The stockholders will be asked to ratify this appointment at the Meeting. The ratification of our independent registered public accounting firm by the stockholders is not required by law or our Bylaws. We have traditionally submitted this matter to the stockholders and believe that it is good practice to continue to do so.

        If stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

        During fiscal year 2012, PricewaterhouseCoopers LLP not only provided audit services, but also rendered other services, including tax compliance and planning services.

        The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP and affiliated entities for audit and non-audit services (as well as all "out-of-pocket" costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table.

	Actual Fees
	2012	2011
	(In thousands)
Audit Fees	$3,993	$4,156
Auto-Related Fees	$248	$108
Total Audit and Audit-Related Fees	$4,241	$4,264
Tax Fees	$54	$129
All Other Fees	$132	$5
Total Fees	$4,427	$4,398

        The nature of the services provided in each of the categories listed above is described below:

          Audit Fees — Consists of professional services rendered for the integrated audit of the consolidated financial statements of the Company, quarterly reviews, statutory audits, comfort letters, consents and review of documents filed with the Securities and Exchange Commission.

          Audit-Related Fees — Consists of services related to agreed upon procedures, reports, audits and reviews in connection with acquisitions, accounting consultations in connection with proposed acquisitions and consultations concerning financial accounting and reporting standards.

          Tax Fees — Consists of tax compliance (review of corporate tax returns, assistance with tax audits and review of the tax treatment for certain expenses) and state, local and international tax planning and consultations with respect to various domestic and international tax planning matters.

          All Other Fees — Consists of advisory services relating to the future implementation of a global resource planning system and the licensing of accounting research software.

        No other fees were incurred to PricewaterhouseCoopers LLP during 2011 or 2012.

        The Audit Committee approved all services and fees described above.

Pre-Approval of Audit and Non-Audit Services

        Under the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of such services.

        Management submits requests for approval in writing to the Audit Committee, which reviews such requests and approves or declines to approve the requests. The Audit Committee's pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company's engagement of the independent registered public accounting firm, provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Exchange Act to the Company's management.

        The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided that such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm.

        The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP's independence.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will be allowed to make a statement. Additionally, they will be available to respond to appropriate questions from stockholders during the Meeting.

Required Vote for Approval and Recommendation of the Board of Directors

        The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year 2013. Abstentions will not be voted and will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal.

        The Audit Committee of the Board of Directors has adopted a resolution approving the appointment of PricewaterhouseCoopers LLP. The Board of Directors hereby recommends that the stockholders of the Company vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2013.

PROPOSAL 3. APPROVAL OF THE COMPANY'S
PERFORMANCE INCENTIVE COMPENSATION PLAN

        The Board of Directors is submitting for stockholder approval, in order to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), the Company's Performance Incentive Compensation Plan (the "Bonus Plan") under which participating employees of the Company will be eligible to earn incentive payments in cash based on the achievement of performance goals. On February 20, 2013, the Board of Directors adopted the Bonus Plan, as recommended by the Compensation Committee.

        The principal purpose of the Bonus Plan is to enhance the Company's ability to offer incentive compensation to eligible employees by rewarding the achievement of corporate goals, division and major corporate function goals, individual performance which is consistent with and supportive of the overall corporate objectives of the Company.

        In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer) ("covered employees"). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as "performance-based" under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of "performance-based" compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our stockholders. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Bonus Plan is discussed below, and stockholder approval of this Proposal 3 will be deemed to constitute approval of the material terms of the performance goals under the Bonus Plan for purposes of the stockholder approval requirements of Section 162(m).

        Stockholder approval of the material terms of the performance goals under the Bonus Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts paid under the Bonus Plan to qualify for the "performance-based" compensation exemption under Section 162(m), and submission of the material terms of the Bonus Plan's performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct any or all compensation under the Bonus Plan. Nothing in this proposal precludes us or the Compensation Committee from making any payment that is not intended to qualify for tax deductibility under Section 162(m).

        If our stockholders do not approve the Bonus Plan pursuant to this Proposal 3, we will not pay any compensation under the Bonus Plan to Section 162(m) covered employees. The Bonus Plan will, however, remain in effect with respect to individuals other than covered employees and we may continue to pay compensation under the Bonus Plan to such individuals, subject to the terms and conditions of the Bonus Plan.

        The following is a summary of the material terms of the Bonus Plan. The summary does not purport to be a complete description of all the provisions of the Bonus Plan, a copy of which is attached to this proxy statement as Appendix A.

Description of the Bonus Plan

        Plan Administration.    The Bonus Plan will be administered by a committee (the "Committee") designated by the Board, consisting of at least two members, each of whom is an "outside director", within the meaning of Section 162(m). The Compensation Committee currently administers the Bonus Plan. The Committee may delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend bonuses or bonus opportunities, or to take other administrative actions, provided that in no event will an officer of the Company be delegated the authority to grant bonuses to, or amend bonus opportunities held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Section 162(m) covered employees with respect to bonuses intended to constitute "qualified performance based compensation" under Section 162(m), or (c) officers of the Company to whom authority has been delegated under the Bonus Plan.

        Eligibility.    All United States employees of the Company in a Bonus Level 1 or above position as of January 1 of a performance period will be eligible to be selected to participate in the Bonus Plan for the applicable performance period. In addition, employees who are newly hired to a Bonus Level 1 or above position in the United States after January 1 of a performance period, but prior to October 1 of such performance period, will, subject to the approval of the Committee, be eligible to participate in the Bonus Plan for such performance period. Any employee employed in the United States who is either (i) promoted to a Bonus Level 1 or above position or (ii) a participant in the Bonus Plan but is promoted to a higher Bonus Level position, in either case after January 1 of a performance period, but prior to October 1 of such performance period, will, subject to the approval of the Committee, be eligible to participate in the Bonus Plan for the remaining portion of the performance period after the promotion.

        In addition, an employee who is hired into a Bonus Level 1 or above position in the United States on or after October 1 of a performance period will not be eligible to participate in the Bonus Plan for such performance period. An employee who is not participating in the Bonus Plan for a performance period and is subsequently promoted to a Bonus Level 1 or above position in the United States on or after October 1 of a performance period also will not be eligible to participate in the Bonus Plan. An employee who is participating in the Bonus Plan for a performance period and is subsequently promoted to a higher position on or after October 1 of a performance period will continue at the participation level for the performance period prior to the promotion. Except as otherwise provided in the Bonus Plan, any individual participating in the Bonus Plan during a performance period who ceases to be an employee during such performance period will cease to be eligible to participate in the Bonus Plan.

        The Compensation Committee will determine the extent, if any, to which non-United States employees will be eligible to participate in the Bonus Plan. As of April 1, 2013, we had approximately 1,700 United States employees and no non-United States employees eligible to participate in the Bonus Plan.

        Amendment or Termination.    The Board or the Compensation Committee may amend, modify, or terminate the Bonus Plan, provided that no amendment of the Bonus Plan or with respect to a bonus opportunity may be made that would constitute a modification of the material terms of a "performance goal" (as described in Treasury Regulation section 1.162-27(e)(2) or any successor thereto).

        Performance Period.    The first performance period for the Bonus Plan will be the period between January 1, 2013 and December 31, 2013.

        Performance Goals.    Bonus awards will be subject to such terms and conditions as the Committee will establish, which will include the amount of the bonus to be paid based upon the attainment of one or more performance goals, including threshold, target and maximum amounts. For any bonus that is intended to be "qualified performance based compensation" under Section 162(m), the Committee will establish the specific performance goals within 90 days of the beginning of the performance period and the performance goal will be based on one or more of the following business criteria with respect to (i) Integra, (ii) Integra's worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees and/or (iii) Integra's brands, groups of brands or specific brands:

  •
  Revenue;

  •
  Gross or net revenue;

  •
  Revenue growth;

  •
  Gross or net sales;

  •
  Profitability;

  •
  Gross or net profit;

  •
  Profitability growth;

  •
  Earnings before interest, taxes, depreciation and amortization;

  •
  Adjusted earnings before interest, taxes, depreciation and amortization;

  •
  Net income or adjusted net income;

  •
  Pre-tax income;

  •
  Operating profit;

  •
  Cost improvements;

  •
  Operating earnings;

  •
  Working capital;

  •
  Return on assets;

  •
  Return on net assets;

  •
  Return on equity;

  •
  Return on capital;

  •
  Economic value or economic value added;

  •
  Return on sales;

  •
  Earnings per share;

  •
  Adjusted earnings per share;

  •
  Stock price appreciation;

  •
  Total stockholder return;

  •
  Price per share;

  •
  Cash flow;

  •
  Free cash flow;

  •
  Operating cash flow;

  •
  Year-end cash;

  •
  Costs or expenses;

  •
  Regulatory body approval for commercialization of a product;

  •
  Research and development achievements;

  •
  Implementation or completion of critical projects;

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  Market share;

  •
  Asset turnover;

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  Inventory turnover;

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  Capacity utilization;

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  Mergers and acquisition integration;

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  Environmental health and safety;

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  Quality;

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  Diversity;

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  Customer retention;

  •
  Sales-related goals;

  •
  Customer satisfaction and/or growth;

  •
  Increase in customer base;

  •
  Financial and other capital-raising transactions;

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  Employee satisfaction; and

  •
  Recruiting and maintaining personnel.

        The business criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of other companies or to market performance indicators or indices.

        The Committee, in its discretion, may determine whether any bonus is intended to be "qualified performance based compensation" under Section 162(m) ("QPBC"), and may take such actions which it may deem necessary to ensure that such bonus will so qualify. The Committee, in its sole discretion, may grant bonus awards to eligible employees that are based on the business criteria described above but that are not intended to be QPBC.

        Target Award.    The amount that a participant could earn if the targeted level of performance is achieved is expressed as a percentage of the participant's base salary or a fixed value. In no event will the target award for any participant exceed 165% of the participant's base salary. Bonuses for executive officers intended to qualify under Section 162(m) will be determined by a pre-established, objective formula, subject to negative discretion only for the final award amount.

        Earning a Cash Award.    A participant may earn an award for a performance period up to 150% of the participant's target award based on the level of achievement of the performance cash goals established for that period and must be employed at the Company at the time of the award payment. An award may also be increased by up to 100% (subject to Chief Executive Officer or designee approval) for a participant who is not an executive officer or a Section 162(m) covered employee or decreased by up to 100% in the case of any participant, based on the assessment of the individual participant's performance for the applicable performance period. No award to an executive officer may exceed 150% of the individual's target award or may be increased above the level of actual performance. Participants hired between March 31 and September 30 will be eligible for a pro-rated target award.

        Maximum Cash Award.    The maximum cash bonus award payable to any participant under the Bonus Plan with respect to any calendar year is $3,000,000.

        Payment of QPBC.    Unless otherwise provided by the Committee and only to the extent otherwise permitted by Code Section 162(m), with respect to each Bonus that is intended to qualify as QPBC, (a) participant must be employed by the Company throughout the performance period and (b) the participant will be eligible to receive payment of a bonus for the performance period only if and to the extent that the performance goals for such period are achieved, contingent on funding.

        Limited Discretion.    The Committee will not have any discretion to increase a bonus opportunity intended to be QPBC-based upon the established terms of the bonus opportunity or to modify the applicable performance goals (other than pursuant to automatic objectively determinable adjustments established at the time the performance goals were established), to the extent the existence or exercise of such discretion is inconsistent with the requirements for QPBC. In determining the amount of any bonus that is intended to be QPBC, the Committee will have the right to reduce (but not to increase) the amount of the bonus that is derived solely based on the attainment of the applicable performance goals, to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance.

        Stockholder Approval.    No bonuses intended to be QPBC will be paid under the Bonus Plan unless and until the stockholders approve the Bonus Plan and the business criteria. So long as the Bonus Plan will not have been previously terminated by the Company, to the extent the Company determines that a bonus under the Bonus Plan more than five years after the stockholders' initial approval of the Bonus Plan will continue to be intended to be QPBC, the Bonus Plan and the business criteria will be resubmitted for approval of the stockholders no later than the fifth year after it will have first been approved by the stockholders and every fifth year thereafter.

        Cancellation/Recovery.    All bonuses granted under the Bonus Plan will be subject to the provisions of any clawback, repayment or recapture policy implemented by the Company.

New Plan Benefits

        The table below sets forth the currently determinable estimated future cash awards under the Bonus Plan that may be paid to the respective individual or group upon the satisfaction of performance goals established by the Compensation Committee for the 2013 fiscal year, assuming the applicable performance goals are achieved at target. At this time we cannot predict actual performance or the extent to which performance goals will be achieved. In addition, we cannot predict the extent, if any, to which (i) the Compensation Committee will use its discretionary authority to reduce the amount of awards otherwise payable to a covered employee under the Bonus Plan or (ii) the administrator appointed to administer awards for other participants will use his or her discretionary authority to increase or decrease awards otherwise payable to such participants.

        Except as set forth below, the Compensation Committee has not made any determination to make future grants to any persons under the Bonus Plan. Pursuant to his employment agreement, Mr. Arduini is eligible to receive an annual performance bonus targeted at 110% of his base salary.

Estimated New Plan Benefits for Fiscal Year 2013

Name and Position	2013 Target Award ($)
Peter J. Arduini, President, Chief Executive Officer and Director	$891,000 (110% of Base Salary)
John B. Henneman, III, Corporate Vice President, Finance and Administration, and Chief Financial Officer	$495,000 (90% of Base Salary)
John Mooradian, Corporate Vice President, Global Operations and Supply Chain	$124,250 (35% of Base Salary)
Richard D. Gorelick, Corporate Vice President, General Counsel, Administration and Secretary	$125,628 (35% of Base Salary)
Robert D. Paltridge, Corporate Vice President, President — Extremity Reconstruction	$115,850 (35% of Base Salary)
Executive Group (13 people)	Approximately $2.6 million
Non-Executive Director Group (9 people)	$0
Non-Executive Officer Employee Group	Approximately $7.5 million

Required Vote for Approval and Recommendation of the Board of Directors

        The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote on the proposal is required for approval of the Company's Performance Incentive Compensation Plan. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote "FOR" the approval of the Company's Performance Incentive Compensation Plan and the material terms of its performance goals as set forth in this Proposal 3, as disclosed in this proxy statement.

 PROPOSAL 4. ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

        We are seeking our stockholders' vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in the "Executive Compensation" section of this proxy statement beginning on page 30. In deciding how to vote on this proposal, the Board and the Compensation Committee urge you to consider the changes that we made to our executive compensation programs for 2012 and 2013 that we instituted in response to last year's Say on Pay vote. These changes are summarized below and are more fully described in the Compensation Discussion and Analysis section of this proxy statement (the "CD&A").

        At our annual meeting of stockholders held in May 2012, we submitted a non-binding advisory vote to our stockholders to approve our executive compensation ("Say on Pay"). Approximately 51% of the stockholders who voted on our 2012 Say on Pay proposal voted in favor of the proposal (in 2011, approximately 89% of our stockholders voted in favor of our Say on Pay proposal). In response to this vote, we undertook significant action to understand and address the concerns of our stockholders. Specifically, we conducted an investor outreach program by (i) engaging a third-party firm to interview institutional investors to understand how investors perceive our management team and strategy, including our executive compensation program; (ii) holding the Company's "Investor Day" in October 2012 to discuss the Company's strategic plan and growth prospects; and (iii) obtaining feedback from stockholders through separate, detailed interviews. As a result of this broad, comprehensive outreach program, the Company implemented several important changes to our compensation programs (described below).

        As described in the CD&A, our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are crucial to our long-term success. Under these programs, we provide our named executive officers with appropriate objectives and incentives to achieve our business objectives. In addition, as explained more fully in the CD&A, the Compensation Committee took action in 2012 and in 2013 to achieve these objectives, including the following actions and changes:

KEY ACTIONS AND CHANGES IN 2012

New Peer Group for Executive Compensation Purposes
•	Better alignment based on our size, business focus and stockholder preferences
•	Our revenue is near the median of the new peer group
New Annual Incentive Focus on Performance Metrics
•	Cash bonuses for 2012 were paid based on the achievement of specific performance metrics, including revenue, adjusted EBITDA and free cash flow
Enhanced Investor Outreach Program to Respond to Last Year's Say on Pay Vote and Increase Communication around the Strategic Plan
•	Engaged a third-party firm to interview institutional investors to understand how investors perceive our management team and strategy, including our executive compensation program
•	Held "Investor Day" to discuss strategic plan and growth prospects
•	Obtained feedback on executive compensation matters from stockholders through separate, detailed interviews
Increases to Stock Ownership Guidelines
•	Increased stock ownership requirements from two times to five times salary for our Chief Executive Officer
•	Increased stock ownership requirements from one times to two times salary for our Chief Financial Officer
•	Retained stock ownership requirements for all other executive officers equal to one times salary

 KEY ACTIONS AND CHANGES IN 2013

New Performance Incentive Compensation Plan
•	Builds a contemporary executive compensation program
•	Contains a formulaic funding mechanism for all participants, including named executive officers
•	Permits only negative discretion to reduce awards for named executive officers
•	Intended to comply with Section 162(m) of the Internal Revenue Code
•	Includes a clawback provision
(Our Board of Directors has adopted this plan, which the Compensation Committee recommended, and we now are requesting stockholder approval, as described in Proposal 3)
Amendments to Annual Incentive Equity Plan
•	Adds a double-trigger change in control provision
•	Adds a clawback provision
Refined Long-Term Stock Incentive Plan
•	At least 50% of annual equity awards are contingent on achieving one or more performance metrics
Refined Director Compensation
•	Directors will no longer receive stock options for their director service
New Stock Retention Requirements
•	Executive officers and directors are required to hold stock received from the Company pursuant to such individual's stock ownership guidelines

        In addition to the key actions and changes in 2012 and 2013 as described above, we continue to maintain and continuously improve our existing compensation practices through strong corporate governance, including the following:

  •
  A separate Chairman of the Board and Chief Executive Officer

  •
  The appointment of a Presiding Director

  •
  An independent compensation consultant reporting directly to the Compensation Committee

  •
  An annual risk assessment of our compensation practices

  •
  Significant stock ownership guidelines that align director and officer interests with those of our stockholders

  •
  An annual stockholder advisory vote on executive compensation

  •
  An Insider Trading Policy that prohibits hedging and pledging of our securities

        We believe that the information summarized above demonstrates our responsiveness to our stockholders and our commitment to our pay-for-performance philosophy and our belief in aligning management's interests with those of our stockholders to support long-term value creation. Accordingly, we are asking our stockholders to vote "FOR" the following advisory resolution at our 2013 Annual Meeting:

          "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion of this Proxy Statement is hereby APPROVED by the stockholders of Integra."

        Because the Say on Pay vote is advisory, it will not bind the Company, the Compensation Committee or our Board. That said, we value the opinions of our stockholders, and, accordingly, our Compensation Committee will review the voting results and take them into consideration (among other factors it deems relevant) when making future decisions regarding executive compensation.

        With regard to the frequency of future votes on Say on Pay, the Board determined that it would submit a Say on Pay proposal to our stockholders annually. Therefore, we currently expect the next stockholder vote to approve the compensation of our named executive officers to occur at the Company's 2014 annual meeting of stockholders.

Required Vote for Advisory Approval and Recommendation of the Board of Directors

        The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote on the proposal is required for advisory approval of this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for advisory approval and will have no effect on the outcome of this proposal.

        The Board of Directors hereby recommends a vote "FOR" the advisory resolution set forth in this Proposal 4, approving the compensation of our named executive officers, as disclosed in this proxy statement.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Executive Summary

        This Compensation Discussion and Analysis ("CD&A") describes Integra's executive compensation program for 2012 and elements of the 2013 program that we implemented as a result of feedback from stockholders. We use this program to attract, motivate and retain the colleagues who lead our business. In particular, the CD&A explains how the Compensation Committee (the "Committee") of the Board of Directors (the "Board") made 2012 compensation decisions for the following named executive officers (the "NEOs"):

  •
  Stuart M. Essig, Ph.D., our current Chairman of the Board and our Chief Executive Officer until January 3, 2012. Dr. Essig served as Executive Chairman between January 3, 2012 and June 7, 2012;

  •
  Peter J. Arduini, President and Chief Executive Officer ("CEO") from January 3, 2012 to the present (formerly our President and Chief Operating Officer from November 1, 2010 until January 3, 2012);

  •
  John B. Henneman, III, our Corporate Vice President, Finance and Administration and Chief Financial Officer;

  •
  John H. Mooradian, our Corporate Vice President, Global Operations and Supply Chain;

  •
  Richard D. Gorelick, our Corporate Vice President, General Counsel, Administration and Secretary; and

  •
  Robert D. Paltridge, our Corporate Vice President and President, Extremities Reconstruction Division.

        The Committee establishes the philosophy, approves the design of, and administers our executive compensation program. The report of the Committee appears at the end of this section.

Listening to Our Stockholders

        At our 2012 Annual Meeting, approximately 51% of the stockholders who voted on our 2012 Say on Pay proposal voted in favor of the proposal. This result contrasted with the vote at our 2011 Annual Meeting, at which approximately 89% of the stockholders who voted on our 2011 Say on Pay Proposal voted to support the proposal. In the year since the 2012 vote, we have sought the opinions of our stockholders on the question of executive compensation both formally and informally, and specifically:

  •
  Solicited input from stockholders representing approximately 60% of our shares outstanding, including half of our 20 largest stockholders, on executive compensation matters as reported in last year's proxy statement. Additionally, we conducted a series of follow-up calls to help guide the development of our executive compensation program for the future with these and other stockholders.

  •
  Engaged a third-party firm to interview institutional investors to understand how investors perceive our management team and strategy, including our executive compensation program.

  •
  Held an "Investor Day" in October 2012 to articulate our strategic plan and growth prospects.

  •
  Members of Integra's management team met individually or in small groups with institutional investors more than 250 times in 2012.

        As a result of these discussions with our stockholders and the Committee's own deliberations with the assistance of third-party advisers, we have made substantial changes in both 2012 and 2013 to several elements of our executive compensation program to reinforce a pay-for-performance culture as follows:

Element	2012	2013+
Link between performance and compensation	Implemented a more formal approach to establishing variable pay targets and performance objectives at the beginning of the year, cascading from the CEO throughout the organization.

•

All compensation decisions made in 2013 for 2012 performance reflect an assessment of each executive officer's performance against goals established at the beginning of 2012.

•

Specific financial objectives for funding the pool for cash incentives, and for each executive's division or function, were established within the first 90 days of 2013.

Use of discretion	Committee formally reviewed performance and made compensation decisions pursuant to established guidelines.

•

The Performance Incentive Compensation Plan (the "Bonus Plan") being submitted for stockholder approval provides the Committee with only negative discretion for cash incentive payments intended to qualify under IRS rules.

•

The Bonus Plan is designed to meet the requirements of 162(m) of the Code to allow tax deductibility for payments intended to qualify as performance-based compensation.

•

Includes a clawback provision.

Performance-based stock grants	Granted performance stock units to the CFO, with vesting over 2 years contingent on achieving specified revenue growth goals.

•

50% of each executive officer's 2013 equity grant is in the form of performance stock units with vesting over 3 years contingent on achieving specified revenue growth goals.

•

Each grant considered

•

2012 performance;

•

Future potential and retention needs; and

•

Competitive market data considerations.

Element	2012	2013+
Peer group	Created one consolidated group of peer companies in our 6-digit GICS group, with Integra near the median in terms of revenue.	Will increasingly focus on Integra's relative size (revenue and market cap) and review compensation of our NEOs relative to our peers.
Change In Control provisions for equity awards	"Single trigger" for acceleration of equity awards.	"Double-trigger" for acceleration of equity awards.
Compensation recoupment ("clawback") policy	n/a	Adopted a clawback policy. In addition, amended equity plans to include clawback provision effective 1/1/13, and included a clawback clause in the Bonus Plan.
Pre-clearance, Anti-hedging/pledging policy	All executive officers must pre-clear trades involving Company stock with our Law Department.	Expanded pre-clearance requirement to a broader group of executives. Implemented anti-hedging/pledging policy in 2013.

        Consistent with an evolving market trend, we reviewed realizable and realized pay for our CEO, noting that 2012 realized pay was considerably less than the total reported in the Summary Compensation Table. We chose not to include the detailed analysis in this proxy statement because 2012 was an unusual year during which Mr. Arduini received one-time promotional equity grants, subject to future vesting conditions, relating to his elevation to the CEO role. The Committee intends to review realized and realizable pay in the future and will monitor the emergence of a standardized approach and methodology. In the interim, the Committee reviewed the 2013 compensation arrangements for our CEO which are summarized below.

        The Company will continue our outreach to stockholders and proxy advisors on an on-going basis to sustain alignment on executive compensation practices.

2012 Company Performance

Stock Performance

        In 2012, Integra met its financial objectives, and our share price outperformed both the NASDAQ and our peer group. Our stock generated a total return for stockholders of 26.4% during 2012, compared to 18.9% for our peer group of companies and 15.9% for the NASDAQ Composite Index. For the year ended December 31, 2012, we ranked in the 60th percentile of total returns generated in our peer group.

 Total Shareholder Return
12/31/2011 to 12/31/2012

*
See "Our Peer Group and the Markets in Which We Compete" below.

Performance Against Financial Metrics

        Despite a continuing difficult market for medical technology, uncertainty brought on by U.S. healthcare reform and the pending U.S. medical device excise tax, and increased regulatory scrutiny, in 2012, overall we achieved our financial targets and made significant progress on a series of strategic initiatives designed to help Integra grow into a larger and more robust company. Key performance metrics on which we base compensation decisions include the following:

  2012 Financial Performance Targets

	2012 Target	2012 Results

Revenue	$831.0 Million	$830.9 Million
Adjusted EBITDA excluding stock-based compensation	$170.2 Million	$175.4 Million
Adjusted EPS	$3.02	$3.06
Operating Cash Flow	$34.6 Million	$58.7 Million
Capital Expenditures	$70.0 Million	$69.0 Million

        See "Appendix B — Reconciliations of Non-GAAP Financial Measures"

        The Company selected these metrics because they provide a sound basis to measure profitability and growth and because many stockholders rely upon some or all of these metrics to evaluate the Company. Our strategy is to increase our profit margins over the long term by (i) growing in size, including by acquisition, (ii) optimizing the business by centralizing procurement, consolidating manufacturing into centers of excellence, and implementing single quality and information systems, and (iii) developing and recruiting leaders who effectively execute our most important programs and who can manage important functions in a complex global medical technology company.

Additional Accomplishments of the Company

        In addition to achieving our financial targets, 2012 marked the first year of Mr. Arduini's tenure as CEO, which is highlighted by the following accomplishments:

  •
  The transition of Mr. Arduini into the role of President and Chief Executive Officer and the resulting realignment of the organization, including the addition of Executive Officers who lead each Division and major corporate functions;

  •
  The integration of our SeaSpine and Ascension acquisitions to increase the breadth and depth of our product offerings in our spine and extremities reconstruction businesses;

  •
  International expansion, including a larger sales force in Europe, a new distribution strategy in China, and substantially more focus on other key markets;

  •
  We have been responsive to all quality and regulatory matters; over the past year, we have made substantial commitments to our Quality and Global Operations organizations, including by hiring Mr. Mooradian and a global quality systems leader, and by developing a detailed plan to reduce the manufacturing and distribution footprint of the Company, which will lower costs and enable growth; we spent significant sums on enhanced quality for our plants and remediation of processes and procedures, and initiated plans to implement a global quality system; and, while we have some significant work to do to clear outstanding FDA warning letters, we are confident that we will emerge as a better company as a result;

  •
  Established a centralized sourcing group to optimize our purchases globally and by division, and realized significant savings;

  •
  Made substantial progress toward implementing our global enterprise resource management system; and

  •
  Outlined a series of strategic initiatives for 2013 designed to support future growth, focused on the areas of growth and margin improvement, optimizing our organizational structure, systems and processes, developing our people and enhancing our overall commitment to quality and regulatory compliance.

Linking Financial Performance to Pay

        Our strong financial performance against the metrics discussed above determined how we funded the 2012 pool for cash incentive payments for NEOs. The following is a brief discussion on our performance against these metrics:

  •
  Revenues:  We increased reported revenues 7% to $830.9 million last year, meeting our 2012 goal without any acquisitions.

  •
  Adjusted EBITDA excluding stock-based compensation: We increased our earnings before interest, taxes, depreciation and amortization ("EBITDA") excluding stock-based compensation, adjusted for certain items (see "Appendix B — Reconciliations of Non-GAAP Financial Measures"), 4% during 2012 to $175.4 million, exceeding our target of $170.2 million.

  •
  Adjusted EPS:  We increased earnings per share, adjusted for certain items (see "Appendix B — Reconciliations of Non-GAAP Financial Measures") 10% to $3.06 in 2012 compared to the established target $3.02.

  •
  Cash Flow:  We generated $58.7 million in cash flows from operations, against a target of $34.6 million. We spent $69 million on capital expenditures during the year, against a target of $70 million.

        As a result of the strong financial performance on these metrics and the significant operational and strategic accomplishments discussed above, we paid bonuses to executive officers, on average at 101.8% of target, while differentiating on an individual basis from 55% of target to 150% of target based on performance.

        The Company has clearly defined its strategy for growth and has assembled an experienced and talented management team to execute on the strategy. To further the goal of driving this strategy, the Company has revised, and will continue to review its executive compensation practices to accomplish two main objectives: (i) to improve alignment of executive compensation with the interests of the stockholders and (ii) to attract, retain, motivate and reward accomplished executives who perform well.

Executive Compensation for 2013

        In response to feedback from Integra's stockholders, we refined our approach to executive compensation for 2013. Because of the extent of our stockholder outreach in 2013 and the depth and breadth of the measures we undertook to address stockholder concerns, we believe that it is helpful to describe important elements in our executive compensation program for 2013 performance.

New Executive Compensation Program

        We are transitioning to a new executive compensation program that enhances Integra's ability to attract, retain and engage executive talent to drive long-term total shareholder return.

New Performance Incentive Compensation Plan (the "Bonus Plan")

        The Committee approved the Bonus Plan in January 2013, which the full Board then approved in February 2013, and we are submitting for stockholder approval; See Proposal 3. The following are the highlights of the Bonus Plan:

  •
  Under the Bonus Plan, cash bonuses may be paid based on the Company's achievement of performance goals that the Committee determined within the first 90 days of the year.

  •
  Weighting of metrics to fund the 2013 incentive pool pursuant to a formula that includes percentage weightings for revenue, adjusted EBITDA and operating cash flow to assure that these key metrics appropriately reflect our pay-for-performance philosophy.

  •
  The Committee has only negative discretion to reduce the funding calculated by formula for awards to NEOs which are intended to comply with 162(m) and may not provide for payment in such awards in excess of actual performance.

  •
  Each executive officer in the Bonus Plan has an established target bonus opportunity, with no minimum (that is, the actual payment could be 0%) and a cap at 150% of his or her target.

  •
  The Bonus Plan is designed to meet the requirements of 162(m) to allow tax deductibility.

  •
  Includes a clawback provision.

Determining Awards for 2013 under the Bonus Plan

        The Committee established the following target awards for 2013 for our NEOs:

Named Executive Officer	Title	Cash Incentive Plan Target as a % of Base Salary
Peter J. Arduini	CEO	110%
John B. Henneman, III*	CFO	90%
John Mooradian	CVP	35%
Richard D. Gorelick	CVP	35%
Robert D. Paltridge	CVP	35%
*
Mr. Henneman's 2013 target reflects an increase from his 2012 target of 50% in order to realign his compensation mix as part of his transition to our standard executive compensation program.

        None of our NEOs has a cash incentive guarantee. None may earn an award in excess of 150% of his/her target.

        The Bonus Plan provides a clear process for determining bonuses for NEOs.

Initial Objective for NEOs

        The Company has established an EBITDA objective for 2013 for the NEOs based on prior year EBITDA because the Committee believes that EBITDA provides a solid measurement on which to assess the Company's overall performance. Upon achievement of the goal, the bonus for each NEO will be funded at the maximum (150% of his/her target). Thereafter, the Committee has the ability to exercise only negative discretion in order to determine the actual cash incentive payment for NEOs based on the funding of the Company's annual cash incentive pool pursuant to the metrics set forth in the table below and each NEO's performance.

Cash Incentive Pool Funding Model

        The Bonus Plan funds an overall pool based on financial metrics for all participants that is separate from the initial funding for the NEOs. The aggregate amount of the final payments to all participants, including NEOs, may not exceed the overall funded pool. The Company's pool funding model for 2013 is shown below:

Performance Metric	Weight	Below Threshold	THRESHOLD	TARGET	MAX
REVENUE	45%	95.9%	96%	100%	104%
ADJUSTED EBITDA	35%	92.9%	93%	100%	107%
OPERATING CASH FLOW	20%	84.9%	85%	100%	115%
Cash Incentive Pool Funding as % of Target		0%	20%	100%	150%

The Committee approved these metrics for 2013 because they are key indicators as to the strength of the business, and we believe they drive stockholder returns over the long term.

Negative Discretion to Determine Final Payout

        The Committee has negative discretion to reduce awards for each NEO for 2013 based on the following metrics:

  •
  65% weight on financial and quantitative measures including revenue, operating cash flow, adjusted EBITDA and gross margin improvement.

  •
  35% weight on qualitative measures including leadership objectives and strategic initiatives.

Refined Long-Term Stock Incentive Plan

  •
  The 2013 annual equity grants to each of our NEOs are based on their performance for 2012 as well as their long-term potential and retention considerations.

  •
  The awards vest over three years with at least 50% contingent on achieving one or more key performance metrics that we believe drive long-term total stockholder return. For 2013 grants, the performance objective is revenue growth.

  •
  We amended our equity plan effective January 1, 2013 (applicable to awards granted on or after that date) (i) to revise the trigger for accelerated vesting after a change in control from a "single trigger" (meaning that the accelerated vesting shall occur after the change in control) to a "double trigger" (meaning that the accelerated vesting occurs upon both the change in control and a qualifying termination of employment), and (ii) to add a "clawback" provision that requires executives under certain circumstances to return compensation received on the basis of financial statements that are subsequently restated.

Key Governance Features Relating to Executive Compensation

        The Committee has instituted a number of corporate governance features related to executive compensation, which are summarized in the table below. We believe that these mechanisms assure the alignment of our executive compensation with the interests of stockholders.

Element	Purpose	Key Characteristics
Stock ownership guidelines and retention requirements	To align the long-term interests of executives with stockholders	The CEO is required to own shares equal to 5x his annual salary; the CFO is required to own 2x his annual salary; other executives are required to own 1x their annual salaries. All of our NEOs have met these requirements. Executive officers are required to hold stock received from the Company pursuant to the stock ownership guidelines.
Compensation recoupment ("clawback") policy	To ensure that compensation is paid only upon proven results.	If there is a restatement of our financial statements required to correct a material error or inaccuracy due to the fraud or intentional misconduct of an executive officer, the Committee can recoup from that executive officer bonuses or equity awards awarded on or after January 1, 2013 and cancel outstanding bonus or equity award opportunities.
Anti-hedging/pledging policy	To ensure that equity compensation is an effective method to align the interests of executives and stockholders.	No officer may hedge or pledge our securities. Also, all executive officers and several other senior executives must pre-clear trades involving Company stock with our Law Department.
No "gross-ups"	To minimize the enhancement of our NEOs' overall compensation policies.	No executive officer is eligible to receive any tax gross-ups on perquisites or excise taxes, such as 280G taxes in the event of a change of control.
"Double trigger" change in control arrangements	To prevent undue windfalls in the event of a change in control.	Our equity plans and equity grant agreements require a qualifying termination of employment in addition to a change in control in order to accelerate vesting of equity awards granted on or after January 1, 2013. In addition, all change in control provisions in our employment and severance agreements for executives require a termination of employment or constructive discharge in addition to a change in control before triggering change in control benefits.

Element	Purpose	Key Characteristics
Equity awards	To retain and attract highly qualified executives and tie their performance to the performance of our stock, thus aligning their interests with the interests of our stockholders.	We include equity as a primary component of our NEO compensation program. In 2013, the grant value was determined based on each executive's performance as well as market considerations. In addition, at least 50% of each executive's 2013 equity award will vest only if specified Company performance objectives are met.
Cash incentive plan	To provide annual cash incentive opportunities based on the achievement of performance goals and satisfy 162(m) requirements for awards intended to qualify as performance-based compensation.	In 2013, we adopted a new performance-based cash incentive plan designed to allow the Compensation Committee to grant bonuses intended to be "qualified performance-based compensation" under Section 162(m), subject to shareholder approval. See Proposal 3.
Cap on cash incentives	To achieve the appropriate balance between fixed and variable compensation.	We limit the amount of any annual bonus awarded to any executive officer to a maximum of 150% of the related target award.
No minimums or guarantees	To motivate our executives to perform under all circumstances.	Our NEOs have no guarantees or minimums related to base salary increases, bonuses or equity awards.
No perquisites	To focus executives on performance elements of compensation.	Our executives participate in broad-based Company-sponsored benefits programs on the same basis as other full-time employees.
No SERP	To focus executives on performance elements of compensation and long-term value creation.	Our executives participate in the same defined contribution retirement plan as other employees.
Risk Management	To conform to Integra's brand promise to limit uncertainty.	We have a strong risk management program with specific responsibilities assigned to management, the Board and the Board's committees. We review how the Company assesses, addresses, and reports risk annually with the Board.
Independent Compensation Consultant	To obtain objective input to decision making	Our Committee uses the services of an independent compensation consultant that does not perform services for management.

Philosophy

        The Committee determines our executive compensation philosophy, which is to align each executive's compensation with Integra's short-term and long-term performance. Accordingly, we have designed our executive compensation programs to enhance Integra's ability to attract, retain and engage executives who are essential to Integra's continued growth and success, and reward them when they deliver strong performance.

  •
  We funded our 2012 annual cash incentive program pursuant to financial metrics — including revenue, adjusted EBITDA, and Cash Flow — which we believe drive the profitability and growth of the Company and long-term shareholder return.

  •
  Our long-term stock incentive awards are aligned with shareholder interests because they focus on performance — for grants and vesting — as well as retention, and facilitate long-term stock ownership.

  •
  Our CEO and CFO have certain equity grants that are deferred until after they leave the Company.

  •
  All compensation actions are considered in the context of appropriately managing risk.

        Overall, we design our compensation programs to attract and retain executives capable of (i) leading our Company, which is substantially more complex, international, and diversified in its business than other medical technology companies of comparable revenues, and (ii) growing our Company more rapidly than industry peers, consistent with our long-term objective to become a multi-billion dollar global, diversified, medical technology company.

        In determining executive officer compensation for 2012, some decisions, such as targets, were made in advance, while others, such as the annual cash incentive, were made after performance could be evaluated. As a result, considerations for elements of our NEOs compensation were made during a timeframe beginning in late 2011 and ending in early 2013.

Process for Determining Compensation and its Components

        At the beginning of 2012, performance objectives were established for each executive officer along with variable pay target opportunities for cash incentives and long-term stock incentives. The Committee conducted a mid-year review of our CEO's and CFO's performance to ensure that our financial performance was on track and progress was being made on strategic initiatives. In the first quarter of 2013, a formal performance review was completed for 2012 on the CEO, CFO and each executive officer. The Committee reviewed the performance of the CEO, and the CEO's assessment of the executive officers, along with market data that the Company's compensation consultants compiled, to determine each element of compensation for performance year 2012. As a result of this work, the Company took the following actions:

  •
  Merit Increases: the 2012 merit increase budget for the U.S. for 2011 was 2.5%;

  •
  Annual Cash Incentives: the cash bonus pool for 2012, paid in March 2013, was funded at 100% based on the Company's performance against 2012 financial targets. Individual payment recommendations were based on performance (65% weighting on quantitative and 35% weighting on qualitative objectives) and the relevant executive's target opportunity;

  •
  Long-Term Stock Incentives: Executives—other than the CEO, who was promoted in January 2012—received grants of restricted stock vesting over three years in 2012 for 2011 performance, as the primary portion of their variable pay while cash incentives for 2011 were modest; and

  •
  CEO: The Committee determined the CEO's 2012 compensation based on advice from Towers Watson regarding his 2011 performance and promotion to President & CEO in January 2012.

Components of Integra's Executive Compensation

        Integra's executive compensation consists of fixed pay and variable pay, each of which includes cash and non-cash components. The chart below summarizes the various elements of Integra's executive compensation, and the narrative that follows describes the most important elements and their purposes in greater detail.

        Total Compensation:    We consider total compensation for comparable roles at companies in medical technology, healthcare and general industry, based on the data obtained from published salary survey sources that we consult, the proxy statements of the companies mentioned below and other materials that the Committee's compensation consultant prepared relying upon such data. We use this data primarily to ensure that our executive compensation program as a whole is competitive. We do not establish rigid targets for total compensation or any individual element of our executive compensation program.

        We increasingly emphasize variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance.

        The following charts are designed to demonstrate the various components of our NEOs' compensation with a particular emphasis on variable pay. We believe that they are helpful in demonstrating the components of our NEOs' compensation aligned with our philosophy.

2012 CEO Compensation Summary	2012 CFO Compensation Summary	2012 Other NEOs Average Compensation Summary (excl. Mooradian—new hire)

        Base Salaries:    We establish salaries for new executives that reflect each executive's experience, expertise, and compensation history as well as current competitive compensation data and internal comparisons. The Committee reviews base salaries of our NEOs annually, and considers approving increases as warranted by performance, market and affordability.

        Cash Incentives:    Our cash incentive program is funded based on financial metrics that we believe drive total shareholder return over the long term. For performance year 2012, we funded the annual cash incentive pool based on specific, predetermined financial metrics including revenue, adjusted EBITDA and cash flow. Individual payments were based on the performance of the Company, the extent to which each executive's division or corporate function achieved its objectives, and his or her achievement of individual goals.

        Long-Term Stock Incentives / Equity Grants:    Our grants help align executives with shareholder interests as we increasingly focus on performance as well as retention, and facilitate long-term stock ownership. The main terms and features of our equity grants include the following:

  •
  Restricted Stock Awards:    With annual vesting over three years to encourage retention.

  •
  Restricted Stock Units:    Granted to CEO with three year vesting and deferral until after departure.

  •
  Stock Options:    Granted to the CEO as part of a balanced CEO package focused on creating long-term shareholder value.

  •
  New Performance Stock Units (PSUs):    At least 50% of each executive's 2013 equity grant was PSUs vesting over three years contingent on achieving revenue growth goals.

  Equity Grant Practices

        In addition to describing the types of grants the Company provides, we believe that a discussion of our practices surrounding our grants is useful to underscore the practices behind the grants. The following is a summary of our practices:

  •
  For each NEO, we have established variable equity award targets expressed as a percentage of his/her base salary.

  •
  Annual equity awards are approved after our annual review process for the individuals is completed and are determined in the Committee's discretion based on their performance, the Company's performance, and market practice.

  •
  The Special Award Committee, consisting of our Chief Executive Officer, has authority (within specified limits) to approve equity-based awards to other managers, and typically approves annual awards during the first quarter, and throughout the year for strategic new hires, selected promotions, and key retention needs. We expect these practices to continue.

  •
  We have generally moved from granting options to granting performance stock, restricted stock or restricted stock units.

  •
  We expect grants to our NEOs to be made within the first 90 days of the year in alignment with the requirements of Section 162(m) of the Code.

  •
  We make decisions to grant equity awards without regard to anticipated earnings or other major announcements by the Company.

  •
  We require all NEOs and substantially all U.S.-based employees to have signed a non-competition agreement, or an employment or severance agreement with non-competition provisions, as a condition of receiving an equity award.

  •
  The exercise price of our stock options is equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of grant. This practice with respect to setting stock option exercise prices is consistent with the terms of our equity incentive plans.

  •
  Our 2003 Equity Incentive Plan provides that, without stockholder approval, no amendment may be made that would reprice outstanding awards.

  Consideration for Equity Awards

        We also believe it is helpful to describe the process that the Committee undertakes when determining these grants. The following is a summary of what the Committee considered.

  •
  The Committee considered performance and market pay in determining actual grants in 2013 for 2012 performance.

  •
  For 2012, we applied specific guidelines relating to target and range of awards based on performance evaluations in making equity grants to our executive officers below the CEO and CFO, and grants reflect each executive's performance, market competitiveness, and retention and succession planning considerations.

  •
  In April 2012, we granted restricted stock with annual vesting over three years to certain employees, including Mr. Gorelick and Mr. Paltridge in connection with the Company's 2011 performance, as well as their individual performance. We believe that restricted stock ties the value of employees' equity compensation to our long-term performance. By generally granting restricted stock instead of stock options, we motivate our executives to make good decisions that are in the best interests of the Company in the long term. Finally, we believe that the annual vesting over three years of restricted stock awards helps retain our best executives.

  •
  In March 2013, based on performance and market competitiveness, the value of the grant for 2012 performance to each executive officer below the CEO was delivered in the form of 50% restricted stock with annual vesting over three years and 50% performance stock units that vest over three years contingent on achieving pre-established revenue growth goals.

  •
  In 2013, stock options are available to only our CEO.

        Stock Ownership Guidelines and Retention Requirements:    All of our NEOs have met their stock ownership guidelines and retention requirements.

        Benefits:    Our executives participate in our benefits offerings on the same basis as all other employees.

        Perquisites:    We currently provide our NEOs with no perquisites.

        See "Annual Review of Compensation" for additional information, including a description of the goals and each executive's achievements.

Our Peer Group and the Markets in Which We Compete

        As one of several factors in considering approval of Integra's compensation programs, the Committee compares Integra's compensation programs and performance against an approved peer group of companies. The compensation peer group, which is periodically reviewed and updated by the Committee, consists of companies that are similar in size and in the same industry as Integra and with whom Integra may compete for executive talent.

        In 2011 the Committee referenced two separate peer groups: one of "similar-sized companies" and one of "large companies." We provide a list of both these Peer Groups in Appendix C. For 2012, in response to feedback from stockholders, the Committee reviewed the historical peer group approach, and developed new methodology, with the assistance of Towers Watson, taking into consideration Integra's six-digit Global Industry Classification (GICS) group (Healthcare Equipment & Services), revenue (with an eye on positioning Integra near the median), market capitalization, and the public availability of compensation and financial performance information. Based on revenue for 2011 (the most recent available at the time of the analysis), Integra falls slightly below the median (at the 42nd percentile).

        After reviewing all of the relevant criteria, Towers Watson proposed — and the Committee approved — a revised peer group of 20 companies as set forth in the chart below.

  •
  10 of the 12 "similar-sized" peer group companies used for 2011 have been retained in 2012.

  •
  3 of the 11 "large company" peers have been retained. While Zimmer, CareFusion and C.R. Bard, Inc. are more than twice the size of Integra's revenue and market capitalization, all three compete with Integra commercially as well as for executive talent. In addition, these larger companies are balanced by significantly smaller peers (for example, Symmetry, Thoratec and Masimo).

  •
  Integra's 2011 revenue of $780 million is at the 42nd percentile of the updated peer group.

        In selecting the 2012 peer companies, the Committee also evaluated business comparability—in terms of complexity of products and manufacturing processes, number and variety of product lines, technical complexity, and global reach — as well as considering where Integra competes for executive talent.

Integra Peer Group 2012
Alere Inc.	Masimo Corporation
C.R. Bard, Inc.	NuVasive, Inc.
CareFusion Corporation	Orthofix International
CONMED Corporation	ResMed Inc.
Edwards Lifesciences Corporation	Symmetry Medical Inc.
Greatbatch, Inc.	Teleflex Inc
Haemonetics Corporation	The Cooper Companies, Inc.
Hill-Rom Holdings, Inc.	Thoratec Corporation
Hologic, Inc.	Wright Medical Group, Inc.
Invacare Corporation	Zimmer Holdings, Inc.

Italics indicates a 2011 Similar-Sized Peer carried over to 2012
Bold indicates a 2011 Large Company Peer carried over to 2012

The seven newly added peers reflect five companies that are smaller than Integra in terms of 2011 revenue (the most recent available when Towers Watson performed the analysis) and two companies that are larger. The seven new companies had an average of 104.7% of Integra's 2011 revenue of $780.1 million, and the median revenue was 73% of Integra's. We removed the following similar-sized peers for 2012:

  •
  American Medical Systems Holdings: was acquired in 2011.

  •
  ArthroCare Corporation: their product portfolio is not comparably diversified.

  •
  STERIS Corporation: their product portfolio isn't sufficiently comparable in terms of technical complexity.

        All other Large Company Peers from 2011 were removed for 2012 because they have significantly greater revenue than Integra.

        The 2011 peer groups were referenced for purposes of determining 2012 compensation for Mr. Arduini, including his promotion to CEO in January 2012, as well as reviewing compensation for Mr. Henneman as CFO. In 2012, the Committee subsequently reviewed our peer group and refined it in response to feedback from stockholders. The Committee approved this new peer group in July 2012 to guide compensation decisions for performance year 2012 and 2013.

        Because financial returns and size are so closely correlated in the medical technology industry, it is Integra's objective to become a multi-billion dollar global company. In order to achieve that goal and deliver long-term return to stockholders, Integra must recruit and retain a strong leadership team with experiences working for much larger companies.

        Mr. Arduini joined Integra in 2010 from Baxter International, having run a division with $4.8 billion in annual revenues, after a long career at GE Healthcare. Mr. Arduini is a highly experienced senior executive with strong experience in strategic planning, operational excellence, manufacturing and marketing, and talent development. Mr. Arduini also possesses global experience, which is critical to our strategy of international growth, along with quality and safety experience critical to our operating priorities. We believe Mr. Arduini's experience and approach are essential to driving Integra's continued growth. Accordingly, the Committee established Mr. Arduini's fixed compensation near the market median for 2013 relative to our revised peer group, and provided above-median variable pay — largely in the form of equity awards vesting over multiple years — to recognize Mr. Arduini's achievements for 2012 and motivate his continued engagement for 2013 and beyond.

        Integra recruited other key executives in 2012, including the head of the Neurosurgery division (from Baxter International), the head of global quality assurance (from Philips Healthcare), and the head of global operations and supply chain (from Abbott Laboratories). We anticipate continuing to hire and promote executives with different experiences and perspectives to take Integra to the next level, and have designed our executive compensation program to make that possible.

Annual Review of Compensation

        We make decisions regarding NEO compensation (salary increases, bonus payments and equity grants) in connection with our annual performance review process. For fiscal year 2012, we completed our review process for all of our executive officers in February 2013 and made the awards in March. Thus, the equity grants awarded to these executives in 2013 for 2012 performance do not appear in the Summary Compensation Table for 2012. The Company accounts for equity in accordance with FASB ASC Topic 718. We anticipate that we will adhere to a similar timetable for the annual reviews of performance and compensation for our executive officers in future years.

        The following discussion sets forth the Committee's actions for 2012 and, to the extent already taken, for certain 2013 items. See "Compensation of Executive Officers" and the tables and footnotes in that section for complete information.

Peter J. Arduini, President and Chief Executive Officer

        Mr. Arduini was promoted to President and Chief Executive Officer in January 2012. At the beginning of 2013, the Committee conducted a formal review of Integra's performance and Mr. Arduini's 2012 performance with a focus on key financial and other quantitative metrics as well as important qualitative objectives. This assessment of performance, along with a review of competitive compensation, served as the basis for decisions regarding Mr. Arduini's compensation.

  Performance Highlights Include

        In Mr. Arduini's first year as President and CEO, Integra delivered on our financial commitments and executed on key strategic, operational, and talent priorities. The Committee considered the following accomplishments in rendering its assessment:

  •
  Total return to stockholders for 2012 was 26.4%, exceeding both our peer group (18.9%) and the NASDAQ (15.9%).

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  Overall, we achieved financial results that accomplished our objectives, as set forth in the table on 2012 Financial Performance Targets above.

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  The integration of our SeaSpine and Ascension acquisitions to increase the breadth and depth of our product offerings in our spine and extremities reconstruction businesses.

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  International expansion, including a larger sales force in Europe, a new distribution strategy in China, and substantially more focus on other key markets.

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  We have been responsive to all quality and regulatory matters; over the past year, we have made substantial commitments to our Quality and Global Operations organizations, including by hiring Mr. Mooradian and a global quality systems leader, and by developing a detailed plan to reduce the manufacturing and distribution footprint of the Company, which will lower costs and enable growth; we spent significant sums on enhanced quality for our plants and remediation of processes and procedures, and initiated plans to implement a global quality system; and, while we have some significant work to do to clear outstanding FDA warning letters, we are confident that we will emerge as a better company as a result;

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  Established a centralized sourcing group to optimize our purchases globally and by division, and realized significant savings.

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  Made substantial progress toward implementing our global enterprise resource management system.

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  Defined a series of strategic initiatives for 2013 designed to support future growth, focused on the areas of growth and margin improvement, optimizing our organizational structure, systems and processes, developing our people and enhancing our overall commitment to quality and regulatory compliance.

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  The Committee also considered his leadership, especially in light of the challenging economic and regulatory environment, as well as his key achievements relating to strategy, executive recruitment and employee development, and process improvement.

        The Committee approved compensation actions for Mr. Arduini as follows:

  Base Salary

  •
  2012:    In connection with Mr. Arduini's promotion to President and Chief Executive Officer in January 2012, a 2012 base salary of $725,000 per year, an increase of $125,000 over Mr. Arduini's salary from November 1, 2010 until his promotion.

  •
  2013:    An increase in base salary of $85,000 to $810,000 effective April 1, 2013 (Integra's global salary increase effective date) to reflect Mr. Arduini's strong performance in 2012 and to bring his base closer to the peer group median.

  Annual Cash Incentive

  •
  Mr. Arduini's employment agreement provides for a target bonus opportunity of 110% of base salary in 2012.

  •
  For 2012, the Committee determined to pay Mr. Arduini annual incentive compensation of 150% of base salary, consisting partly of cash, partly of performance stock, and partly of restricted stock, for the strong performance he delivered in his first year as CEO.

  •
  Thus the aggregate incentive payment for 2012 performance was $1,087,500 allocated as follows: (i) $343,750 in performance stock with a three year performance period with vesting contingent on achieving revenue growth goals; (ii) $343,750 in restricted stock with annual vesting over three years; and (iii) $400,000 in cash.

  Annual Long-Term Stock Incentive

  •
  Mr. Arduini's employment agreement provides for an annual target long-term equity opportunity of at least $1,250,000.

  •
  Based on performance, retention and competitive considerations, the Committee approved a grant of $1,500,000 for 2012 performance allocated as follows: (i) 20% in the form of contract stock/restricted units with annual vesting over three years and a deferral feature that provides the award will be paid following the six-month anniversary of Mr. Arduini's termination; (ii) 30% in the form of non-qualified stock options; and (iii) 50% in the form of performance stock with a three-year performance period (revenue growth goals) and a deferral feature that provides the award will be paid following the six-month anniversary of Mr. Arduini's termination.

  Prior Equity Grants to Mr. Arduini

  •
  February 2012 Equity Award in Restricted Stock Units: In February 2012, we granted to Mr. Arduini 22,684 restricted stock units (with annual vesting over three years) as an annual equity award for 2011 and 4,537 restricted stock units (with 100% vesting on the first anniversary of the grant date) as part of his bonus for 2011 performance. The underlying shares for the restricted stock unit grants will be deferred and will be delivered to Mr. Arduini within the 30-day period immediately following the six-month anniversary of his separation from service.

  •
  March 2012 Equity Award in Stock Options: In March 2012, we granted 25,997 options (with an eight-year term and vesting over three years) for his 2011 performance as part of his annual equity award.

  •
  Promotional Grant: In January and March 2012, we granted to Mr. Arduini 118,363 restricted stock units (with annual vesting over three years) and options covering 206,719 shares (with an eight-year term and vesting over a three-year period) in connection with his promotion to Chief Executive Officer. The underlying shares for the restricted stock unit grant will be deferred and will be delivered to Mr. Arduini within the 30-day period immediately following the six-month anniversary of his separation from service.

Mr. Arduini's Compensation for 2012

        Mr. Arduini's compensation exceeded the compensation paid to any of our other NEOs for 2012 for numerous reasons, including that Mr. Arduini was promoted in January 2012 to the Chief Executive Officer position, which provides for higher compensation and promotional awards.

        The Company's overall approach to Mr. Arduini's compensation for 2012 — the year of his elevation to Chief Executive Officer — is consistent with the Company's compensation philosophy because it rewarded his excellent performance while, at the same time, provides Mr. Arduini with significant equity holdings so as to further ensure both his alignment with the interests of the stockholders and his retention (as a significant portion of Mr. Arduini's compensation has a deferral feature pursuant to which Mr. Arduini will not receive the applicable shares of Integra stock until thirty days after the six-month period following his departure from the Company).

        As noted above, Mr. Arduini's 2012 compensation included one-time promotional equity grants that vest over time related to his promotion to CEO. Excluding the promotional grants, his 2012 compensation was $2.3 million. In addition, the Committee approved actions in Spring 2013 related to Mr. Arduini's 2012 performance during his first year as CEO as summarized below. For both years, the majority of his compensation is at risk, dependent upon performance.

CEO Compensation 2012 & 2013

        We note that the grants of $3.7 million (in the form of 118,363 restricted stock units with annual vesting over three years) and options with a grant value of $2.5 million (in the form of 206,719 non-qualified stock options with an eight-year term and vesting over three years) to recognize Mr. Arduini for his promotion to the CEO position are non-recurring (the underlying shares for the restricted stock unit grant will be deferred and will be delivered to Mr. Arduini within the thirty-day period immediately following the six-month anniversary of his separation from service). While this grant does appear as compensation in the Summary Compensation Table for 2012, we believe it is important to highlight the long-term aspect of this feature of Mr. Arduini's overall compensation package. The Committee believes that these awards were a necessary and appropriate means to recruit and retain the executive that the Board identified to lead the Company and to align him strongly with the interests of stockholders. These equity grants are consistent with the Company's executive compensation philosophy. The circumstances surrounding these grants were unique to Mr. Arduini's promotion in 2012.

Stuart M. Essig, Chairman of the Board

  General:    The Company compensated Dr. Essig as an employee until June 2012 when he became a non-employee director. Other than as set forth below, the Committee took no other actions concerning Dr. Essig's compensation.

  Base Salary/Bonus and Equity Grant:    Pursuant to a letter from Dr. Essig to the Company, in December 2011, Dr. Essig agreed that he would not receive a salary increase in 2012 and would not be eligible for an annual performance bonus or annual equity award for 2012 or thereafter as employee compensation.

  Director Compensation:    In June 2012, when Dr. Essig became a non-employee director, the Company granted him 3,325 shares of restricted stock that vest quarterly for his director equity compensation. In addition, Dr. Essig earned $46,467 in cash for services as a director in 2012.

  Other:    The Company distributed Dr. Essig's prior deferred equity awards to him in December 2012. See the "Nonqualified Deferred Compensation" table.

John B. Henneman III, Corporate Vice President and Chief Financial Officer

        Mr. Henneman's performance objectives were derived from Mr. Arduini's, and included the same financial objectives.

        The Committee considered Mr. Henneman's performance against objectives, overall contribution, and need to retain him in rendering its assessment. The Committee's actions for 2012 include:

  Base Salary:    Mr. Henneman requested — and the Committee agreed — to reduce his 2012 annual base salary rate to his 2011 base salary rate, effective as of March 17, 2012. Mr. Henneman's base salary was restored to $550,000 effective January 1, 2013.

  Annual Cash Incentive:    A target bonus of 50% of base salary for 2012 is provided in Mr. Henneman's employment agreement. For 2012, the Committee determined to pay a cash incentive of $275,000, reflecting 100% of his target opportunity for performance year 2012.

  Annual Long-Term Stock Incentive:    For 2012, the Committee's compensation decisions for Mr. Henneman reflected the Committee's determination to provide the same basic level of compensation that was generally in line with compensation previously provided to him, reflecting his level of responsibility, as well as individual and Company performance. These amounts reflect the Committee's intention to maintain his overall compensation package generally consistent with that of prior years and take into consideration the lack of a cash bonus for 2009 and 2011.

    •
    In February 2012, $196,886 grant delivered as follows: Because of the Company's performance in 2011, the Committee determined to award him restricted stock (instead of a cash bonus) for 2011, the value of which was 25% less than his bonus target amount. In February 2012, we granted 6,380 shares of restricted stock having a grant date value equal to $196,886 to Mr. Henneman for his 2011 performance. The grant will vest annually over three years.

    •
    In December 2012: $2,000,000 grant delivered as follows: (i) 50% in the form of restricted stock with annual vesting over two years; and (ii) 50% in the form of performance stock with a two year performance period (revenue growth goals). This grant was for Mr. Henneman's 2012 performance and as a transition to annual equity awards on the same basis and schedule as other executives during our global year-end performance and pay process.

    •
    In March 2013: $1,000,000 grant delivered as follows: (i) 50% in the form of restricted stock with annual vesting over three years; and (ii) 50% in the form of performance stock with a three-year performance period (revenue growth goals).

  Other:    Mr. Henneman's employment agreement was renewed for 2013. Please see details under "2013 Employment Agreement Matters."

John H. Mooradian, Corporate Vice President, Global Operations and Supply Chain

        Mr. Mooradian's responsibilities include global manufacturing, supply chain and corporate customer service. Prior to joining Integra, Mr. Mooradian spent 24 years at Abbott Laboratories in a series of leadership roles, including managing worldwide operations at Abbott Diagnostics Division, a $4 billion business with over 11,000 employees.

  Base Salary:    Mr. Mooradian joined Integra in September 2012 with a base salary of $350,000.

  Annual Cash Incentive:    Mr. Mooradian had a target bonus opportunity of 35% of base salary for performance year 2012. The Committee determined to award a payment of $122,000 (100% of target) based on significant contributions to streamlining our global operations and supply chain organization and managing the efforts to address the warning letter in our Plainsboro, NJ plant during his tenure to date.

  Annual Long-Term Stock Incentive:    In February 2013, the Committee approved an equity grant of $110,000 based on 2012 performance and market considerations, delivered as follows: (i) 50% in the form of restricted stock with annual vesting over three years; and (ii) 50% in the form of performance stock with a three year performance period (revenue growth goals).

  Other:    Prior to joining Integra, Mr. Mooradian had retired after a successful career with Abbott. In order to make it worthwhile for him to come out of retirement to join Integra, we paid Mr. Mooradian the following: (i) a one-time cash sign-on bonus of $300,000 paid in September 2012, which must be repaid in full if Mr. Mooradian leaves the Company voluntarily within 24 months of hire: and (ii) a one-time grant of restricted stock with a grant value of $300,000 granted October 1, 2012 with annual vesting over three years.

Richard D. Gorelick, Corporate Vice President, General Counsel, Administration and Secretary

        Mr. Gorelick is the Corporate Secretary and manages the law department, environment and safety, risk management, and government affairs. Based on his contributions in these areas, support of the Company's corporate governance initiatives, effective contract management, and competitive considerations, the Committee approved the following compensation matters:

  Base Salary:    The Committee increased Mr. Gorelick's base salary by 2.0% to $346,800 effective March 17, 2012 for 2011 performance. For his 2012 performance, the Committee increased Mr. Gorelick's salary by 3.5%, to $358,938 effective April 1, 2013.

  Annual Cash Incentive:    The Committee determined to award Mr. Gorelick $138,720, 114.3% of target, paid in March 2013 for 2012 performance.

  Annual Long-Term Stock Incentive:

    •
    April 2012: $197,200 granted in the form of restricted stock vesting annually over three years for 2011 performance.

    •
    March 2013: The $139,000 equity grant approved by the Compensation Committee in February 2013 based on performance and market considerations, and granted in March 2013, was delivered as: (i) 50% in the form of restricted stock with annual vesting over three years; and (ii) 50% in the form of performance stock with a three-year performance period (revenue growth goals).

Robert D. Paltridge, Corporate Vice President, President — Extremity Reconstruction

        Mr. Paltridge led our Extremity Reconstruction business to strong performance in 2011 and 2012, with substantial increases in revenues and operating profit in both periods.

  Base Salary:    The Committee increased Mr. Paltridge's base salary by 1.5% to $319,725 effective March 17, 2012 for his 2011 performance bringing his base salary to $319,725. In addition, the Committee increased his salary for 2013 for 2012 performance by 3.5%, to $331,000 effective April 1, 2013 for 2012 performance.

  Annual Cash Incentive:    The Committee determined to award Mr. Paltridge $130,000, representing 116.2% of his target, paid in March 2013 for performance during 2012.

  Annual Long-Term Stock Incentive:

    •
    April 2012: The Committee granted Mr. Paltridge restricted stock worth $195,300 vesting annually over three years for 2011 performance.

    •
    March 2013: The Committee granted equity compensation worth $125,000 in February 2013 based on performance and market considerations, was delivered as: (i) 50% in the form of restricted stock with annual vesting over three years; and (ii) 50% in the form of performance stock with a three year performance period (revenue growth goals).

Oversight and Authority over Executive Compensation

Role of the Compensation Committee and its Adviser

        The Committee oversees and provides strategic direction to management regarding Integra's compensation for executive officers. It determines the compensation of the CEO, and reviews and approves the compensation of the remaining executive officers.

        Each Committee member is an independent non-employee director with experience in executive compensation matters.

        Since 2006, the Committee has retained Towers Watson as a consultant on executive compensation matters. Towers Watson provides analyses and recommendations that inform the Committee's decisions, evaluates market data compiled by management's consultants, provides updates on market trends and the regulatory environment as it relates to executive compensation, reviews various management proposals presented to the Committee related to executive compensation, and works with the Committee to validate and strengthen the pay-for-performance relationship and alignment with stockholders.

        Pursuant to SEC rules, the Committee has reviewed the SEC independence factors for compensation advisers and concluded that no conflict of interest exists that would prevent Towers Watson from independently representing the Committee. For performance decisions regarding 2012 and going forward, Towers Watson provides consulting services only to the Compensation Committee.

        Towers Watson periodically meets with the Committee chair and the Committee in Executive Session outside the presence of management.

        The Committee met eight times in 2012; the Committee also meets periodically in an executive session. The Committee's independent advisers participated in several of the Committee's meetings and, when requested by the Committee chair, in the preparatory meetings.

Role of Chief Executive Officer and Management in Executive Compensation

        Our Chief Executive Officer provides significant input on the compensation for his direct reports and other NEOs — beginning with an annual review of performance — including merit increases, cash incentive payments, and long-term stock incentive awards. In addition, he attends meetings of the Committee, except when the Committee meets in executive session without the CEO present, to discuss the CEO's performance and compensation. As discussed under "Annual Review of Compensation," the Committee approves the compensation of the NEOs, taking into consideration the recommendations of our CEO.

        On an annual basis, management considers market competitiveness, business results, experience and individual performance in evaluating executive compensation. The Chief Human Resources Officer (CHRO) and members of Integra's human resources organization, together with members of the finance and legal organizations, work with the CEO to assist the Committee in designing and developing compensation programs, to recommend changes to existing plans and programs applicable to NEOs and other senior executives, to recommend financial and other targets to be achieved under those programs, to prepare analyses of financial data, peer comparisons and other briefing materials to assist the Committee in making its decisions, to recommend compensation actions for NEOs other than the CEO and, ultimately, to implement the decisions of the Committee.

        During 2012, the Company engaged Compensation Advisory Partners LLC ("CAP") as the Company's compensation consultant. CAP worked with the CHRO and her team to develop market data and to assist in the design and development of Integra's 2013 executive compensation programs for submission to the Committee and the Committee's compensation consultant for the Committee's consideration and approval.

Tax and Accounting Matters

Tax

        Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to the CEO and certain executive officers to $1,000,000 per year unless the compensation qualifies as performance-based. The Committee considers Section 162(m) in establishing compensation of our executives.

  •
  2013 Annual Cash Incentives:  Integra is submitting the Bonus Plan for approval by stockholders that considers the requirements of 162(m) for 2013 and beyond so that Integra can deduct the related expenses.

  •
  2013 Long-Term Stock Incentives:  Integra introduced performance stock units to all executive officers, representing 50% of their total 2013 annual equity grant, with performance requirements based on revenue growth. This equity program is intended to meet the requirements of 162(m) so that Integra can deduct the related expenses. The other 50% of 2013 grants are in restricted stock (except for the CEO) that vests over three years to facilitate retention of executive talent. In addition, 20% of Mr. Arduini's annual equity award was in the form of restricted stock units that vest over three years and are deferred until after he leaves the Company, and thus are not subject to 162(m). Further, 30% of his annual equity award was in the form of stock options which qualify as performance-based awards under 162(m).

  •
  2012:  Pursuant to a February 2013 letter agreement between the Company and Mr. Arduini, the Company granted his annual bonus for performance year 2012 partly in cash and partly in equity, of which 50% was in performance stock, which is intended to meet the requirements of 162(m), and 50% was in restricted stock units that vest over three years and are deferred until after he leaves the Company.

        The Committee also endeavors to structure executive officers' compensation in a manner that is either compliant with, or exempt from the application of Code Section 409A, the provisions of which may impose additional taxes to employees.

Accounting

        We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments (including stock options, restricted stock, restricted stock units and other forms of equity compensation). The Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

        The primary drivers for determining the amount and form of executive compensation are the attraction, motivation and retention of executive talent rather than the Internal Revenue Code or accounting requirements.

Post-Employment Arrangements

        We have entered into employment agreements with our President and Chief Executive Officer and our Chief Financial Officer. The employment agreements provide for payments if we were to terminate them other than for cause and if the executive were to terminate his employment for good reason, and provide for additional payments if the executive's employment is terminated under these circumstances following a change in control.

        In June 2012, Dr. Essig's employment agreement terminated, except with respect to certain provisions that survive by their terms, and therefore is not covered by this section.

        In January 2012, we entered into a new two-year severance agreement with Mr. Gorelick following the expiration of his prior agreement. Mr. Gorelick's severance agreement provides for a payment of one times the sum of his base salary and target cash bonus if we terminate his employment for a reason other than death, "Retirement", "Disability" or "Cause" or if he terminates his employment with the Company for "Good Reason" (each as defined in his agreement).

        We do not have a severance agreement with Mr. Mooradian or Mr. Paltridge.

        In October 2010, we amended the employment agreement with Mr. Henneman, including extending the term thereof. In addition, the amendment to his agreement eliminated all gross-up provisions, provided for automatic one-year extensions unless either party provides at least six months advance notice of nonrenewal and included a provision for cash severance and certain other benefits upon the termination of the agreement as a result of a nonrenewal by the Company.

        In October 2010, we entered into an employment agreement with Mr. Arduini which included a provision for cash severance and certain other benefits upon termination of the agreement for certain reasons.

        In December 2011, we entered into an amended and restated employment agreement, effective as of January 3, 2012, with Mr. Arduini which, among other things, increased the amount of cash severance and certain other benefits upon the termination of his employment by the Company other than for "Cause" or by him for "Good Reason" (as defined in the agreement).

        Details of the severance provisions are described in "Potential Payments Upon Termination of Change in Control." See "2010 Employment Agreement Matters," "2011 Employment Agreement Matters," "2012 Employment Agreement and Severance Agreement Matters" and "2013 Employment Agreement Matters" for additional information.

Employment Agreement and Severance Agreement Matters

2013 Employment Agreement Matters

        Pursuant to a letter agreement dated February 19, 2013, Mr. Arduini and the Company agreed that any annual equity award for 2012 for Mr. Arduini shall be allocated as follows:

  •
  20% of the denominated value of such annual equity award shall be in the form of contract stock/restricted units with annual vesting over three years and a deferral feature that provides the awards will be paid following the six-month anniversary of Mr. Arduini's termination;

  •
  30% of the denominated value of such annual equity award shall be in the form of non-qualified stock options; and

  •
  50% of the denominated value of such annual equity award shall be in the form of performance stock with a deferral feature that provides the award will be paid following the six-month anniversary of Mr. Arduini's termination, and other terms as determined by the Committee.

        In addition, the letter agreement provided that the amount of any bonus for 2012 for Mr. Arduini that exceeds $400,000 shall be paid in the form of equity awards as follows:

  •
  50% of the denominated value shall be paid in the form of performance stock with a three-year performance period; revenue growth goals and other terms as determined by the Committee; and

  •
  50% of the denominated value shall be paid in the form of restricted stock with annual vesting over three years.

        Also, any future equity awards granted to Mr. Arduini will be in such form and contain such terms as the Committee shall determine.

        Mr. Henneman's employment agreement was renewed for an additional year in 2013.

2012 Employment Agreement and Severance Agreement Matters

        Pursuant to a letter from Mr. Henneman to the Company, in February 2012, Mr. Henneman requested and the Company agreed that, effective as of March 17, 2012, his 2012 annual base salary rate would be reduced to his 2011 annual base salary rate. He also agreed that neither this change nor any related action taken by the Company would constitute a breach of, or "Good Reason" (as defined in his employment agreement) for purposes of, his employment agreement or any other agreement between him and the Company.

        In January 2012, we entered into a new two-year severance agreement with Mr. Gorelick following the expiration of his prior agreement. Mr. Gorelick's severance agreement provides for a payment of one times the sum of his base salary and target cash bonus if we terminate his employment for a reason other than death, "Retirement", "Disability" or "Cause" or if he terminates his employment with the Company for "Good Reason" (each as defined in his agreement).

2011 Employment Agreement Matters

        In December 2011, we entered into an amended and restated employment agreement, effective January 3, 2012, with Mr. Arduini in connection with his appointment as President and Chief Executive Officer. The amended agreement provides that he would receive (i) an annual base salary of $725,000, with increases subject to the Committee's discretion, with annual increases targeted at $30,000, (ii) a promotional award on January 3, 2012 of restricted stock units covering 118,363 shares of common stock and vesting annually over three years, (iii) a promotional award on March 1, 2012 of nonqualified options covering 206,719 shares of common stock with an eight-year term, (iv) a target bonus opportunity for 2012 and future years of 110% of base salary, based on achievement of performance objectives determined by the Committee with a range from 50% of base salary (if threshold performance goals are achieved) to a maximum of 150% of base salary, (v) reimbursement of up to $15,000 in legal fees incurred in connection with the negotiation of the amended employment agreement and (vi) discretionary annual equity awards commencing in 2012 with an aggregate target value of at least $1,250,000, allocated 70% in restricted stock units, which are subject to his continued employment, with annual vesting over three years and 30% in non-qualified stock options with an eight-year term. Once vested, the shares underlying the RSU grants will be deferred and delivered to Mr. Arduini within the 30-day period immediately following the six-month anniversary of his separation from service. The unvested restricted stock units are subject to accelerated vesting upon death or disability or upon a "Change in Control" of the Company (as defined in the agreement). Subject to Mr. Arduini's continued service with the Company, the options will vest as follows: one-third of the shares vest on the first anniversary of the option grant date and the remaining shares vest monthly thereafter over the subsequent 24 months, except that the vesting schedule for the promotional option grant uses the January 3, 2012 promotion date instead of the grant date. In addition, the options will vest in full upon his death or disability or upon a "Change in Control" of the Company.

        If Mr. Arduini's employment with the Company is terminated by the Company for a reason other than death, "Disability" or "Cause" or Mr. Arduini terminates his employment with the Company for "Good Reason" (each as defined in the employment agreement), the Company will pay to him a lump sum cash severance amount equal to 1.5 times the sum of his annual base salary and target bonus, each as of his last day of active employment. In addition, in general, the Company will pay him monthly cash payments equal to the Company's cost of COBRA and life insurance premiums for up to eighteen months following the termination date. If within 18 months of a Change in Control of the Company, Mr. Arduini's employment with the Company is terminated by the Company for a reason other than death, Disability or Cause or he terminates employment with the Company for Good Reason, the Company will pay to him a lump sum cash payment equal to 2.99 times the sum of his annual base salary and target bonus, each as of his last day of active employment. In addition, in general, the Company will pay him monthly cash payments equal to the Company's cost of COBRA and life insurance premiums during the period ending not later than the last day of the scheduled employment term.

        Prior to approving these matters, the Committee engaged Towers Watson to provide consulting services, including compiling market data on compensation of chief executive officers, chief operating officers and chief financial officers at peer groups approved in advance by the Committee. Prior to approving the amended and restated employment agreement for Mr. Arduini, the Committee reviewed the market data analysis that Towers Watson developed, the proposed size, form and rationale for salaries, bonuses, equity-based awards, tax and accounting considerations, unique circumstances, succession planning considerations and process for developing the terms of the applicable compensation.

        See "Post-Employment Arrangements" above for additional information.

2010 Employment Agreement Matters

        In October 2010, we entered into an employment agreement with Mr. Arduini. The employment agreement provides that he will receive (i) an annual base salary of $600,000 for 2010 and 2011, subject to annual reviews for any increase, but no decrease, (ii) a cash signing bonus of $500,000, (iii) a signing award of fully vested restricted stock units with a value of $1,500,000, (iv) a bonus for 2011 equal to 90% of his annual base salary, (v) an annual bonus opportunity for 2012 and future years with a target of 90% of base salary, based on achievement of performance objectives determined by the Committee with a range from 50% of base salary (if threshold performance goals are achieved) to a maximum of 150% of base salary,

(vi) reimbursement of weekly round trip coach airfare for commuting prior to permanent relocation, (vii) reimbursement of up to $200,000 in certain relocation expenses that do not include a home buy-out, (viii) reimbursement of up to $15,000 in legal fees incurred in connection with the initial negotiation of the employment agreement and (ix) discretionary annual equity awards equal to $1,000,000, allocated 70% in restricted stock units, which are subject to his continued employment, with annual vesting over three years and 30% in non-qualified stock options with a six-year term. Once vested, the shares underlying the RSU grants will be deferred and delivered to Mr. Arduini within the 30-day period immediately following the six-month anniversary of his separation from service. The unvested restricted stock units are subject to accelerated vesting upon death or disability or upon a "Change in Control" of the Company (as defined in the agreement). Subject to Mr. Arduini's continued service with the Company, the options will vest as follows: 25% of the shares vest on the first anniversary of the option grant date and the remaining shares vest monthly thereafter over the subsequent 36 months. In addition, the options will vest in full upon his death or disability or upon a "Change in Control" of the Company.

        If Mr. Arduini's employment with the Company is terminated by the Company for a reason other than death, "Disability" or "Cause" or Mr. Arduini terminates his employment with the Company for "Good Reason" (each as defined in the employment agreement), the Company will pay to him a lump sum cash severance amount equal to the sum of his annual base salary and target bonus, each as of his last day of active employment. In addition, in general, the Company will pay him monthly cash payments equal to the Company's cost of COBRA and life insurance premiums for up to one year following the termination date. If within 18 months of a Change in Control of the Company, Mr. Arduini's employment with the Company is terminated by the Company for a reason other than death, Disability or Cause or he terminates employment with the Company for Good Reason, the Company will pay to him a lump sum cash payment equal to 2.99 times the sum of his annual base salary and target bonus, each as of his last day of active employment. In addition, in general, the Company will pay him monthly cash payments equal to the Company's cost of COBRA and life insurance premiums during the period ending not later than the last day of the scheduled employment term. The employment agreement with Mr. Arduini does not include any tax gross-up provisions. The above severance benefits are conditioned on Mr. Arduini and the Company executing a mutual release of claims.

        In October 2010, we amended the employment agreement with Mr. Henneman, including extending the term thereof through January 4, 2013. In addition, the amendment to his agreement deleted all gross-up provisions and provided for automatic one-year extensions unless either party provides at least six months advance notice of nonrenewal.

        The October 2010 amendment to the employment agreement with Mr. Henneman provides that he will receive (i) a base salary of $525,000 for 2010 and $550,000 for 2011 and (ii) restricted stock with a value of $3,000,000 granted on December 15, 2010. His annual bonus opportunity targeted at 50% of base salary remains unchanged. The restricted stock grant, which is subject to his continued service with the Company, will vest in two equal annual installments on the first two anniversaries of the grant date and is subject to accelerated vesting upon the occurrence of any of the following: (i) termination of the executive's employment by the Company without "Cause" or by the executive for "Good Reason," (ii) a "Change in Control" of the Company, (iii) a "Disability Termination," each as defined in the employment agreement, or (iv) the executive's death. If the employment agreement terminates as a result of the Company's nonrenewal of the term, the nonrenewal would be treated the same as a termination without "Cause" and severance and certain benefits would be payable following the end of the term of the agreement.

        Prior to approving the terms of the employment agreement for Mr. Arduini and the amendment to Mr. Henneman's employment agreement, the Committee engaged Towers Watson to provide consulting services in connection with the terms of these agreements, including compiling market data on compensation of executive officers at peer groups.

 COMPENSATION COMMITTEE REPORT

        We have reviewed and discussed with management the Compensation Discussion and Analysis prepared by management. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis prepared by management be included in this Proxy Statement and incorporated into our 2012 Annual Report on Form 10-K.

The Compensation Committee of the Board of Directors
KEITH BRADLEY (CHAIR) NEAL MOSZKOWSKI CHRISTIAN S. SCHADE

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table

        The following table sets forth information regarding compensation paid to our current President and Chief Executive Officer, our former Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers, based on total compensation earned during 2012.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards(1) ($) (e)		Option Awards(2) ($) (f)		Non-Equity Incentive Plan Compensation(3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation(4) ($) (i)		Total ($) (j)
Peter J. Arduini	2012	722,116	—		4,544,802	(6)(7)	2,826,104	(8)(7)	400,000	—	17,647	(9)	8,510,669
President and Chief	2011	600,000	400,000	(10)	—		—		—	—	157,213	(11)	1,157,213
Executive Officer and Director(5)	2010	92,308	500,000	(12)	1,500,021		—		—	—	—		2,092,329
Stuart M. Essig	2012	343,269	—		114,048	(14)	—		—	—	49,352	(15)	506,669
Chairman of the Board	2011	749,038	—		10,723,200	(16)	—		—	—	2,861		11,475,099
of Directors (former Chief Executive Officer and former Executive Chairman of the Board)(13)	2010	698,462	—		5,184,038		—		300,000	—	2,942		6,185,442
John B. Henneman, III	2012	530,289	—		2,196,928	(18)(7)	—		275,000	—	4,125		3,006,342
Corporate Vice	2011	524,519	—		—		—		—	—	4,125		528,644
President, Finance and Administration, and Chief Financial Officer (former Executive Vice President, Finance and Administration, and Chief Financial Officer)(17)	2010	499,231	—		3,000,046		—		250,000	—	2,865		3,752,142
John Mooradian	2012	109,038	300,000	(20)	300,003	(7)	—		122,000	—	—		831,041
Corporate Vice President, Global Operations and Supply Chain (former Senior Vice President, Global Operations and Supply Chain)(19)
Richard D. Gorelick	2012	345,231	—		180,026	(7)	—		138,720	—	4,125		668,102
Corporate Vice President, General Counsel, Administration and Secretary (former Senior Vice President, General Counsel, Administration and Secretary)(21)
Robert D. Paltridge	2012	318,635	—		195,307	(7)	—		130,000	—	4,125		648,067
Corporate Vice President, President — Extremity Reconstruction (former President, Extremity Reconstruction)(22)

(1)
This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of the Company's common stock on the grant date.

(2)
This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the fair value of the option on the grant date as estimated using the binomial distribution model. For a discussion of assumptions used to estimate fair value, please see Note 7, "Stock Purchase and Award Plans," to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(3)
The amounts in column (g) reflect cash awards earned as a discretionary bonus or pursuant to employment agreements. See " — Compensation Discussion and Analysis — Annual Review of Compensation" for more information.

(4)
Unless otherwise indicated, the amounts in this column consist of matching contributions made by the Company under the Company's 401(k) plan. The aggregate amount of perquisites and other personal benefits for each named executive officer except Mr. Arduini (for 2011 and 2012) was less than $10,000.

(5)
Mr. Arduini was appointed President and Chief Executive Officer, effective as of January 3, 2012. He served as President and Chief Operating Officer until January 3, 2012.

(6)
This amount reflects the aggregate grant date fair value of the following grants made pursuant to the Arduini Employment Agreement: (i) an award of contract stock/restricted units granted in January 2012 in connection with Mr. Arduini's promotion to Chief Executive Officer, (ii) an award of contract stock/restricted units granted in February 2012 to Mr. Arduini for his 2011 performance as part of his bonus for 2011 and (iii) an award of contract stock/restricted units granted on February, 21 2012 to Mr. Arduini for his 2011 performance.

(7)
The executive's 2013 equity awards for 2012 performance are not reflected in the table because the Company granted the awards in 2013. See " — Compensation Discussion and Analysis — Annual Review of Compensation" for more information.

(8)
This amount reflects the aggregate grant date fair value of the following grants made pursuant to the Arduini Employment Agreement: (i) a nonqualified stock option award granted to Mr. Arduini in March 2012 in connection with his promotion to Chief Executive Officer and (ii) a nonqualified stock option award granted to Mr. Arduini in March 2012 for his 2011 performance.

(9)
This amount consists of (a) $3,750 of company matching contributions made to the company's 401(k) Plan and (b) $13,897 for legal fees incurred in connection with the amendment of his employment agreement. The company did not pay any tax gross up in connection with the payment of the legal fees.

(10)
The Company paid Mr. Arduini this amount as the minimum cash bonus required for 2011 pursuant to the terms of his employment agreement.

(11)
This amount consists of (i) $3,329 of Company matching contributions made to the Company's 401(k) plan and (ii) $153,884 for moving and relocation expenses. Of these expenses, $31,424 was for moving, $38,486 was for travel and $65,322 was for closing costs (but no home buyout). The Company did not pay any tax gross ups in connection with the reimbursement of these expenses.

(12)
The Company paid Mr. Arduini this amount as a hiring bonus pursuant to the terms of his employment agreement.

(13)
Dr. Essig became non-executive Chairman of the Board of Directors on June 7, 2012. He previously served as Executive Chairman of the Board from January 3, 2012 until June 7, 2012. Prior to that, he served as our Chief Executive Officer until January 3, 2012 and as President until November 10, 2010.

(14)
This amount reflects the aggregate grant date fair value of a restricted stock award granted to Dr. Essig in June 2012 for his service as non-executive Chairman of the Board.

(15)
This amount consists of (i) $46,467 in cash for service as a director of the Company in 2012 and (ii) $2,885 of Company matching contributions made to the Company's 401(k) plan.

(16)
This amount reflects the aggregate grant date fair value of (i) an award of fully vested contract stock/units granted in May 2011 in connection with the extension of Dr. Essig's employment agreement and

  (ii) an award of fully vested contract stock/units granted in February 2012 for performance in 2011, but which the Company treated as granted in 2011 in accordance with FASB ASC Topic 718.

(17)
Mr. Henneman was appointed Corporate Vice President, Finance and Administration, and Chief Financial Officer on December 1, 2012.

(18)
This amount reflects the aggregate grant date fair value of (i) a restricted stock award granted in February 2012 to Mr. Henneman for his 2011 performance in connection with the Compensation Committee's decision to not pay him a cash bonus award for 2011 and (ii) a restricted stock award and an award of performance stock, both granted in December 2012 to Mr. Henneman for his 2012 performance and as a transition to annual equity awards for him.

(19)
Mr. Mooradian was appointed Corporate Vice President, Global Operations and Supply Chain on December 1, 2012.

(20)
The Company paid Mr. Mooradian a hiring bonus of $300,000.

(21)
Mr. Gorelick was appointed Corporate Vice President, General Counsel, Administration and Secretary on December 1, 2012.

(22)
Mr. Paltridge was appointed Corporate Vice President, President — Extremity Reconstruction on December 1, 2012.

Grants Of Plan-Based Awards

        The following table presents information on annual incentive opportunities and equity awards granted under the Company's 2003 Equity Incentive Plan.

										All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)			Grant Date Fair Value of Stock and Option Awards(4) ($) (l)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)								Exercise or Base Price of Option Awards ($/Sh) (k)
		Date of Comp. Committee Action
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)
Peter J. Arduini	01/03/2012	12/20/2011	—	—	—	—	—		—	118,363	(5)	—		—	3,704,762
	02/21/2012	02/21/2012	—	—	—	—	—		—	4,537	(6)	—		—	140,012
	02/21/2012	02/21/2012	—	—	—	—	—		—	22,684	(7)	—		—	700,028
	03/01/2012	12/20/2011	—	—	—	—	—		—	—		206,719	(8)	32.11	2,510,396
	03/01/2012	02/21/2012	—	—	—	—	—		—	—		25,997	(9)	32.11	315,708
	01/03/2012	12/20/2011	—	797,500	—	—	—		—	—		—		—	—
Stuart M. Essig	06/07/2012	06/07/2012	—	—	—	—	—		—	3,325	(10)	—		—	114,048
John B. Henneman, III	02/21/2012	02/21/2012	—	—	—	—	—		—	6,380	(11)	—		—	196,887
	12/13/2012	12/13/2012	—	—	—	—	—		—	25,388	(12)	—		—	1,000,033
	12/27/2012	12/27/2012	—	—	—	—	25,954	(13)	—	—		—		—	1,000,008
	01/02/2012	12/18/2008	—	275,000	—	—	—		—	—		—		—	—
John Mooradian	10/01/2012	08/07/2012	—	—	—	—	—		—	7,264	(14)	—		—	300,003
Richard D. Gorelick	04/02/2012	03/28/2012	—	—	—	—	—		—	5,148	(11)	—		—	180,026
Robert D. Paltridge	04/02/2012	03/28/2012	—	—	—	—	—		—	5,585	(11)	—		—	195,307

(1)
The "Target" is calculated by multiplying the officer's base salary by the executive's target award percentages provided in the applicable employment agreement for Messrs. Arduini and Henneman. Although the Compensation Committee determined to award Mr. Arduini $1,087,500 as his bonus for 2012 performance, the Committee determined to pay a total of $400,000 of the award in cash and the rest of the award in equity awards. The equity awards were allocated 50% in performance stock and 50% in restricted stock, which equity awards will be shown in the Grants of Plan-Based Awards Table in next year's proxy statement. The Compensation Committee did not establish performance targets for the other named executive officers for 2012. See " — Compensation Discussion and Analysis — Annual Review of Compensation" for more information.

(2)
The amount shown in this column represents shares of performance stock granted under the Company's 2003 Equity Incentive Plan. See " — Compensation Discussion and Analysis — Annual Review of Compensation" for a description of the material terms of this performance stock award.

(3)
The amounts shown in this column represent shares of restricted stock or contract stock/restricted units granted under the Company's 2003 Equity Incentive Plan. See " — Compensation Discussion and Analysis — Annual Review of Compensation" for a description of the material terms of these restricted stock and contract stock/restricted unit awards.

(4)
This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the restricted stock, contract stock/restricted units, performance stock and stock options granted to each named executive officer in 2012. For restricted stock and contract stock/restricted stock units, fair value is calculated using the closing price of the Company's common stock on the grant date noted. For stock options, fair value is based on the fair value of the option on the grant date as estimated using the binomial distribution model. For a discussion of the assumptions used to estimate fair value, please see Note 7, "Stock Purchase and Award Plans" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(5)
This grant of contract stock/restricted units was made to Mr. Arduini pursuant to the terms of his amended and restated employment agreement in connection with his promotion to Chief Executive Officer. The award vests in three equal annual installments, beginning on the first anniversary of the date of grant. Subject to certain conditions, the shares will be delivered within thirty days following the first business day immediately following the six-month period after the date of Mr. Arduini's separation of service.

(6)
This grant of contract stock/restricted units was made to Mr. Arduini as part of his bonus for his 2011 performance. This grant vested in full on the first anniversary of the date of grant. Subject to certain conditions, the shares will be delivered within thirty days following the first business day immediately following the six-month period after the date of Mr. Arduini's separation of service.

(7)
This grant of contract stock/restricted units was made to Mr. Arduini for his 2011 performance as an annual equity award. This grant vests in three equal annual installments, beginning on the first anniversary of the date of grant. Subject to certain conditions, the shares will be delivered within thirty days following the first business day immediately following the six-month period after the date of Mr. Arduini's separation of service.

(8)
This grant of nonqualified stock options was made to Mr. Arduini pursuant to the terms of his amended and restated employment agreement in connection with his promotion to Chief Executive Officer. One-third of the shares vest on the first anniversary of the effective date on such promotion, which was January 3, 2012, and in monthly installments thereafter through the 3rd anniversary of such effective date. The stock option has an eight-year term.

(9)
This grant of nonqualified stock options was made to Mr. Arduini for his 2011 performance as an annual equity award. One-third of the shares vest on the first anniversary of the grant date and in monthly installments thereafter through the 3rd anniversary of such date. The stock option has an eight-year term.

(10)
This grant of restricted stock was made to Dr. Essig as his annual equity award for service as a non-employee director. One-fourth of the shares vest every quarter starting from the grant date.

(11)
This grant of restricted stock was made to the executive for his 2011 performance. This grant vests in three equal annual installments, beginning on the first anniversary of the date of grant.

(12)
This grant of restricted stock represents the award for Mr. Henneman for his 2012 performance and as a transition to annual equity awards. This grant vests in two equal annual installments, beginning on the first anniversary of the date of grant.

(13)
This grant of performance stock was made to Mr. Henneman for his 2012 performance and as a transition to annual equity awards. This grant, which covers a two-year performance period, will vest as follows: one-half of the shares will vest on the date that the Compensation Committee takes the action determining that the applicable performance goal for 2013 has been achieved; and one-half of the shares will vest on the date that the Compensation Committee takes the action determining that the applicable performance goal for 2014 has been achieved; or any remaining shares that otherwise fail to vest as described above will vest on the date that the Compensation Committee takes the action determining that the applicable catch-up performance goal has been achieved, as described in, and in each case subject to the requirements of, the performance stock award agreement.

(14)
This grant of restricted stock represents the sign-on award for the executive upon his hire. This grant vests in three equal annual installments, beginning on the first anniversary of the date of grant.

Outstanding Equity Awards At Fiscal Year-End

        The following table presents information with respect to outstanding equity awards as of December 31, 2012.

	Option Awards(1)				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price(2) ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($) (h)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($) (j)
Peter J. Arduini	—	206,719	32.11	03/01/2020	—		—		—		—
	—	25,997	32.11	03/01/2020	—		—		—		—
	—	—	—	—	—	(5)	—	(5)
	—	—	—	—	118,363	(6)	4,612,606		—		—
	—	—	—	—	4,537	(7)	176,807		—		—
	—	—	—	—	22,684	(8)	883,995		—		—
Stuart M. Essig	250,000	—	31.38	07/27/2014	—		—		—		—
	200,000	—	34.49	12/17/2014	—		—		—		—
	200,000	—	35.57	12/19/2015	—		—		—		—
	200,000	—	40.34	12/18/2017	—		—		—		—
	200,000	—	42.53	12/19/2016	—		—		—		—
	125,000	—	48.82	08/14/2018	—		—		—		—
	—	—	—	—	1,662	(9)	64,768		—		—
John B. Henneman, III	50,000	—	44.63	07/01/2018	—		—		—		—
	—	—	—	—	—	(10)	—	(10)	—		—
	—	—	—	—	—		—		25,954	(11)	1,011,427
	—	—	—	—	4,248	(12)	165,545		—		—
					25,388	(13)	989,370
John Mooradian	—	—	—	—					—		—
					7,264	(14)	283,078
Richard D. Gorelick	—	—	—	—					—		—
					7,206	(15)	280,818
Robert D. Paltridge	—	—	—	—					—		—
					13,403	(16)	522,315

(1)
All options issued to Dr. Essig and the options issued to Mr. Henneman in 2008 have a term of ten years. The options issued to Mr. Arduini vest over three years and have a term of eight years.

(2)
The option exercise price is equal to the closing price of our common stock as reported by the NASDAQ Global Select Market on the date of grant.

(3)
Market value is calculated by multiplying the number of shares in column (g) by $38.97, the closing price of the Company's common stock as reported by the NASDAQ Global Select Market on December 31, 2012.

(4)
Market value is calculated by multiplying the number of shares in column (i) by $38.97, the closing price of the Company's common stock as reported by the NASDAQ Global Select Market on December 31, 2012.

(5)
34,868 shares of common stock underlying restricted stock units granted to the executive in 2010 were vested as of the date of grant. However, the executive is not entitled to receive such underlying shares (less 738 shares withheld to pay taxes) until after December 31, 2012. Therefore, they are shown in the Nonqualified Deferred Compensation Table.

(6)
Consists of 118,363 shares of common stock underlying restricted stock units granted on January 3, 2012. The terms of the award provide that the shares will vest annually in three installments of 39,455 shares, 39,454 shares and 39,454 shares, respectively, on the first, second and third anniversaries of the date of grant. The first installment vested on January 3, 2013. The terms of the award provide that, subject to certain conditions, the shares will be delivered within 30 days following the first business day immediately following the six-month period after the date of the executive's separation of service.

(7)
Consists of 4,537 shares of common stock underlying restricted stock units granted on February 21, 2012. The terms of the award provide that the shares will vest on the first anniversary of the date of grant. The shares vested on February 21, 2013. The terms of the award provide that, subject to certain conditions, the shares will be delivered within 30 days following the first business day immediately following the six-month period after the date of the executive's separation of service.

(8)
Consists of 22,684 shares of common stock underlying restricted stock units granted on February 21, 2012. The terms of the award provide that the shares will vest annually in three installments of 7,562 shares, 7,561 shares and 7,561 shares, respectively, on the first, second and third anniversaries of the date of grant. The first installment vested on February 21, 2013. The terms of the award provide that, subject to certain conditions, the shares will be delivered within 30 days following the first business day immediately following the six-month period after the date of the executive's separation of service.

(9)
Consists of 1,662 shares of common stock remaining from an initial restricted stock award to Dr. Essig on June 7, 2012 of 3,325 shares granted as non-employee director compensation, of which 832 shares vested on September 7, 2012, 831 shares vested on December 7, 2012. Of the remaining shares, 831 shares vested on March 7, 2013 and, subject to continued service, 831 shares will vest on June 7, 2013.

(10)
44,439 shares and 44,438 shares of common stock underlying restricted stock units granted to the executive in December 2008 were vested in 2009 and 2010, respectively. However, the executive is not entitled to receive such underlying shares until after December 31, 2012. Therefore, they are shown in the Nonqualified Deferred Compensation Table.

(11)
Consists of 25,954 shares of common stock underlying a performance stock award granted on December 27, 2012. The terms of the award provide that 12,977 shares will vest on the date that the Compensation Committee takes the action determining that the applicable performance goal for 2013 has been achieved; and 12,977 shares will vest on the date that the Compensation Committee takes the action determining that the applicable performance goal for 2014 has been achieved; or 25,954 shares will vest on the date that the Compensation Committee takes the action determining that the applicable catch-up performance goal has been achieved, as described in, and in each case subject to the requirements of, the performance stock award agreement.

(12)
Consists of 4,248 shares of common stock remaining from an initial restricted stock award on February 21, 2012 of 6,380 shares (of which 2,132 shares were withheld to pay taxes following an election to be taxed at grant). Subject to the executive's continued employment, the remaining shares will vest annually in three installments of 1,402 shares, 1,402 shares and 1,444 shares, respectively, on the first, second and third anniversaries of the date of grant. The first installment vested on February 21, 2013.

(13)
Consists of 25,388 shares of restricted stock granted on December 13, 2012. The terms of the award provide that the shares will vest annually in two installments of 12,694 shares and 12,694 shares, respectively, on the first and second anniversaries of the date of grant.

(14)
Consists of 7,264 shares of restricted stock granted on October 1, 2012. The terms of the award provide that the shares will vest annually in three installments of 2,397 shares, 2,397 shares and 2,470 shares, respectively, on the first, second and third anniversaries of the date of grant.

(15)
Consists of 2,058 shares of restricted stock granted on April 1, 2010, which vested on April 1, 2013, and 5,148 shares of restricted stock granted on April 2, 2012, of which 1,698 shares vested on April 2, 2013 and, subject to continued employment, the remaining two installments of 1,699 shares and 1,751 shares, respectively, will vest on the second and third anniversaries of the date of grant.

(16)
Consists of (i) 1,418 shares of restricted stock granted on April 1, 2010 which vested on April 1, 2013, (ii) 6,400 shares of common stock remaining from an initial restricted stock award of 8,000 shares granted on July 1, 2011, of which 1,600 shares vested on July 1, 2012 and, subject to continued employment, 1,600 shares will vest on July 1, 2013, 1,600 shares will vest on July 1, 2014, 1,600 shares will vest on July 1, 2015, and 1,600 shares will vest on July 1, 2016; and (iii) 5,585 shares of restricted stock granted on April 2, 2012 of which 1,843 shares vested on April 2, 2013 and, subject to continued employment, the remaining two installments of 1,843 shares and 1,899 shares, respectively, will vest on the second and third anniversaries of the date of grant.

Option Exercises And Stock Vested

        The following table presents information on stock option exercises and stock award vesting during 2012.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise(1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Peter J. Arduini	0	0	0	0
Stuart M. Essig	0	0	1,663	66,820
John B. Henneman, III	0	0	31,355	1,209,989
John Mooradian	0	0	0	0
Richard D. Gorelick	0	0	3,425	118,813
Robert D. Paltridge	0	0	5,683	201,127

(1)
Value realized is calculated on the basis of the difference between the per share exercise price and the market price of the Company's common stock as reported by the NASDAQ Global Select Market on the date of exercise, multiplied by the number of shares of common stock underlying the options exercised.

Nonqualified Deferred Compensation in 2012

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)		Aggregate Earnings (Losses) in Last Fiscal Year ($) (d)		Aggregate Withdrawals/ Distributions ($) (e)		Aggregate Balance at Last Fiscal Year-End ($) (f)
Peter J. Arduini	—	—		277,818	(1)	—		1,330,046	(2)
Stuart M.Essig	—	2,265,587	(3)	15,308,319	(4)	66,673,240	(5)	0
John B.Henneman, III	—	—		723,459	(6)	—		3,463,537	(7)

(1)
This represents the gain in the value of 34,130 shares of common stock underlying restricted stock units from an initial grant in November 2010 of 34,868 units (of which 738 were withheld to pay taxes) from December 31, 2011 through December 31, 2012.

(2)
This represents the year-end value of 34,130 shares of common stock underlying restricted stock units from an initial grant in November 2010 of 34,868 units (of which 738 were withheld to pay taxes). All of these shares are deliverable within 30 days following the first business day that occurs immediately following the six-month period after the date of Mr. Arduini's separation from service from the Company. The aggregate balance shown is based on the $38.97 closing price of our common stock on December 31, 2012.

(3)
This represents the fair market value of 73,415 shares of common stock underlying restricted stock units from an initial grant in February 2012 of 75,000 units (of which 1,585 units were withheld to pay taxes), which grant was fully vested as of the grant date, based on the $30.86 closing price of our common stock on the vesting date.

(4)
This amount represents the sum of the gain in the value of (i) 100,000 shares of common stock underlying the December 2008 grant of restricted stock units from December 31, 2011 through December 11, 2012, (ii) 750,000 shares of common stock underlying the 2004 grant of restricted stock units from December 31, 2011 through December 11, 2012, (iii) 375,000 shares of common stock underlying the August 2008 grant of restricted stock units from December 31, 2011 through December 11, 2012, (iv) 100,000, shares of common stock underlying the December 2009 grant of restricted stock units from December 31, 2011 to December 11, 2012, (v) 106,070 shares of common stock underlying restricted stock units (from an initial grant in December 2010 of 108,362 units) from December 31, 2011 to December 11, 2012, (vi) 161,513 shares of common stock underlying restricted stock units (from an initial grant in May 2011 of 165,000 units) from December 31, 2011 to December 11, 2012, and (vii) 73,415 shares of common stock underlying restricted stock units (from an initial grant in February 2012 of 75,000 units) from February 21, 2012 to December 11, 2012.

(5)
The amount represents the income recognized on the distribution of the deferred equity awards to Dr. Essig on December 11, 2012 which is comprised of the following: (i) value of 100,000 shares of common stock underlying the December 2008 grant of restricted stock units based on the closing price on December 11, 2012, the distribution date, (ii) value of 750,000 shares of common stock underlying the 2004 grant of restricted stock units based on the closing price on December 11, 2012, the distribution date, (iii) value of 375,000 shares of common stock underlying the August 2008 grant of restricted stock units based on the closing price on December 11, 2012, the distribution date, (iv) value of 100,000 shares of common stock underlying the December 2009 grant of restricted stock units based on the closing price on December 11, 2011, the distribution date, (v) value of 106,070 shares of common stock underlying restricted stock units (from an initial grant in December 2010 of 108,362 units) based on the closing price on December 11, 2012, the distribution date, (vi) value of 161,513 shares of common stock underlying restricted stock units (from an initial grant in May 2011 of 165,000 units), based on the closing price on December 11, 2012, the distribution date, and (vii) value of 73,415 shares of common stock underlying restricted stock units (from an initial grant in February

  2012 of 75,000 units), based on the closing price on December 11, 2012, the distribution date. The closing price of our common stock on December 11, 2012 was $40.02.

(6)
This amount represents the gain in the value of 88,877 shares of common stock underlying restricted stock units (from an initial grant in December 2008) from December 31, 2011 through December 31, 2012.

(7)
This represents the year-end value of 88,877 shares of common stock underlying restricted stock units (from an initial grant in December 2008). All of these shares are deliverable within 30 days following the first business day that occurs immediately following the six-month period after the date of Mr. Henneman's separation from service from the Company. The aggregate balance shown is based on the $38.97 closing price of our common stock on December 31, 2012.

Potential Payments Upon Termination or Change in Control

        The Company has entered into agreements with each of its named executive officers, other than Mr. Mooradian and Mr. Paltridge, which provide certain payments and benefits upon any of several events of termination of employment, including termination of employment in connection with a change in control. This section describes these payments and benefits, with amounts calculated based on the assumption that a named executive officer's termination of employment with the Company occurred on December 31, 2012. On June 7, 2012, Dr. Essig's employment agreement terminated, except with respect to certain provisions that survive by their terms, and therefore, is not covered in this section. On December 31, 2012, the Company's common stock had a closing sale price on the NASDAQ Global Select Market of $38.97. Actual amounts payable would vary based on the date of the named executive officer's termination of employment and can only be finally determined at that time.

        Unless specified otherwise, the information in this section is based upon the terms of (i) the Second Amended and Restated Employment Agreement between the Company and Peter J. Arduini, dated as of December 20, 2011 (the "Arduini Agreement"); (ii) the Amended and Restated Employment Agreement, between the Company and John B. Henneman, III, dated December 19, 2005 and subsequently amended on January 2, 2008, December 18, 2008, April 13, 2009, and October 12, 2010 (the "Henneman Agreement"); and (iii) the Severance Agreement, dated as of January 3, 2012, between the Company and Richard Gorelick (the "Gorelick Agreement") (the Arduini Agreement, the Henneman Agreement and the Gorelick Agreement are collectively referred to in this section as the "Agreements").

  Payments Upon Termination By The Company Without Cause Or By The Executive For Good Reason Prior to a Change in Control

        The Agreements provide each of the applicable named executive officers with severance payments and benefits upon termination of employment by the Company without cause or by the executive for good reason before a change in control of the Company. For Mr. Arduini, the Company will pay him a lump sum cash severance payment equal to 1.5 times the sum of his annual base salary as of the last day of active employment and his target bonus for the year of termination. For Messrs. Henneman and Gorelick, the Company will pay them a lump sum cash severance payment equal to the sum of their annual base salary as of their last day of active employment and their target bonus for the year of termination.

        In addition, the Agreements provide that the Company will pay to each of the applicable named executive officers the monthly premium for COBRA family coverage under the Company's group health plan and the monthly premium cost that the Company would have paid to cover the executive under the Company's group life insurance had the executive's employment not terminated for a maximum of one year (or eighteen months in the case of Mr. Arduini) following their date of termination. In addition, the Company will pay Messrs. Arduini, Henneman and Gorelick the monthly premium cost for disability insurance under the Company's plan for a maximum of one year following termination.

        The Agreements also provide the applicable named executive officers (except Mr. Arduini) with accelerated vesting of their equity awards upon such termination of employment. In addition, Mr. Henneman will receive payment of common stock underlying the 88,877 restricted stock units from an initial grant in December 2008, and Mr. Arduini will receive payment of common stock underlying 34,130 restricted stock units from an initial grant in November 2010. In all cases, the number of shares distributed will be net of applicable shares withheld for employment or income taxes at the time of grant, vesting or distribution. Further, Mr. Henneman's 2008 stock option grant will remain exercisable through its original expiration date.

        Good reason under the Agreements generally exists if (i) the Company materially breaches the respective Agreement and does not cure the breach within a specified period of time after its receipt of written notice of such breach; (ii) the Company relocates the executive to a location more than forty miles from Princeton, New Jersey; (iii) without the executive's express written consent, the Company reduces the executive's base salary or bonus opportunity, or materially reduces the aggregate fringe benefits provided to the executive, or substantially alters the executive's authority and/or title in a manner reasonably construed to constitute a demotion, provided that, the executive resigns within ninety days after the change objected to; (iv) without the executive's express written consent, the executive fails at any point after a change in control to hold the title and authority with the parent corporation of the surviving corporation after the change in control (or if there is no parent corporation, the surviving corporation) that the executive held with the Company immediately prior to the change in control, provided that the executive resigns within one year after the change in control (in which case, no notice or cure period would apply)); or (v) the Company fails to obtain the assumption of the executive's Agreement by any successor company.

  Payments Upon Termination For Cause Or By Executive Without Good Reason

        The Agreements generally do not provide the applicable named executive officers with any payments or other benefits in the event of their termination of employment by the Company for cause or by the executive without good reason other than amounts accrued and owing, but not yet paid, as of the date of the executive's termination of employment.

        A termination for cause under each Agreement generally would result from an executive's: (i) continued failure to perform the executive's stated duties in all material respects for a specified period of time after receipt of written notice of such failure; (ii) intentional and material breach of any provision of the Agreement which is not cured (if curable) within a specified period of time after receipt of written notice of such breach; (iii) demonstrated personal dishonesty in connection with the executive's employment with the Company; (iv) breach of fiduciary duty in connection with the executive's employment with the Company; (v) willful misconduct that is materially and demonstrably injurious to the Company or any of its subsidiaries; or (vi) conviction or plea of guilty or nolo contendere to a felony or to any other crime involving moral turpitude which conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries.

  Payments Upon Non-Renewal of Employment Agreement

        The Henneman Agreement provides that the Company will pay him the same payments and benefits as those payments and benefits described above under "Payments Upon Termination By The Company Without Cause Or By The Executive For Good Reason Before A Change In Control" in the event of termination of his employment by reason of the Company's election not to extend the term of the Henneman Agreement. In addition, the July 2008 stock option grant agreement with Mr. Henneman provides that, upon nonrenewal of the term of his employment agreement, his July 2008 stock option grant will remain exercisable through its original expiration date. Further, Mr. Henneman's February 2012 and December 2012 restricted stock agreements provide for acceleration of vesting in the event of termination of his employment as a result of his employment agreement not being renewed or replaced. In addition, he will receive the shares underlying his 2008 grant of restricted stock units.

        Except as described above, no other Agreement with any executive officer provides for payments or benefits upon nonrenewal of the respective term of the Agreement.

  Payments Upon Death

        Only the Arduini and Henneman Agreements provide severance payments and benefits upon death. Specifically, if Messrs. Arduini and Henneman die during the term of their employment, then the Company will pay to their estate a lump sum payment equal to one times their annual base salary. In addition, the Company generally will pay their eligible beneficiaries the monthly premium for COBRA family coverage under the Company's group health plan for a period of one year from the date of their death.

        The Arduini, Henneman and Gorelick Agreements also provide for acceleration of their respective equity compensation awards, except that Mr. Henneman's 2012 performance stock agreement does not provide for acceleration of vesting upon death. In addition, Dr. Essig's June 2012 restricted stock award (for director compensation) and Mr. Mooradian's 2012 restricted stock award provide for acceleration of vesting upon their death. The options covered by all of Mr. Arduini's option grants, all of Mr. Henneman's 2008 option grant will remain exercisable until one year following their respective death, but in no event beyond the applicable option's expiration date. In addition, the estate of Mr. Henneman will receive the shares underlying his 2008 grant of restricted stock units, and the estate of Mr. Arduini will receive the shares underlying his 2010 and 2012 grants of restricted stock units.

  Payments Upon Disability

        None of the Agreements provide for cash severance payments upon the executive's termination of employment on account of their disability. The options covered by Mr. Arduini's stock option grants and the options covered by Mr. Henneman's 2008 option grant will remain exercisable until one year following termination on account of disability, but in no event beyond the options' expiration date. In addition, as promptly as practicable following such termination, Mr. Henneman will receive the shares underlying his 2008 grant of restricted stock units, and Mr. Arduini will receive the shares underlying his 2010 and 2012 grants of restricted stock units.

        All of the equity awards for Messrs. Arduini, Henneman, Mooradian and Gorelick (except Mr. Henneman's 2012 performance stock grant) will accelerate and become fully vested on the date of their termination of employment for disability. In addition, Dr. Essig's June 2012 restricted stock award (for director compensation) will accelerate and be fully vested on the date of his termination of board service by reason of disability.

        Under the Agreements, disability generally means the executive's inability to perform his duties by reason of any medically determinable physical or mental impairment, which is expected to result in death or which has lasted or is expected to last for a continuous period of not less than six months.

  Payments in Connection with a Change in Control

        The Agreements provide each of the applicable named executive officers with severance payments and benefits upon termination of their employment in connection with or following a change in control.

        The Agreements provide that, if within twelve months (or eighteen months for Mr. Arduini) of a change in control, their employment with the Company is terminated by the Company for a reason other than death, disability or cause, or they terminate employment with the Company for good reason, (or for Mr. Henneman, if his employment terminates as a result of the Company's election not to extend the term of the Henneman Agreement), the Company will pay a lump sum cash payment equal to a multiple (2.99 times for Messrs. Arduini and Henneman or 1.0 times for Mr. Gorelick)) of the sum of their annual base salary and target bonus. In addition, the Company will generally pay to such executives (other than

Mr. Gorelick), the monthly premium for COBRA family coverage under the Company's group health plan and the monthly premium cost that the Company would have paid to cover the executive under the Company's group life and disability insurance had the executive's employment not terminated for a period generally ending on the earlier to occur of (i) their date of death or (ii) December 31, 2014 for Mr. Arduini and the later of December 19, 2014 or December 19 of the year following the year in which termination occurs for Mr. Henneman. The Gorelick Agreement provides that, for a period ending on the earlier to occur of (i) one year after termination of employment or (ii) his date of death, the Company will generally provide health coverage in the Company's health insurance program (if continuation of coverage is not prohibited) and reimburse him for the cost of the monthly healthcare premiums, less the amount he was required to pay for monthly coverage immediately before termination. In addition, the Company will pay him a lump sum payment equal to the premium cost of continuing the life and disability insurance in effect on the date of termination (if continuation of coverage is not prohibited) until the earlier of (i) one year after termination or (ii) his date of death.

        The Henneman and Gorelick Agreements also provide that the Company will pay all reasonable legal fees and expenses incurred by the executives as a result of their termination of employment.

        The Gorelick Agreement provides that if any payment or benefit provided to him would be subject to the excise tax under section 4999 of the Code, the amounts payable to him and benefits he will receive will be reduced so that no amounts he would receive would be subject to the excise tax under section 4999 of the Code if such reduction would result in him receiving a greater amount on an after-tax basis than if no reduction has occurred.

        The Company's equity plans provide for the acceleration of the vesting and/or delivery of all equity compensation awards granted prior to 2013 for all of the named executive officers upon a change in control, regardless of whether their employment has terminated. In addition, Mr. Henneman will receive payment of common stock underlying the restricted stock units granted to him in December 2008 and the performance stock granted to him in December 2012, and Mr. Arduini will receive payment of common stock underlying the restricted stock units granted to him in November 2010, January 2012 and February 2012. Further, Mr. Arduini's 2012 stock option grants and Mr. Henneman's 2008 stock option grant will remain exercisable through their original expiration date.

        Under the Agreements, a change in control would be deemed to have occurred: (i) if the beneficial ownership of securities representing more than fifty percent of the combined voting power of the voting securities of the Company is acquired by any individual, entity or group; (ii) if the individuals who, as of the date of the Agreement, constitute the Board of Directors cease for any reason during any period of at least twenty-four months to constitute at least a majority of the Board of Directors; (iii) upon consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity; or (iv) upon approval by the stockholders of a complete liquidation or dissolution of the Company.

  Restrictive Covenants And Other Conditions

        For Messrs. Arduini, Henneman and Gorelick, the foregoing severance benefits are conditioned on their execution of a mutual release. In addition, for all of the applicable named executive officers, such benefits are consideration for the restrictive covenants set forth in their respective Agreements. Specifically, during the term of their employment with the Company and the one-year period thereafter (or for Dr. Essig, the two-year period thereafter), all of such named executive officers generally may not compete against the Company or solicit employees and customers of the Company.

  Summary of Potential Payments

        The following table summarizes the payments that would be made by the Company to the named executive officers upon the events discussed above, assuming that each named executive officer's termination of employment with the Company occurred on December 31, 2012 or a change in control of the Company occurred on December 31, 2012, as applicable:

Named Executive Officer	Termination Without Cause or With Good Reason (Before a Change In Control)	Non-Renewal of Agreement	Death	Disability	Upon a Change in Control (With or Without Termination)	Termination Without Cause or With Good Reason (After a Change in Control)
Peter J. Arduini
Cash Severance	$2,283,750	$—	$725,000	$—	$—	$4,552,275
Continued Health & Other Benefits(1)	$28,482	$—	$18,828	$—	$—	$38,136
Acceleration of Stock Options	$—	$—	$—	$—	$1,596,432	$1,596,432
Acceleration of Other Grants(2)	$—	$—	$5,673,408	$5,673,408	$5,673,408	$5,673,408
Fees/Interest(3)	$5,207	$—	$—	$—	$—	$10,338
Total	$2,317,439	$—	$6,417,236	$5,673,408	$7,269,840	$11,870,589
Stuart M. Essig(4)
Cash Severance	$—	$—	$—	$—	$—	$—
Continued Health & Other Benefits	$—	$—	$—	$—	$—	$—
Acceleration of Stock Options	$—	$—	$—	$—	$—	$—
Acceleration of Other Grants	$—	$—	$64,768	$64,768	$64,768	$64,768
Fees/Interest	$—	$—	$—	$—	$—	$—
Total	$—	$—	$64,768	$64,768	$64,768	$64,768
John B. Henneman, III
Cash Severance	$825,000	$825,000	$550,000	$—	$—	$2,466,750
Continued Health & Other Benefits(1)	$19,068	$19,068	$18,828	$—	$—	$38,136
Acceleration of Stock Options	$—	$—	$—	$—	$—	$—
Acceleration of Other Grants(2)	$1,154,915	$1,154,915	$1,154,915	$1,154,915	$2,166,342	$2,166,342
Fees/Interest(3)	$1,901	$—	$—	$—	$—	$5,641
Total	$2,000,884	$1,998,983	$1,723,743	$1,154,915	$2,166,342	$4,676,869
John Mooradian
Cash Severance	$—	$—	$—	$—	$—	$—
Continued Health & Other Benefits(1)	$—	$—	$—	$—	$—	$—
Acceleration of Stock Options	$—	$—	$—	$—	$—	$—
Acceleration of Other Grants	$—	$—	$283,078	$283,078	$283,078	$283,078
Fees/Interest(3)	$—	$—	$—	$—	$—	$—
Total	$—	$—	$283,078	$283,078	$283,078	$283,078
Richard D. Gorelick
Cash Severance	$468,180	$—	$—	$—	$—	$468,180
Continued Health & Other Benefits(1)	$12,660	$—	$—	$—	$—	$12,660
Acceleration of Stock Options	$—	$—	$—	$—	$—	$—
Acceleration of Other Grants	$280,818	$—	$280,818	$280,818	$280,818	$280,818
Fees/Interest(3)	$1,083	$—	$—	$—	$—	$1,083
Total	$762,741	$—	$280,818	$280,818	$280,818	$762,741
Robert Paltridge
Cash Severance	$—	$—	$—	$—	$—	$—
Continued Health & Other Benefits(1)	$—	$—	$—	$—	$—	$—
Acceleration of Stock Options	$—	$—	$—	$—	$—	$—
Acceleration of Other Grants	$—	$—	$—	$—	$522,315	$522,315
Fees/Interest(3)	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$522,315	$522,315

(1)
For Messrs. Arduini and Henneman, the premium cost for health, life and disability insurance is assumed to be $1,589 per month with no gross-up. For Mr. Gorelick, the premium cost for health, life and disability insurance (less that amount he would have been required to pay for such coverage immediately before termination) is assumed to be $1,055 per month with no gross-up.

(2)
For information on vested and deferred restricted stock units, see the Nonqualified Deferred Compensation table. The value of vested awards is not included in this table.

(3)
The Henneman and Gorelick Agreements provide for reasonable legal fees and expenses that may be incurred by the executive as a result of the executive's termination of employment related to a change in control. However, the table does not include a value for these fees and expenses because they would be incurred only if there is a dispute under these Agreements. Thus, these amounts are undeterminable. For Messrs. Arduini, Henneman and Gorelick, the amount shown represents the interest on the executive's respective severance payment (cash severance plus premium cost for health and other insurance benefits) if it is required to be delayed for six months because of the application of section 409A of the Code, with such interest applied at the rate of 0.27% compounded monthly.

(4)
On June 7, 2012, Dr. Essig's employment with the Company terminated. Also on that date, his employment agreement terminated, except with respect to certain provisions that survive by their terms. The table assumes that his employment terminated on December 31, 2012.

The Company does not provide for any tax gross-up payments.

DIRECTOR COMPENSATION

        The Board of Directors believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. The key components of non-employee director compensation include an annual equity grant and an annual retainer.

        Compensation.    The compensation of directors during 2012 included the compensation payable during the period beginning with the Company's 2011 Annual Meeting of Stockholders on May 17, 2011 and ending with the Company's 2012 Annual Meeting of Stockholders on May 17, 2012.

        As compensation for their service during the period beginning with the Company's 2011 Annual Meeting of Stockholders, non-employee directors were able to elect to receive an annual equity grant of 2,500 shares of restricted stock or options to purchase 7,500 shares of common stock (with the Chairman of the Board of Directors being able to elect to receive 3,325 shares of restricted stock or options to purchase 10,000 shares of common stock). Directors also received an annual retainer of $75,000, payable in one of four ways, at their election: (1) in cash, (2) in restricted stock, (3) one half in cash and one half in restricted stock, or (4) in options to purchase common stock (the number of options determined by valuing the options at one-third of the fair market value of our common stock underlying the option), with a maximum of 7,500 options. Compensation for their service during the period beginning with the Company's 2012 Annual Meeting of Stockholders and ending with the Company's 2013 Annual Meeting of Stockholders on May 22, 2013 remains unchanged from the prior period except that effective as of the 2012 Annual Meeting of Stockholders, the Presiding Director received an annual presiding director fee of $25,000 payable in cash.

        Effective as of the 2013 Annual Meeting of Stockholders, non-employee directors will receive an annual equity grant in the form of restricted stock with a fair market value on the date of grant of $125,000 (or $175,000 for the Chairman) and will no longer receive the same fixed number of shares each year. In addition, the annual retainer for non-employee directors will remain at $75,000, payable in one of three ways, at their election: (1) in cash, (2) in restricted stock, or (3) one half in cash and one half in restricted stock. Non-employee directors will no longer be able to choose to receive the annual retainer or the annual equity grant in the form of stock options. In addition, the following separate annual cash fees will be paid as follows: (1) $7,500 for the Nominating and Corporate Governance Committee Chair, (2) $15,000 for the Compensation Committee Chair, (3) $15,000 for the Audit Committee Chair, (4) $25,000 for the Presiding Director (which remains unchanged), and (5) $25,000 for the Chairman.

        The Company pays reasonable travel and out-of-pocket expenses incurred by non-employee directors in connection with attendance at meetings to transact business of the Company or attendance at meetings of the Board of Directors or any committee thereof.

        The following table provides details of the total compensation earned by non-employee directors in 2012.

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2)(3) ($) (c)	Option Awards(4)(5) ($) (d)	Total ($) (h)
Thomas J. Baltimore, Jr.*	—	39,909	—	39,909
Keith Bradley	75,000	84,625	—	159,625
Richard E. Caruso	—	—	176,979	176,979
Neal Moszkowski	46,467	—	93,825	140,292
Raymond G. Murphy	—	159,637	—	159,637
Christian S. Schade	46,467	84,625	—	131,092
James M. Sullivan	90,490	84,625	—	175,115
Anne M. VanLent	75,000	84,625	—	159,625

*
Effective August 27, 2012, Mr. Baltimore resigned as a member of the Company's Board of Directors. On May 17, 2012, he was granted 4,716 shares of restricted stock with a value of $159,637. However, because of Mr. Baltimore's resignation on August 27, 2012, 3,537 shares of restricted stock were forfeited.

(1)
Includes amounts earned for 2012, but not paid until 2013.

(2)
This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of the Company's common stock on the grant date.

(3)
Stock awards outstanding as of December 31, 2012 for each director consisted of restricted shares of common stock, as follows: Thomas J. Baltimore, Jr. — 0; Keith Bradley — 1,250; Richard E. Caruso — 0; Neal Moszkowski — 0; Raymond G. Murphy — 2,538; Christian S. Schade — 1,250; James M. Sullivan — 1,250 and Anne M. VanLent — 1,250.

(4)
This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the fair value of the option on the grant date as estimated using the binomial distribution model. For a discussion of assumptions used to estimate fair value, please see Note 7, "Stock Purchase and Award Plans," to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(5)
The aggregate number of options held by each director as of December 31, 2012 was as follows: Thomas J. Baltimore, Jr. — 0; Keith Bradley — 7,500; Richard E. Caruso — 59,366; Neal Moszkowski — 72,179; Raymond G. Murphy — 7,500; Christian S. Schade — 37,500; James M. Sullivan — 20,039 and Anne M. VanLent — 46,960.

        Stuart Essig, the Company's former Chief Executive Officer and Executive Chairman is not included in this table because during part of the last fiscal year, Dr. Essig was an employee of the Company. The compensation received by Dr. Essig as an employee as well as a director of the Company is shown above in the Summary Compensation Table. For additional information, please see the Outstanding Equity Awards Table.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2012 regarding existing compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by stockholders	2,131,455	(2)	$38.68	(3)	3,150,899	(4)
Total	2,131,455		$38.68		3,150,899

(1)
Excludes securities to be issued upon the exercise of outstanding options, warrants and rights.

(2)
Consists of (a) 1,871 shares of common stock underlying unvested Restricted Stock Units, (b) 154,923 shares of common stock underlying outstanding unvested contract stock, (c) 243,539 shares of common stock underlying outstanding unvested options, (d) 25,954 shares underlying unvested Performance Stock Units, (e) 239,947 shares underlying vested and deferred contract stock and (f) 1,465,221 shares of common stock underlying outstanding vested options. Of these amounts, the following securities are issuable under the 2003 Plan: (a) 1,871 shares of common stock underlying Restricted Stock Units, (b) 25,954 shares of common stock underlying outstanding Performance Stock Units, (c) 394,870 shares of common stock underlying contract stock and (d) 1,615,615 shares of common stock underlying outstanding options.

(3)
Excluding the Restricted Stock Units, performance stock and contract stock, the weighted average exercise price is $38.68.

(4)
Consists of 1,053,954 shares of common stock which remain available for issuance under the Employee Stock Purchase Plan and 2,096,945 shares which remain available for issuance under the other Approved Plans, including 2,036,573 shares under the 2003 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Dr. Bradley, Mr. Moszkowski and Mr. Schade are the current members of the Compensation Committee. None of our compensation committee members currently serves nor did they ever serve as an officer or employee or former officer of the Company or had any relationship requiring disclosure herein pursuant to Securities and Exchange Commission regulations. No executive officer of the Company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure under Securities and Exchange Commission regulations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

        Pursuant to a written policy, the Company reviews all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in excess of $100,000 in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $100,000, and in which any Related Person had, has or will have a direct or indirect interest. For purposes of the policy, a "Related Person" means:

          (a)   any person who is, or at any time since the beginning of the Company's last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

          (b)   any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities;

          (c)   any immediate family member of any of the foregoing persons; and

          (d)   any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

        If the Company's legal department determines that a proposed transaction is a transaction for which approval is required under applicable rules and regulations of the Securities and Exchange Commission, the proposed transaction shall be submitted to the Audit Committee for consideration.

        The Audit Committee will consider all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to, the benefits to the Company; the impact on a director's independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Audit Committee shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith.

        The policy provides that the above determination should be made at the next Audit Committee meeting. In those instances in which the legal department, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the transaction shall be presented to the Chair of the Audit Committee (who will possess delegated authority to act between Audit Committee meetings).

Related Person Transactions

        The Company leases its manufacturing facility in Plainsboro, New Jersey from Plainsboro Associates, a New Jersey general partnership. Ocirne, Inc., a subsidiary of Provco Industries, owns a 50% interest in Plainsboro Associates. Provco Industries' stockholders are trusts whose beneficiaries include the children of Dr. Caruso, a director and a principal stockholder of the Company. Dr. Caruso is the President of Provco Industries. The Company paid $254,410 for rent of this facility for 2012.

AUDIT COMMITTEE REPORT

        The following report of the Audit Committee is required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

        The purpose of the Audit Committee is to oversee the Company's accounting and financial reporting process and the audits of the Company's financial statements. The Audit Committee operates pursuant to a Charter that the Board amended and restated on July 26, 2011, a copy of which is available on the Company's website.

        As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's financial reporting process, accounting policies, internal audit function, internal controls over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the Company's financial statements and internal control over financial reporting and expressing an opinion as to the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee the Company's financial reporting process.

        In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting and the independent registered public accounting firm's evaluation of the Company's internal control over financial reporting as of December 31, 2012. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, has discussed with the independent registered public accounting firm its independence in relation to the Company and has considered the compatibility of non-audit services with such independence. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2012 be included in the Company's Annual Report on Form 10-K for such fiscal year, as filed with the Securities and Exchange Commission on February 26, 2013.

The Audit Committee of the Board of Directors
RAYMOND G. MURPHY (CHAIR) CHRISTIAN S. SCHADE JAMES M. SULLIVAN ANNE M. VANLENT

 PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of common stock as of March 29, 2013 by: (a) each person or entity known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock, based upon Company records or statements filed with the Securities and Exchange Commission; (b) each of the Company's directors and nominees for directors; (c) each of the named executive officers; and (d) all executive officers, directors and nominees as a group. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person. Unless otherwise provided, the address of each individual listed below is c/o Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, NJ 08536.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares Owned(1)		Right to Acquire(2)		Total		Percent of Class(3)
Peter J. Arduini	8,758		101,983	(4)	110,741		*
Keith Bradley, Ph.D	5,248		7,500		12,748		*
Richard E. Caruso, Ph.D	6,150,760	(5)	59,366		6,210,126	(5)	22.1%
Stuart M. Essig, Ph.D	1,564,369	(6)	1,175,000		2,739,369	(6)	9.4%
Barbara B. Hill	—		—		—		*
Lloyd W. Howell, Jr	625		—		625		*
Neal Moszkowski	3,511		72,179		75,690		*
Raymond G. Murphy	14,424		7,500		21,924		*
Christian S. Schade	8,477		37,500		45,977		*
James M. Sullivan	13,671		20,039		33,710		*
Anne M. VanLent	8,478		46,960		55,438		*
John B. Henneman, III	102,669		50,000	(7)	152,669		*
John Mooradian	8,666		—		8,666		*
Richard D. Gorelick	24,440		—		24,440		*
Robert D. Paltridge	52,044		—		52,044		*
All directors, nominees for director and executive officers as a group (23 persons)	8,076,255	(8)	1,578,027	(9)	9,654,282	(8)	32.5%
Provco Leasing Corporation 1105 N.	6,014,543	(10)	—		6,014,543	(10)	21.4%
Market Street Suite 602 Wilmington, DE 19801
Tru St Partnership, L.P.	5,991,205		—		5,991,205		21.3%
795 East Lancaster Avenue Suite 200 Villanova, PA 19085
FMR LLC and Edward C. Johnson 3d	3,485,856	(11)	—		3,485,856	(11)	12.4%
82 Devonshire Street Boston, MA 02109
BlackRock, Inc.	1,562,716	(12)	—		1,562,716	(12)	5.6%
40 East 52nd Street New York, NY 10022

*
Represents beneficial ownership of less than 1%.

(1)
Excludes shares that may be acquired through stock option exercises, restricted stock units or performance stock.

(2)
Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of March 29, 2013 upon the exercise of an option or other convertible security are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.

(3)
As of March 29, 2013, we had 28,102,687 shares of common stock outstanding.

(4)
Excludes outstanding Restricted Stock Units awarded to Mr. Arduini in November 2010 which entitle him to an aggregate of 34,130 shares of common stock. These Restricted Stock Units vested on the grant date, but are not yet deliverable and do not give Mr. Arduini the right to acquire any shares within 60 days of March 29, 2013. Also excludes outstanding Restricted Stock Units awarded to Mr. Arduini in January 2012 which entitle him to an aggregate of 118,363 shares of common stock. 39,455 of such Restricted Stock Units vested on January 3, 2013, but are not yet deliverable and do not give Mr. Arduini the right to acquire any shares within 60 days of March 29, 2013. Also excludes outstanding Restricted Stock Units awarded to Mr. Arduini in February 2012 which entitle him to 4,537 shares of common stock. These Restricted Stock Units vested on February 21, 2013, but are not yet deliverable and do not give Mr. Arduini the right to acquire any shares within 60 days of March 29, 2013. Also excludes outstanding Restricted Stock Units awarded to Mr. Arduini in February 2012 which entitle him to an aggregate of 22,684 shares of common stock. 7,562 of such Restricted Stock Units vested on February 21, 2013, but are not yet deliverable and do not give Mr. Arduini the right to acquire any shares within 60 days of March 29, 2013.

(5)
Includes 5,991,205 shares held by Tru St Partnership, L.P., a Pennsylvania limited partnership ("Tru St") (also see footnote 10 below). Also includes 23,338 shares held by Provco Leasing Corporation ("Provco"), of which Dr. Caruso is President and sole director and 98,146 shares held by The Uncommon Individual Foundation, of which Dr. Caruso is the Chief Executive Officer. Provco is the corporate general partner of Tru St. Dr. Caruso may be deemed to have shared voting and dispositive power over the shares held by Tru St, Provco and The Uncommon Individual Foundation. Also includes 38,071 shares owned by Dr. Caruso. Dr. Caruso disclaims beneficial ownership of the shares held by Tru St, Provco and The Uncommon Individual Foundation, except to the extent of his pecuniary interest therein. Dr. Caruso's address is c/o The Provco Group, LTD, 795 E. Lancaster Avenue, Suite 200, Villanova, PA 19085.

(6)
Dr. Essig retains voting power on the record date for the 2013 Annual Meeting of Stockholders over 417,998 shares of common stock which he transferred to Credit Suisse First Boston Capital LLC on March 28, 2013.

(7)
Excludes outstanding Restricted Stock Units awarded to Mr. Henneman in December 2008 of which 44,439 units vested in December 2009 and 44,438 units vested in December 2010. These vested Restricted Stock Units are not yet deliverable and do not give the executive the right to acquire any shares within 60 days of March 29, 2013.

(8)
See footnotes 5 and 6 above.

(9)
See footnotes 4 and 7 above.

(10)
Includes 5,991,205 shares held by Tru St, of which Provco is the general corporate partner. Provco may be deemed to have shared voting and dispositive power over these shares. Also includes 23,338 shares of which Provco has sole voting and dispositive power.

(11)
FMR LLC, a holding company of investment companies, and Edward C. Johnson 3d each report beneficially owning and having sole dispositive power over 3,485,856 shares of which FMR LLC has sole voting power over 0 shares. Of the 3,485,856 shares, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (the "1940 Act"), is the beneficial owner of

  3,485,856 shares as a result of acting as an investment adviser to various investment companies registered under the 1940 Act, Fidelity Small Cap Discovery Fund (an investment company) owns 1,464,792 shares, Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole dispositive power over 3,485,856 shares owned by the funds. Members of the family of Mr. Johnson, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the voting agreement, members of the Johnson family group may be deemed under the 1940 Act to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' boards of trustees. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by FMR LLC with the Securities and Exchange Commission on February 14, 2013.

(12)
BlackRock, Inc. has sole voting and dispositive power over all of these shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by BlackRock, Inc. with the Securities and Exchange Commission on February 8, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's outstanding shares of common stock and certain other holders of such shares (collectively, "Covered Persons"), to file with the Securities and Exchange Commission, within specified time periods, initial reports of ownership and subsequent reports of changes in ownership of common stock and other equity securities of the Company.

        Based solely upon the Company's review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company's knowledge all of the Section 16(a) filing requirements applicable to Covered Persons were complied with during 2012.

STOCKHOLDER PROPOSALS

        The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company's proxy statement and form of proxy for the 2014 Annual Meeting of Stockholders is December 16, 2013. Such proposals must be sent to: Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536, Attention: Corporate Vice President, General Counsel, Administration and Secretary. The date after which notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is considered untimely is December 16, 2013. If notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange is received by the Company after December 16, 2013, then the Company's proxy for the 2014 Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for such annual meeting of stockholders.

        Our Bylaws require, among other things, that a stockholder may present a proposal at the 2014 Annual Meeting that is not included in the proxy statement if proper written notice is received by our Corporate Vice President, General Counsel, Administration and Secretary at our principal executive offices between January 22, 2014 and the close of business on February 21, 2014. The proposal must contain the specific information required by our Bylaws. You may obtain a copy of the Bylaws by writing to our Corporate Vice President, General Counsel, Administration and Secretary.

 OTHER MATTERS

        A copy of the Company's 2012 Annual Report to Stockholders is being mailed simultaneously herewith to stockholders but is not to be regarded as proxy solicitation material. In addition, our Code of Conduct, which applies to all of the Company's directors and officers, and the charters for each of our Audit, Compensation, and Nominating and Corporate Governance Committees are accessible via our website at www.integralife.com through the "Investor Relations" link under the heading "Corporate Governance."

        The Company, upon request, will furnish to record and beneficial holders of its common stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules, but without exhibits) for the fiscal year ended December 31, 2012 as filed with the Securities and Exchange Commission on February 26, 2013. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to the investor relations department, at the offices of the Company set forth on page one of this Proxy Statement.

By order of the Board of Directors,
/s/ RICHARD D. GORELICK Richard D. Gorelick Corporate Vice President, General Counsel, Administration and Secretary
Plainsboro, New Jersey
April 15, 2013

APPENDIX A

Integra LifeSciences Holdings Corporation Performance Incentive Compensation Plan

Article I
Establishment, Purpose, and Effective Date

        This Integra LifeSciences Holdings Corporation Performance Incentive Compensation Plan (the "Plan") is established by Integra LifeSciences Holdings Corporation, a Delaware corporation ("Integra"), for the purpose of enhancing the ability of Integra to offer incentive compensation to eligible employees by rewarding the achievement of corporate goals, division and major corporate function goals, individual performance which is consistent with and supportive of the overall corporate objectives of Integra. More specifically, through this Plan, Integra intends to (i) reinforce strategically important financial and operational objectives; (ii) provide rewards based on achieving significant corporate, departmental or division and individual goals and objectives; (iii) provide incentives that result in behavior that is consistent with increasing stockholder value and the success of Integra; and (iv) incorporate an incentive program in the Integra overall compensation program to help attract, retain, and motivate key employees. The Plan is a plan for employees of Integra and its subsidiaries for Performance Periods beginning on or after January 1, 2013 (the "Effective Date").

        It is Integra's intent that bonuses paid under this Plan may be, but shall not be required to be, designed to be deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (collectively, the "Code").

Article II
Definitions

        2.1    Board.    "Board" shall mean the Board of Directors of Integra.

        2.2    Bonus.    "Bonus" shall mean a cash payment under this Plan.

        2.3    Bonus Opportunity.    "Bonus Opportunity" shall mean the opportunity to receive a Bonus, subject to all applicable terms and conditions.

        2.4    Business Criteria.    "Business Criteria" shall mean the Business Criteria set forth in Section 3.1(e) hereof on which the Performance Objectives may be based.

        2.5    Change in Control.    "Change in Control" shall mean the occurrence of any of the following:

          (a)   An acquisition (other than directly from Integra) of any voting securities of Integra ("Voting Securities") by any "Person" (as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of the combined voting power of all the then outstanding Voting Securities, other than Integra, any trustee or other fiduciary holding securities under any employee benefit plan of Integra or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of Integra in substantially the same proportions as their ownership of stock of Integra; provided, however, that any acquisition from Integra or any acquisition pursuant to a transaction which complies with paragraph (c)(i) and (ii) below shall not be a Change in Control under this paragraph (a);

          (b)   The individuals who, as of February 20, 2013, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the stockholders, of any new director was approved by a vote of at least two-thirds of the members of the Board who constitute Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of February 20, 2013, provided further, however, that no individual shall be considered a member of the

  Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

          (c)   Consummation by Integra of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of Integra or the acquisition of assets or stock of another entity (a "Business Combination"), unless immediately following such Business Combination: (i) more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (A) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (B) if applicable, a corporation which as a result of such transaction owns Integra or all or substantially all of Integra's assets either directly or through one or more subsidiaries (the "Parent Corporation"), is represented, directly or indirectly, by Integra Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Integra Voting Securities; and (ii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination;

          (d)   The approval by the stockholders of Integra of a complete liquidation or dissolution of Integra; or

          (e)   Acceptance by the stockholders of Integra of shares in a share exchange if the stockholders of Integra immediately before such share exchange do not own, directly or indirectly, immediately following such share exchange more than 50 percent of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Bonus Opportunity which provides for the deferral of compensation and is subject to Code Section 409A, the transaction or event described in this Section 2.5 with respect to such Bonus Opportunity must also constitute a "change in control event," as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by Code Section 409A.

        2.6    Company.    "Company" shall mean Integra and its subsidiaries.

        2.7    Covered Employee.    "Covered Employee" shall mean any employee of the Company who is, or could become, a "covered employee" within the meaning of Code Section 162(m).

        2.8    Eligible Employee.    "Eligible Employee" shall mean an employee of the Company.

        2.9    Exchange Act.    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.10    Outside Director.    "Outside Director" shall have the meaning set forth in the regulations and rulings promulgated under Code Section 162(m).

        2.11    Participant.    "Participant" shall mean an Eligible Employee who has been selected to participate in the Plan by the Committee pursuant to Section 3.1(a) hereof. Unless otherwise determined by the Committee, each Eligible Employee located in the United States shall be a Participant. Pursuant to Section 3.1(d), the Committee may determine the extent, if any, to which Eligible Employees employed by the Company outside the United States shall be eligible to participate in the Plan for a given Performance Period.

        2.12    Performance Period.    "Performance Period" shall mean a period for which Bonus Opportunities may be awarded. The first Performance Period under the Plan shall begin on January 1, 2013 and end on December 31, 2013.

        2.13    QPBC.    "QPBC" shall mean "qualified performance-based compensation" within the meaning set forth in the regulations and rulings promulgated under Code Section 162(m).

        2.14    Target Bonus.    "Target Bonus" shall mean the target amount, expressed as a percentage of a Participant's base salary or a fixed value, that the Participant may earn as a Bonus for an applicable Performance Period, provided that the target level of performance is achieved with respect to each Performance Objective applicable to the Participant for such Performance Period, and subject to funding. Notwithstanding the foregoing, in no event shall a Participant's Target Bonus exceed 165% of his or her base salary as in effect as of the final day of the applicable Performance Period.

Article III
Eligibility and Benefits

        3.1    Eligible Employees; Performance Objectives.

          a)    Subject to this Section 3.1, the Committee shall determine which Eligible Employees shall be Participants in the Plan for a given Performance Period.

          b)    Subject to the approval by the Committee, all Eligible Employees employed by the Company in the United States in a Bonus Level 1 or above position, as of January 1 of a Performance Period, shall be eligible to be selected to participate in the Plan for such Performance Period. In addition, Eligible Employees who are newly hired to a Bonus Level 1 or above position in the United States after January 1 of a Performance Period, but prior to October 1 of such Performance Period, will, subject to the approval of the Committee, be eligible to participate in the Plan for such Performance Period. Any Eligible Employee employed in the United States who is either (i) promoted to a Bonus Level 1 or above position or (ii) a participant in the Plan but is promoted to a higher Bonus Level position, in either case after January 1 of a Performance Period, but prior to October 1 of such Performance Period, will, subject to the approval of the Committee, be eligible to participate in the Plan for the remaining portion of the Performance Period after the promotion.

          c)     An Eligible Employee who is hired into a Bonus Level 1 or above position in the United States on or after October 1 of a Performance Period shall not be eligible to participate in the Plan for such Performance Period. An Eligible Employee who is not participating in the Plan for a Performance Period and is subsequently promoted to a Bonus Level 1 or above position in the United States on or after October 1 of a Performance Period shall also not be eligible to participate in the Plan. An Eligible Employee who is participating in the Plan for a Performance Period and is subsequently promoted to a higher position on or after October 1 of a Performance Period shall continue at the participation level for the Performance Period prior to the promotion. Except as otherwise provided in this Plan, any individual participating in the Plan during a Performance Period who ceases to be an Employee during such Performance Period shall cease to be eligible to participate in the Plan.

          d)    The Committee shall determine the extent, if any, to which Eligible Employees employed by the Company outside the United States shall be eligible to participate in the Plan for a given Performance Period.

          e)    Each Bonus Opportunity shall be subject to such terms and conditions as the Committee shall establish, which shall include the amount of the Bonus to be paid based upon the attainment of one or more performance objectives (each, a "Performance Objective"). For any Bonus that is intended to be QPBC, each Performance Objective under the corresponding Bonus Opportunity shall be based on one or more of the following business criteria (the "Business Criteria") with respect to (i) Integra, (ii) Integra's worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees and/or (iii) Integra's brands, groups of brands or specific brands: revenue; gross or net revenue; revenue growth; gross or net sales; profitability; gross or net profit; profitability growth; earnings before interest, taxes, depreciation and amortization; adjusted earnings before interest, taxes, depreciation and amortization; net income or adjusted net income; pre-tax income; operating profit; cost improvements; operating earnings; working capital; return on assets; return on net assets; return on equity; return on capital; economic value or economic value added; return on sales; earnings per share; adjusted earnings per share; stock price appreciation; total stockholder return; price per share; cash flow; free cash flow; operating cash flow; year-end cash; costs or expenses; regulatory body approval for commercialization of a product; research and development achievements; implementation or completion of critical projects; market share; asset turnover; inventory turnover; capacity utilization; mergers and acquisition integration; environmental health and safety; quality; diversity; customer retention; sales-related goals; customer satisfaction and/or growth; increase in customer base; financial and other capital-raising transactions; employee satisfaction; and recruiting and maintaining personnel, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of other companies or to market performance indicators or indices. For any Bonus that is not intended to be QPBC, the Performance Objectives under the corresponding Bonus Opportunity may be based upon any of the foregoing Business Criteria and/or upon other standards, including without limitation individual performance goals and personal contributions to the Company's business.

        3.2    Determination of Bonus Opportunity.    Subject to the terms of the Plan (including the provisions applicable to QPBC set forth in Sections 4.4 and 4.5 hereof), the Committee shall have authority to determine the amount of the Bonus Opportunity granted to each Participant, including threshold, target and maximum amounts.

        3.3    Determination of Bonus Amounts.    Subject to Section 3.2 above, the Committee may, in the case of a Participant who is not an executive officer of the Company or a Covered Employee, increase the amount of any Bonus that is not intended to be QPBC by up to 100% of the amount that would otherwise be paid based upon the established terms of the Bonus Opportunity and, in the case of any Participant, may reduce the amount of any Bonus by up to 100%, in each case based on the Committee's assessment of the individual Participant's performance for the applicable Performance Period. Notwithstanding the foregoing, in no event shall the amount of a Bonus for an executive officer exceed 150% of such executive officer's Target Bonus.

        3.4    Maximum Bonus.    The maximum Bonus payable to any Participant under the Plan with respect to any calendar year shall be $3,000,000.

Article IV
Section 162(m) Bonuses

        4.1    QPBC.    The Committee, in its discretion, may determine whether any Bonus is intended to be QPBC, and may take such actions which it may deem necessary to ensure that such Bonus will so qualify. The Committee, in its sole discretion, may grant Bonus Opportunities to Eligible Employees that are based on Business Criteria but that do not satisfy the requirements of this Article IV and that are not intended to qualify as QPBC.

        4.2    Performance Objectives.    With respect to any Bonus that the Committee determines should be QPBC:

          (a)   the Performance Objectives shall be established in writing by the Committee not later than 90 days after the commencement of the applicable Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Code Section 162(m)) to which the Performance Objectives relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; provided, further, that in no event shall the Performance Objectives be established after 25% of the period of service (as scheduled in good faith at the time the Performance Objectives are established) has elapsed; and

          (b)   within the period described in Section 4.2(a) above, the Committee shall, in writing, (i) designate the Participants to whom such Bonus Opportunity is awarded, (ii) select the Business Criteria applicable to the Performance Period, (iii) establish the Performance Objectives for the applicable Business Criteria, and the Bonus Opportunity for such Performance Period based on the Business Criteria and (iv) specify the relationship between Business Criteria and the Performance Objectives and the amounts of the Bonus to be earned by each Covered Employee for such Performance Period; and

          (c)   before the Bonus is paid to the applicable Participant, the Committee must certify in writing (which may take the form of a certification in minutes of the Committee or a resolution) that the Performance Objectives and any other material terms were satisfied; and

          (d)   the Performance Objectives must be based on an objective formula or standard.

        4.3    Compliance with Code Section 162(m).    Performance Objectives relating to a Bonus intended to be QPBC shall be drafted and implemented in a manner consistent with Code Section 162(m). Furthermore, notwithstanding any other provision of the Plan, Bonuses that are intended to be QPBC shall be subject to any additional limitations set forth in Code Section 162(m) or any regulations or rulings promulgated thereunder that are requirements for qualification as QPBC, and the Plan shall be deemed amended to the extent necessary to conform to such requirements. With respect to any Bonus intended to be QPBC, the provisions of this Article IV shall control over any contrary provision contained in the Plan.

        4.4    Payment of QPBC.    Unless otherwise provided by the Committee and only to the extent otherwise permitted by Code Section 162(m), with respect to each Bonus that is intended to qualify as QPBC, (a) the Participant must be employed by the Company throughout the Performance Period and (b) the Participant shall be eligible to receive payment of the Bonus for the Performance Period only if and to the extent that the Performance Objectives for such period are achieved, contingent on funding.

        4.5    Limited Discretion.    Once a Bonus Opportunity is established pursuant to Section 4.2 hereof for a Bonus that is intended to be QPBC, the Committee shall not have any discretion to increase it based upon the established terms of the Bonus Opportunity or to modify the applicable Performance Objectives (other than pursuant to automatic objectively determinable adjustments established at the time the Performance Objectives were established), to the extent the existence or exercise of such discretion is inconsistent with the requirements for QPBC. In determining the amount of any Bonus that is intended to be QPBC, the Committee shall have the right to reduce (but not to increase) the amount of the Bonus that is derived solely based on the attainment of the applicable Performance Objectives, to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance.

        4.6    Stockholder Approval.    Notwithstanding any provision in the Plan to the contrary, no Bonuses intended to be QPBC shall be paid under the Plan unless and until the stockholders of Integra approve the Plan and the Business Criteria as required by Code Section 162(m). So long as the Plan shall not have been previously terminated by Integra, to the extent Integra determines that the Bonus relating to any Bonus Opportunity established under the Plan more than five years after Integra stockholders' initial approval of the Plan shall continue to be intended to be QPBC, the Plan and the Business Criteria shall be resubmitted for approval of the stockholders of Integra no later than the fifth year after it shall have first been approved by the stockholders of Integra and every fifth year thereafter.

Article V
Payment of Benefits

        5.1    Form of Payment.    Bonuses under the Plan may be paid in cash or its equivalent, as determined by the Committee in its sole discretion.

        5.2    Designation of Beneficiary.    In the event of the death of a Participant after the completion of a Performance Period for a Bonus but before the Bonus is paid, the Bonus (if any) shall be paid to the Participant's surviving spouse or, if the Participant does not have a surviving spouse, to the Participant's estate.

        5.3    Payees under Legal Disability.    If the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Committee may have the payment (if any) made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee. Any such payment shall be a payment for the benefit of the payee and shall be a complete discharge of any liability under the Plan to the payee.

        5.4    Payment of Bonuses.

          (a)   Unless otherwise directed by the Committee, each Bonus shall be paid no later than the fifteenth day of the third month following the end of the calendar year in which the Bonus is no longer subject to a "substantial risk of forfeiture" (within the meaning of Code Section 409A).

          (b)   Subject to Section 5.2 hereof, unless otherwise specifically determined by the Committee or otherwise provided for in an employment or severance agreement with Integra, a Participant shall be eligible for payment of a Bonus under the Plan only if the Participant is an active employee of Integra on the date of payment; provided, however, that for a Participant who is on a leave of absence on the date of payment, Integra's Chief Human Resources Officer or his or her delegate shall have the discretion to determine the requirements for such Participant's return to active employee status in order to be eligible to receive the payment and the timing of such payment, but in no event shall such payment be made later than the last date permitted for such payment under Section 5.4(a) hereof.

          (c)   All payments under the Plan shall be directly deposited into the Participant's designated payroll deposit account, delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of his or her surviving spouse or, if there is no surviving spouse, to the address of his or her estate). Each Participant shall be responsible for furnishing Integra with his or her current address and the address of his or her spouse, if any.

        5.5    No Entitlement to Bonuses.    Nothing contained in the Plan shall confer upon any person any claim or right to a Bonus with respect to any year or Performance Period, and whether the Company pays a Participant a Bonus and the amount of any such Bonus shall be determined by the Company in its sole and absolute discretion, subject to the terms and conditions of the Plan.

Article VI
Plan Administration

        6.1    Committee.    Authority to administer the Plan shall be vested in a committee (the "Committee") designated by the Board, consisting of at least two members, all of whom are Outside Directors; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 6.1 or otherwise provided in any charter of the Committee. As of the Effective Date, the Compensation Committee of the Board shall serve as the Committee.

        6.2    Administrative Powers.    The Committee shall have all powers necessary to administer the Plan. In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have the following powers and discretionary authority:

          (a)   To designate agents to carry out responsibilities relating to the Plan;

          (b)   To administer, interpret, and answer all questions which may arise under this Plan;

          (c)   To establish rules and procedures for the conduct of its business and for the administration of the Plan;

          (d)   To select and engage consultants, accountants, attorneys or other professionals or experts to render service or advice with regard to any responsibility the Committee has under the Plan, and (with Integra, its Board and its officers) to rely upon the advice or opinions of any such persons, to the extent permitted by law, being fully protected in acting and relying thereon in good faith; and

          (e)   To perform or cause to be performed such further acts as it may deem necessary or appropriate in the administration of the Plan.

        All determinations and actions by the Committee relating to the Plan will be binding upon all parties, to the maximum extent permitted by law.

        6.3    Delegation of Authority.    To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of Integra the authority to grant or amend Bonuses or Bonus Opportunities, or to take other administrative actions pursuant to this Article 6; provided, however, that in no event shall an officer of Integra be delegated the authority to grant Bonuses to, or amend Bonus Opportunities held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Bonuses intended to constitute QPBC, or (c) officers of Integra to whom authority has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Code Section 162(m) and other applicable law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 6.3 shall serve in such capacity at the pleasure of the Board and the Committee.

        6.4    Indemnification.

          (a)   To the maximum extent permitted by law, Integra shall indemnify each member of the Committee and of the Board against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of the performance of his or her duties under the Plan. This indemnity shall not apply if the individual: (i) Acted fraudulently or in bad faith in the performance of his or her duties; or (ii) Fails to assist Integra in defending against the claim.

          (b)   Integra shall have the right to select counsel and to control the prosecution or defense of the suit.

          (c)   Integra shall not be required to indemnify any person for any amount incurred through settlement of any action unless Integra consents in writing to the settlement.

Article VII
Miscellaneous Matters

        7.1    Amendment and Termination.    Integra reserves the right to amend, modify, or terminate the Plan at any time by action of the Board or the Committee. Notwithstanding the foregoing, no amendment of the Plan or with respect to a Bonus Opportunity may be made that would constitute a modification of the material terms of a "performance goal" (as described in Treasury Regulation section 1.162-27(e)(2) or any successor thereto).

        7.2    Clawback.    Notwithstanding anything contained in the Plan to the contrary, to the extent allowed under applicable law or regulatory filings or unless otherwise determined by the Committee, all Bonuses granted under the Plan, and any related payments made under the Plan, shall be subject to the provisions of any clawback, repayment or recapture policy implemented by Integra, including any such policy adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to a Bonus or payment under the Plan.

        7.3    Benefits Not Alienable.    Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily.

        7.4    No Enlargement of Employee Rights.    Nothing contained in the Plan shall be deemed to give a participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time.

        7.5    Governing Law.    The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

        7.6    Code Section 409A.    Integra intends that the Bonuses under the Plan shall be exempt from Code Section 409A as short-term deferrals and shall not constitute "deferred compensation" within the meaning of Code Section 409A. The Plan shall be interpreted, construed and administered in accordance with the foregoing intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Code Section 409A. Integra shall have no liability to any Participant, any Participant's spouse or otherwise if the Plan or any amounts paid or payable hereunder are subject to the additional tax and penalties under Code Section 409A.

APPENDIX B

Reconciliations of Non-GAAP Financial Measures

Reconciliation of GAAP Net Income to Adjusted EBITDA
and Adjusted EBITDA excluding stock-based compensation

($ in thousands)	2012
GAAP net income	$41,204
Non-GAAP adjustments:
Depreciation expense	27,479
Intangible asset amortization expense	24,991
Other (income) expense, net	721
Interest (income) expense, net	21,032
Income tax expense	10,825
Plainsboro, New Jersey manufacturing facility remediation costs	7,939
Global ERP implementation charges	16,384
Facility optimization charges	10,098
Certain employee termination charges	1,356
Discontinued product lines charges	1,368
Acquisition-related charges	2,808
Impairment charges	141

Total of non-GAAP adjustments	125,142

Adjusted EBITDA	$166,346

Stock-based compensation expense	9,051

Adjusted EBITDA excluding stock-based compensation	$175,397

B-1

Reconciliation of GAAP net income to Adjusted net income and Adjusted EPS

($ in thousands, except for share amounts)	2012
GAAP net income	$41,204
Non-GAAP adjustments:
Plainsboro, New Jersey manufacturing facility remediation costs	7,939
Global ERP implementation charges	16,384
Facility optimization charges	10,098
Certain employee termination charges	1,356
Discontinued product lines charges	1,368
Acquisition-related charges	2,808
Impairment charges	141
Convertible non-cash interest	8,520
Intangible asset amortization expense	24,991
Income tax impact from adjustments and other items	(27,590)

Total of non-GAAP adjustments	46,015

Adjusted net income	$87,219

Weighted average common shares outstanding for net income per diluted share	28,516
GAAP EPS	$1.44
Non-GAAP adjustments detailed above (per share)	$1.62

Adjusted EPS	$3.06

B-2

APPENDIX C

2011 Peer Groups

Our 2011 Peer Groups included the following companies:

Similar-Sized Peers	Large Company Peers
Alere Inc. (formerly known as	Baxter International Inc.
Inverness Medical Innovations, Inc.)	Becton, Dickinson and Company
American Medical Systems Holdings, Inc.	Boston Scientific Corporation
ArthroCare Corporation	C.R. Bard, Inc.
CONMED Corporation	CareFusion Corporation
Edwards Lifesciences Corporation	Covidien Public Limited Company
Haemonetics Corporation	Hospira, Inc.
Hill-Rom Holdings, Inc.	Medtronic, Inc.
Hologic, Inc.	St. Jude Medical, Inc.
NuVasive, Inc.	Stryker Corporation
ResMed Inc.	Zimmer Holdings, Inc.
STERIS Corporation
The Cooper Companies, Inc.
Wright Medical Group, Inc.

C-1

ANNUAL MEETING OF STOCKHOLDERS OF

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

May 22, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://investor.integralife.com/financials.cfm

Your vote is very important to us.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

00003333333333333000 3	052213

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED AND “FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

1. The Election of Directors:
		FOR	AGAINST	ABSTAIN
	Peter J. Arduini	☐	☐	☐

	Keith Bradley	☐	☐	☐

	Richard E. Caruso	☐	☐	☐

	Stuart M. Essig	☐	☐	☐

	Barbara B. Hill	☐	☐	☐

	Lloyd W. Howell, Jr.	☐	☐	☐

	Neal Moszkowski	☐	☐	☐

	Raymond G. Murphy	☐	☐	☐

	Christian S. Schade	☐	☐	☐

	James M. Sullivan	☐	☐	☐

	2. The Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2013;	☐	☐	☐

	3. The Proposal to approve the Company’s Performance Incentive Compensation Plan; and	☐	☐	☐

	4. A non-binding resolution to approve the compensation of our named executive officers.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY CARD

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

311 ENTERPRISE DRIVE
PLAINSBORO, NEW JERSEY 08536

PROXY - Annual Meeting of Stockholders - Wednesday, May 22, 2013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter J. Arduini and John B. Henneman, III as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Integra LifeSciences Holdings Corporation (the “Company”) held of record by the undersigned on March 29, 2013 at the Annual Meeting of Stockholders to be held on Wednesday, May 22, 2013 or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE ON THIS PROXY WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 2, 3 AND 4; FOR ALL NOMINEES LISTED FOR ELECTION OF DIRECTORS UNDER PROPOSAL 1; AND IN ACCORDANCE WITH THE PROXIES’ JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed on the reverse side.)

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